                                                                   EXHIBIT 10.26



                      DATED THE 3RD DAY OF SEPTEMBER 1999


                     SILICON MANUFACTURING PARTNERS PTE LTD
                                   as Borrower


                      ABN AMRO BANK N.V., SINGAPORE BRANCH
                        CITIBANK, N.A., SINGAPORE BRANCH
                           OVERSEAS UNION BANK LIMITED
                                as Lead Arrangers


                      THE BANKS AND FINANCIAL INSTITUTIONS
                                   as Lenders


                  CITICORP INVESTMENT BANK (SINGAPORE) LIMITED
                                as Facility Agent


                                       And


                  CITICORP INVESTMENT BANK (SINGAPORE) LIMITED
                                as Security Agent


================================================================================

                     SYNDICATED CREDIT FACILITIES AGREEMENT

================================================================================


                                      TSM&P

                 THIO SU MIEN & PARTNERS, Advocates & Solicitors
             30 Raffles Place, #26-01 Caltex House, Singapore 048622
           Telephone: (065) 534 4877 -- Facsimile: (065) 534 4822

                                 C O N T E N T S

CLAUSE                                                                      PAGE NO
===================================================================================
1.   INTERPRETATION............................................................1
2.   PURPOSE AND USE OF THE FACILITIES........................................21
3.   CONDITIONS PRECEDENT.....................................................23
4.   THE FACILITIES...........................................................24
5.   REPAYMENT, PREPAYMENT AND CANCELLATION...................................27
6.   INTEREST.................................................................30
7.   ISSUE OF EDB GUARANTEE UNDER TRANCHE B[G] FACILITY.......................31
8.   DEMANDS UNDER THE EDB GUARANTEE..........................................33
9.   BORROWER'S LIABILITIES IN RELATION TO THE EDB GUARANTEE..................34
10.  FEES.....................................................................36
11.  CHANGE IN CIRCUMSTANCES..................................................37
12.  TAXES....................................................................41
13.  PAYMENTS.................................................................43
14.  REPRESENTATIONS AND WARRANTIES...........................................45
15.  FINANCIAL COVENANTS......................................................48
16.  COVENANTS RELATING TO THE PROJECT ACCOUNTS...............................51
17.  POSITIVE COVENANTS.......................................................53
18.  NEGATIVE COVENANTS.......................................................60
19.  EVENTS OF DEFAULT........................................................62
20.  DEFAULT INTEREST.........................................................68
21.  INDEMNITIES..............................................................70
22.  APPLICATION OF PROCEEDS..................................................71
23.  THE AGENTS...............................................................72
24.  SET-OFF AND PRO-RATA SHARING.............................................77
25.  EXPENSES AND STAMP DUTY..................................................78
26.  CALCULATIONS AND EVIDENCE................................................79
27.  SUCCESSORS AND ASSIGNS...................................................80
28.  REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS...............................82
29.  COMMUNICATIONS...........................................................83
30.  SEVERABILITY.............................................................84
31.  COUNTERPARTS.............................................................84
32.  NATURE OF RIGHTS AND OBLIGATIONS.........................................84
33.  GOVERNING LAW AND JURISDICTION...........................................85

SCHEDULE

1    LENDERS' COMMITMENT......................................................86
2    CONDITIONS PRECEDENT.....................................................87
3    NOTICE OF DRAWING........................................................89
4    REQUEST FOR ISSUE OF EDB GUARANTEE.......................................90
5    PROJECT DOCUMENTS........................................................91
6    LIST OF SECURITY DOCUMENTS...............................................92
7    SWAP RATE................................................................93
8    REPAYMENT SCHEDULE OF TRANCHE A OUTSTANDINGS.............................94
9    INSURANCE................................................................95

10   FORM OF EDB GUARANTEE....................................................96
11A  REPAYMENT SCHEDULE (S$).................................................104
11B  REPAYMENT SCHEDULE (US$)................................................105
12   SHAREHOLDERS UNDERTAKING................................................106

APPENDIX

A    FORM OF TRANSFER CERTIFICATE............................................129

THIS AGREEMENT is made the 3rd day of September One thousand nine hundred and ninety-nine (1999) Between:


(1)  SILICON MANUFACTURING PARTNERS PTE LTD (the "Borrower");

(2) ABN AMRO BANK N.V., SINGAPORE BRANCH, CITIBANK, N.A., SINGAPORE BRANCH and OVERSEAS UNION BANK LIMITED (the "Lead Arrangers" and each a "Lead Arranger");

(3) THE BANKS AND FINANCIAL INSTITUTIONS, listed under the heading "Lenders" at the end of this Agreement (the "Lenders" and each a "Lender");

(4) CITICORP INVESTMENT BANK (SINGAPORE) LIMITED, (the "Facility Agent") as facility agent for the Lenders; and

(5) CITICORP INVESTMENT BANK (SINGAPORE) LIMITED, (the "Security Agent") as security agent for the Lenders.


WHEREAS:


(A) By a joint venture agreement dated 19th December 1997 between Chartered Semiconductor Manufacturing Ltd and Lucent Technologies Microelectronics Pte Ltd, they agreed to establish and operate a joint venture company in Singapore for the equipping, installation, construction and operation of a semiconductor wafers and circuits manufacturing plant.

(B) The Borrower was incorporated in Singapore on 3rd January 1998 to establish, own and operate the Plant (defined below).

(C) The Lenders have agreed to make available to the Borrower the Facilities as defined herein, in order to assist the Borrower in the financing of the costs of the Project (defined below).


NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 DEFINITIONS: In this Agreement, except to the extent that the context requires otherwise:

     "Advance" means an advance made or to be made by the Lenders to the Borrower under the Tranche A Facility and/or the Tranche B[T] Facility or, as the case may be, the principal amount of any such Advance, and "Advances" means two or more such Advances;

     "Agent" means Facility Agent or Security Agent (as the case may be), and "Agents" means both of them;

     "Agreed Form" in relation to any document means the form initialled by the Facility Agent (acting in accordance with the instructions of the Lenders) and the Borrower or such other form as they may agree from time to time;

     "Annual Business Plan" means the Business Plan which is amended annually in accordance with the Joint Venture Agreement;

     "Approved Capital Expenditure" means, at any time, costs and expenses of a capital (but not operating) nature (as construed in accordance with generally accepted accounting principles in Singapore) incurred by the Borrower in carrying out the Project as set out in the Business Plan current at such time;

     "Approved Hedges" means the hedging agreements for interest or exchange rates exposure arising from the Facilities between the Borrower and the Approved Hedging Counterparties providing protection to the Borrower against variations in interest rates or variations in exchange rates;

     "Approved Hedging Counterparties" means (a) any of the Lead Arrangers, or
     (b) any of the other Lenders which has a long term credit rating of not less than A by Standard and Poor's Corporation or A2 by Moody's Investor Services Inc. that enters into an Approved Hedge with the Borrower;

     "ASAD Agreement" means the assured supply and demand agreement dated 17th February 1998 made between CSM, LTM and the Borrower;

     "Assets" means all assets of the Borrower including future assets;

     "Assignment of Contract Proceeds" means the assignment executed or to be executed (as the context may require) by the Borrower in favour of the Security Agent in respect of the assignment of the rights to payment of and proceeds paid or payable to the Borrower under the ASAD Agreement and the CSM Undertaking, as security for the Secured Liabilities;

     "Authorised Signatory" means, at any time, in relation to the Borrower or a Shareholder, any person who is duly authorised at such time to sign and issue documents and certificates on behalf of the Borrower, or as the case may be, such Shareholder and in respect of whom the Facility Agent has received a certificate signed by a director or another Authorised Signatory of the first-mentioned person setting out the name of and signature of such person and confirming such person's authority to act;

     "Availability Period" means the period starting from Financial Close to (a) in relation to the Tranche A Facility, the earlier of the date falling (i)
     2.5 years from the date of the first Advance under the Tranche A Facility and (ii) 2.75 years from the date of this Agreement; and (b) in relation to the Tranche B Facility, the earlier of the date falling (i) 3 years from the date of the first Advance or first issue of the EDB Guarantee, as the case may be, under the Tranche B Facility and (ii) 3.25 years from the date of this Agreement, but in no event shall the Availability Period for either Tranche extend beyond the date on which the Commitments are cancelled pursuant to Clauses 5.4 or 19.2.3 hereof;

     "Available Cashflow" means in respect of any period, the sum of all revenues of whatever kind and from whatever source received by the Borrower, including interest and other returns paid on, and profits made on the disposal of, Permitted Investments made pursuant to Clause 16.5, less the aggregate of all operating expenses, Approved Capital Expenditure, any changes in working capital, taxes and other non-Debt Service related costs and other expenses made or paid by the Borrower during such period;

     "Available Commitment" means, in relation to a Lender, its Commitment less
     (a) that part of its Commitment (if any) which has been cancelled in accordance with this Agreement and (b) its Outstandings and "Available Commitments" means two or more such commitments;

     "Available Tranche A Commitment" means, at any particular time, in relation to a Tranche A Lender, its Tranche A Commitment less (a) that part of its Tranche A Commitment (if any) which has been cancelled in accordance with this Agreement and (b) the aggregate amount previously advanced by it under the Tranche A Facility and "Available Tranche A Commitments" means the commitments of all Tranche A Lenders;

     "Available Tranche B Commitment" means, at any particular time, in relation to a Tranche B Lender, its Tranche B Commitment less (a) that part of its Tranche B Commitment (if any) which has been cancelled in accordance with this Agreement, (b) in respect of Tranche B[T] Facility the aggregate amount previously advanced by it under the Tranche B[T] Facility, and (c) in respect of Tranche B[G] Facility, the aggregate amount of the maximum actual and/or contingent liability of that Tranche B Lender under or in connection with the EDB Guarantee and "Available Tranche B Commitments" means the commitments of all Tranche B Lenders;

     "Base Case" means the financial model in relation to the Project and its implementation showing, inter alia, a milestone schedule, estimated CP Date, schedule of disbursements under this Agreement and the relevant EDB Financing Document, schedule of Equity Contribution, underlying assumptions and financial projections including the D/E Ratio and Debt Service Coverage Ratio, in the Agreed Form;

     "Bridge Loan Agreement" means the Credit Agreement between the Borrower and Citibank, N.A. dated 29th May 1998 for an amount up to US$150,000,000;

     "Business Day" means (a) in relation to (i) Tranche A Facility and (ii) Tranche B[T] Facility where it is drawn in US Dollars, a day (other than Saturday or Sunday) on which US Dollar deposits may be dealt in on the London inter-bank market and on which commercial banks, the Lenders and the Facility Agent are open for business in London and Singapore and, if on that day a transfer of funds is to be made in US Dollars under this Agreement, New York City and (b) in relation to Tranche B[T] Facility where it is drawn in Singapore Dollars, a day (other than Saturday or Sunday) on which Singapore Dollar deposits may be dealt in on the Singapore inter-bank market, and on which commercial banks are open for business in Singapore and, if on that day the Swap Rate is to be determined under this Agreement, New York City;

     "Business Plan" means the business plan which includes the Base Case, incorporating amongst other things, the operating budget, approved by the board of directors of the Borrower and as from time to time amended in accordance with Clause 3 of the Joint Venture Agreement;

     "Centre" means (a) in relation to Singapore Dollars, Singapore, and (b) in relation to US Dollars, New York City;

     "Commercial Production" means the date on which production of not less than 18,000 wafer starts per month utilising 21 mask layers of LTM's 0.25 micron technology is achieved (and delivered "Ex-Work" as required in the ASAD Agreement) as evidenced by delivery to the Facility Agent of a certificate to that effect signed by the general manager of the Borrower;

     "Commitment" means, in relation to a Lender and subject as provided in this Agreement, the commitment of that Lender set opposite its name in Schedule 1 and "Commitments" means two or more such Commitments;

     "Completion" means the date on which the Plant achieves commercial production at the rate of an aggregate of not less than 26,000 wafer starts per month utilising 21-mask layers of LTM's 0.25 micron technology;

     "Contingency Shareholders Loan" means a loan to be extended by the Shareholders severally to the Borrower up to a maximum of US$18,000,000 to finance any shortfalls for payments of interest and principal under the Facilities pursuant to the Shareholders Undertaking;

     "Conversion Date" means the date on which the Borrower repays the Tranche B[T] Outstandings pursuant to Clauses 2.1.3.2 and 2.1.4.2;

     "CP Date" means the date falling on the earliest of:

     (a) the first day falling 2.5 years from the date of initial drawdown of the Facilities or any part thereof;

     (b)  the first day falling 2.75 years from the date of this Agreement; and

     (c) the first day of the first Interest Period falling after the Borrower achieves Commercial Production;

     "CSM" means Chartered Semiconductor Manufacturing Ltd., a company incorporated in Singapore and having its registered office at 60, Woodlands Industrial Park D Street 2, Singapore 738406;

     "CSM Undertaking" means the undertaking of CSM under Clause 2.2.2 of the Shareholders Undertaking;

     "Current Financial Report" means at any time, the then most recent financial report delivered by the Borrower to the Facility Agent or the Lenders pursuant to Clauses 15.2 and 15.3 including any update which has been accepted by the Lenders;

     "D/E Ratio" means at any particular time, the ratio of (a) the Total Indebtedness to (b) Tangible Net Worth;

     "Debenture" means the deed of debenture executed or to be executed (as the context may require) by the Borrower in favour of the Security Agent in respect of a charge over certain assets of the Borrower (both present and future), as security for the Secured Liabilities;

     "Debt Service" means, in relation to the Facilities and the EDB Loan, to the extent guaranteed under the EDB Guarantee which is issued, on any date or in respect of any period, the sum of (a) all amounts payable by the Borrower in respect of scheduled principal payments in respect of indebtedness relating thereto, (b) all amounts payable by the Borrower in respect of interest (including default interest) in respect of indebtedness relating thereto and (c) all fees and expenses including the guarantee commission payable (in each case, upon the payment date thereof, by acceleration or otherwise) thereunder and scheduled principal and interest payments and all fees and expenses in relation to any New Debt outstanding during such period payable by the Borrower in respect of such period;

     "Debt Service Coverage Ratio" at any time means, the ratio of the Available Cashflow for the full semi-annual period ("first semi-annual period") preceding the date on which the said ratio is determined to the aggregate amount of Debt Service for the full semi-annual period immediately after the first semi-annual period;

     "EDB" means the Economic Development Board of Singapore;

     "EDB Cash Cover" means, in relation to the Tranche B[G] Facility, a deposit into the EDB Cash Cover Account;

     "EDB Cash Cover Account" means an account of the Security Agent named as such opened or to be opened for the deposit of the EDB Cash Cover by the Borrower under the terms of this Agreement;

     "EDB Financing Document" means the EDB loan agreement in form and substance satisfactory to the Facility Agent executed or to be executed between (a) the Borrower and (b) EDB relating to the EDB Loan;

     "EDB Guarantee" means the guarantee on a several basis issued or to be issued (as the context may require) by the Tranche B Lenders in favour of the EDB under or pursuant to Clause 7 in substantially the form set out in
     Schedule 10;

     "EDB Loan" means at any time the aggregate principal amount advanced by the EDB under the EDB Loan Facility (as reduced by any repayment or prepayment) to the Borrower, at that time and all accrued and unpaid interest including default interest;

     "EDB Loan Facility" means the loan facility in an amount not exceeding S$240,000,000 extended or to be extended (as the context may require) by the EDB to the Borrower on the terms and subject to the conditions of the EDB Financing Document;

     "EDB Loan Repayment Schedule" means the dates and the principal amount(s) of the EDB Loan to be repaid on such dates, as set out in Schedule B of
     Schedule 10;

     "Encumbrance" means (a) a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, (b) any arrangement (excluding arrangements relating to any asset of the Borrower which has been released by the Security Agent from the Security Interest) under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person or (c) any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect;

     "Environmental Claim" with respect to any person means any notice, claim, demand or similar communication by any other person alleging potential liability for investigatory costs, clean-up costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from any environmental matters relating to the Project;

     "Equity Contribution" means equity contribution made by the Shareholders in accordance with the Shareholders Undertaking or Joint Venture Agreement, as the case may be;

     "Equity Contribution Commitment" means the several commitment by the Shareholders to make Equity Contribution to the Borrower;

     "Event of Default" means any of the events of default described in Clause 19.1;

     "Expiry Date" means the date specified in the EDB Guarantee as the latest date on which any claim or demand may be made by EDB for payment by any of the Tranche B Lenders under the EDB Guarantee which shall not be later than 30th November 2005

     "Facilities" means the Tranche A Facility and the Tranche B Facility;

     "Facility Office" in relation to any Secured Creditor means the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other offices as it may select by notice to the Facility Agent;

     "Fee Letters" means the fee letters between the Borrower and respectively the Lead Arrangers and each of the Agents dated on or prior to the date of this Agreement setting out the fees payable by the Borrower pursuant to Clause 10 of this Agreement;

     "Final Repayment Date" means (a) in relation to the Tranche A Facility, the date on which the final instalment of the Tranche A Outstandings is repaid under Clause 5.1, which shall be a date falling no later than 5.75 years from the date of this Agreement, and (b) in relation to the Tranche B Facility, the date falling 6.25 years from the date of this Agreement;

     "Financial Close" means the date on which the first Advance is made in accordance with the terms hereunder;

     "Financing Documents" means this Agreement, the Security Documents and any other agreement which it is agreed, between the Facility Agent and the Borrower, constitutes a Financing Document for the purpose of this Agreement and "Financing Document" means any of them;

     "Force Majeure" means fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or other similar causes beyond the control of the non-performing party and without the fault or negligence of the delayed or non-performing party or its subcontractors;

     "Guarantee Fee" means, in relation to a Guarantee Fee Payment Date, the guarantee fee computed at the applicable per annum rate specified below on the Maximum Amount of the EDB Guarantee on that Guarantee Fee Payment Date for the period commencing on that Guarantee Fee Payment Date and ending on the next Guarantee Fee Payment Date, or the Expiry Date, if earlier (such guarantee fee to be calculated on the basis of a 365 day year):

     (a)  prior to the CP Date, 1.45%;

     (b)  thereafter, where the D/E Ratio is:

          (i)  D/E Ratio > 2.0, 1.45%;

          (ii) 1.5 < D/E Ratio < 2, 1.3%;
                   -

          (iii)  1 < D/E Ratio < 1.5, 1.2%; and
                   -

          (iv)   D/E Ratio < 1, 1.1%;

     "Guarantee Fee Payment Date" means (a) the date of the first drawing under the EDB Financing Document to be notified by the Borrower to the Lenders or
     (b) the first day of each successive quarter thereafter (provided that no Guarantee Fee Payment Date shall fall later than the Expiry Date);

     "Guarantee Limit" means the Tranche B Commitments under the Tranche B[G] Facility as from time to time reduced by the aggregate amounts of principal repaid or prepaid by the Borrower to EDB;

     "Holding Company" means, in relation to a Lender, its holding company which is a bank regulated by the Bank of International Settlements capital adequacy rules and by the applicable local monetary authority of the country of incorporation;

     "IDC" means all fees, interest, commission, charges, costs and expenses payable by the Borrower under the Financing Documents and all hedging costs payable by the Borrower under the Approved Hedges prior to Completion;

     "Independent Insurance Consultant" means an insurance expert appointed by the Facility Agent referred to in Clause 17.20.3 and being Alexander Forbes at the date of this Agreement;

     "Information Memorandum" means the document concerning the Borrower, its Shareholders and the Project which, at the Borrower's request and on its behalf, was prepared in relation to this transaction;

     "Insurance Proceeds" means proceeds of the Insurances received by the Borrower as loss payee or otherwise for its own account or received or receivable by the Security Agent as loss payee, assignee or otherwise for its own account or on behalf of any or all of the Secured Creditors;

     "Insurances" means all policies and contracts of insurance which are now or may hereafter be taken out or effected in respect of or in connection with the Project or the Property or any part thereof, (whether in the sole name of the Borrower or in the joint names of the Borrower and any party to any Transaction Document) and shall include the Borrower's interest, if any, in any reinsurances taken out in relation to such Insurances;

     "Interest Payment Date" means the last day of an Interest Period;

     "Interest Period" means the interest period of one (1), three (3) or six
     (6) months as elected by the Borrower pursuant to Clause 6.1 or of three
     (3) months' duration as provided in Clause 6.1.3 or a period by reference to which interest is calculated on an Advance or overdue sum;

     "Joint Venture Agreement" means the joint venture agreement dated 19th December 1997 made between CSM and LTM;

     "JTC" means the Jurong Town Corporation, a body corporate incorporated under the Jurong Town Corporation Act and having its head office at Jurong Town Hall, Jurong Town Hall Road, Singapore;

     "Lender" means any financial institution which is a Tranche A Lender or Tranche B Lender and shall include any other bank or financial institution which becomes a party hereto pursuant to a transfer in accordance with Clause 27, and any reference herein to the "Lenders" shall, unless the context otherwise requires, be construed as a reference to the Lenders and each other bank or financial institution (if any) which shall have so become a party hereto;

     "LIBOR" means, in relation to any Advance or unpaid sum on which interest for a specified period is to accrue:

          (a) the rate per annum determined by the Facility Agent to be the offered rate (if any) appearing on page 3750 of the Telerate screen which displays the British Bankers Association Interest Settlement Rate for deposits in US Dollars and for the specified period or any equivalent successor to such page at or about 11 a.m. on the Quotation Date for the specified period; or

          (b) if no such offered rate appears on the Telerate screen, such rate per annum which is determined by the Facility Agent to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the offered rates (if any) appearing on the LIBO page of the Reuters screen for deposits in US Dollars and for the specified period or any equivalent successor to such page at or about 11 a.m. on the Quotation Date for the specified period; or

          (c) if no such offered rate appears on the Reuters screen, the rate per annum determined by the Facility Agent to be equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the rates (as notified to the Facility Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in US Dollars and for the specified period at or about 11 a.m. on the Quotation Date for such period;

     and, for the purposes of this definition, "specified period" means the Interest Period of such Advance or, as the case may be, the period in respect of which LIBOR falls to be determined in relation to such unpaid sum;

     "License and Technology Transfer Agreement" means the license and technology transfer agreement dated 17th February 1998 made between CSM, LTM and the Borrower;

     "LTM" means Lucent Technologies Microelectronics Pte. Ltd., a company incorporated in Singapore and having its registered office at 36 Robinson Road #18-01, City House, Singapore 068877;

     "Majority Lenders" means any Lender or collection of Lenders whose outstandings (or, if there are no outstandings, Available Commitments) amount in aggregate to 662/3% or more of the aggregate Outstandings (or, if there are no outstandings, the aggregate Available Commitments) of all the Lenders;

     "Margin" means:

     (1) in relation to the Tranche A Facility, the rate per annum determined as follows:

          (a)  prior to the CP Date, 1.35%; and

          (b)  thereafter, where the D/E Ratio is:

               (i)   D/E Ratio > 2.0, 1.35%;

               (ii)  1.5 < D/E Ratio < 2.0, 1.2%;
                         -

               (iii) 1 < D/E Ratio < 1.5, 1.1%; and
                     -

               (iv)  D/E Ratio < 1.0, 1%;


     (2) in relation to the Tranche B[T] Facility, the rate per annum determined as follows:

          (a)  prior to the CP Date, 1.45%; and

          (b)  thereafter, where the D/E Ratio is:

               (i)   D/E Ratio > 2.0, 1.45%;

               (ii)  1.5 < D/E Ratio < 2.0, 1.3%;
                         -

               (iii) 1 < D/E Ratio < 1.5, 1.2%; and
                       -

               (iv)  D/E Ratio < 1.0, 1.1%;


     "Material Adverse Effect" means an effect which would:

          (a) (i) impair the ability of the Borrower or any Shareholder in any capacity to perform or comply with its obligations under, (ii) affect the legality, binding nature, validity or enforceability of or (iii) cause the suspension, cancellation, revocation or termination of, any of the Transaction Documents to which it is expressed to be a party;

          (b) impair the capacity, efficiency or performance of the whole or a substantial part of the Project; or

          (c)  impair the financial condition or business of the Borrower,

     and, would do so in a manner or to an extent which in the reasonable opinion of the Majority Lenders is materially prejudicial to the interests of the Secured Creditors under the Financing Documents or in a manner or to an extent which, in the reasonable opinion of the Majority Lenders, is likely materially and adversely to affect the construction, operation, maintenance or development of the Project;

     "Maximum Amount" means, in relation to the EDB Guarantee, the total contingent liabilities under the EDB Guarantee at any given time as reduced pursuant to Clause 7.3 which shall not at any time be in excess of an amount equal to S$240,000,000 less the aggregate of all principal repayments and prepayments of the EDB Loan plus interest payable under the EDB Loan for a six month period and default interest payable under the EDB Loan subject to an aggregate cap of S$10,000,000;

     "New Debt" means any debt of the Borrower other than under the Facilities incurred after the date of this Agreement and as permitted by this Agreement;

     "Notice of Drawing" means a notice substantially in the terms set out in
     Schedule 3;

     "Obligors" means CSM and LTM, and such other parties as may be agreed in writing between the Borrower and the Facility Agent from time to time to be included as an Obligor, and "Obligor" means any of them;

     "Operating Costs" means at any time the operating costs (as construed in accordance with generally accepted accounting principles in Singapore) as set out in the Business Plan current at such time;

     "Original Scope Assets" means the assets of the Borrower within the Original Scope of Project and includes all assets from any expansion of the Project which affect or integrate with the operation of the Original Scope of Project;

     "Original Scope of Project" means the investment in all assets, and any contractual requirements, contemplated in the Business Plan current as of the date of this Agreement enabling the Borrower to produce 26,000 wafer starts per month utilising 21 mask layers of LTM's 0.25 micron technology;

     "Permitted Encumbrances" means:

     (a)  any Security Interests;

     (b) liens arising solely by operation of law;

     (c) liens arising in the ordinary course of the Borrower's business and operating lease;

     (d) encumbrances created over equipment or inventory in favour of the suppliers only for the purpose of securing the deferred payment of purchase price of such equipment or inventory in the ordinary course of business provided that in the case of an encumbrance over Original Scope Assets such encumbrance shall be discharged (i) within twelve
          (12) months of its creation and (ii) in any event before the expiry of the Availability Period of the Tranche A Facility provided further that conditions (i) and (ii) shall not apply to assets which are not Original Scope Assets;

     (e) any other security created with the prior consent in writing of the Facility Agent; and

     (f) any security given for New Debt and/or for any hedging for New Debt both incurred in accordance with Clauses 17.21 and 17.22;

     provided that in the case of (c) and (d), such liens and encumbrances shall in aggregate not exceed US$50,000,000 or the equivalent thereof in any other currency;

     "Outstandings means the aggregate amount of the Tranche A Outstandings and the Tranche B Outstandings;

     "Permitted Investments" means:

     (a) demand deposits, short term time deposits or short term certificates of deposit with or issued by financial institutions incorporated under the laws of Singapore and having at the time of deposit a rating of at least A-1 by Standard and Poor's Corporation and at least P-1 by Moody's Investor Services Inc. and in the event that ratings cease to exist for any financial institution, the said financial institution shall be deemed acceptable;

     (b) demand deposits, short term time deposits or short term certificates of deposit with financial institutions other than those referred to in
          (a) above having a rating at the time of deposit of at least A by Standard and Poor's Corporation or at least P-1 by Moody's Investor Services Inc.;

     (c) commercial paper or promissory notes issued by any company having a rating at the time of purchase of at least A-1 by Standard and Poor's Corporation or at least P-1 by Moody's Investor Services Inc. and which obligations mature not more than 12 months after the date of purchase;

     (d) obligations maturing or capable of redemption by the holder not more than 12 months after the date of purchase and issued or guaranteed by the Government of Singapore; or

     (e)  any other investments permitted by the Majority Lenders;

     "Plant" means the wafer fabrication facilities occupied or to be occupied and operated or to be operated (as the context may require in each instance), by the Borrower on the Property;

     "Potential Event of Default" means any event or circumstances which would become (with the giving of notice, the passage of time, the making of any determination or any combination thereof as provided in Clause 19.1) an Event of Default;

     "Project" means the equipping, installation, construction and subsequent operation of the Plant undertaken by or on behalf of the Borrower on and located on the Property;

     "Project Accounts" means (a) a US$ account and (b) a S$ account opened or to be opened (as the context may require) by the Borrower with the Project Account Bank for the deposit into the US$ account all US$ receipts and into the S$ account all S$ receipts of the Borrower including Advances drawndown hereunder or under the EDB Loan Agreements, Equity Contribution, Shareholders Loans, Insurance Proceeds, all revenues and all sums due to the Borrower under the ASAD Agreement and "Project Account" means any of these accounts;

     "Project Account Bank" means Citibank, N.A., Singapore Branch, or such other bank may be approved by the Majority Lenders where the Project Accounts are opened or to be opened and maintained by the Borrower;

     "Project Costs" means the cost of all design, construction, erection, equipment, utilities diversion, financing fees, goods and services tax, costs under the sub-lease agreements and insurance costs up to Completion incurred by the Borrower for the completion of the Original Scope of Project;

     "Project Documents" means the documents listed in Schedule 5 and such other documents entered into and from time to time entered into in respect of the Project which is designated as a "Project Document" by agreement between the Borrower and the Facility Agent;

     "Property" means the land and premises together with the buildings erected thereon at 60 Woodlands Industrial Park D, Street 2, Singapore 738406 and comprised in Private Lots A12787(a) and A12787(b) of Mukim 13;

     "Property Leases" means (a) the two building agreements both dated 17th February 1998 made between JTC and STPL, (b) the agreements for sub-licence and sub-lease both dated 17th February 1998 and made between STPL and CSM and the Sub-Lease;

     "Pro Rata" means in relation to a Lender its portion of the amounts extended and guaranteed by the Lenders, being the portion each Lender's Commitment bears to the Total Commitment;

     "Quotation Date" means in relation to any Interest Period for which an interest rate is to be determined hereunder, the second Business Day before the first day of that Interest Period;

     "Reference Banks" means ABN AMRO Bank N.V., Citibank, N.A. and Overseas Union Bank Limited;

     "Related Corporations" means corporations related to the Borrower as defined under Sections 5 and 6 of the Companies Act (Cap. 50);

     "Repayment Date" means, in relation to Tranche A Facility any of the dates referred to in Clause 5.1 for the payment of the principal instalments under the Tranche A Outstandings and in relation to Tranche B[T] Facility, any of the repayment dates set out in Schedule 11A or Schedule 11B (as the case may be);

     "Secured Creditors" means the Lead Arrangers, Lenders, Approved Hedging Counterparties who have entered into a secured Approved Hedge, Facility Agent and Security Agent and "Secured Creditor" means any of them;

     "Secured Liabilities" means the sum total of the Borrower's liabilities to the Secured Creditors whether actual or contingent, arising out of or in connection with any of the Financing Documents or any secured Approved Hedges including, without limitation, interest, commission and all fees and charges payable in respect of the Facilities including all other sums due under the Financing Documents or any secured Approved Hedges, at any given time;

     "Security Documents" means the documents set out in Schedule 6;

     "Security Interests" means the security or any part thereof created pursuant to or evidenced by all or any of the Security Documents;

     "Shareholder" means either CSM or LTM and "Shareholders" means both of them;

     "Shareholders Loans" means all loans made in favour of the Borrower by the Shareholders;

     "Shareholders Undertaking" means the agreement in form and substance satisfactory to the Lenders entered into on or about the date of this Agreement between the Shareholders, the Borrower and the Security Agent, as security for the Secured Liabilities containing inter alia the undertakings from the Shareholders as set out in Schedule 12;

     "Shares" means the shares in the issued and paid-up capital of the Borrower;

     "Singapore Dollars" or "S$" means the lawful currency of Singapore;

     "Sponsors" means Lucent Technologies International Inc. and STPL;

     "STPL" means Singapore Technologies Pte Ltd, a company incorporated in Singapore and having its registered office at 51 Cuppage Road #09-05, Singapore 229469;

     "Sub-Lease" means the sub-lease agreement dated 17th February 1998 made between CSM and the Borrower;

     "Swap Rate" on any date shall have the meaning set out in Schedule 7;

     "Tangible Net Worth" means, at any particular time but without double counting, the sum of:

     (a) the amount paid up or credited as paid up on the issued share capital of the Borrower (other than any redeemable share capital);

     (b) the amount standing to the credit of the capital and revenue reserves of the Borrower; and

     (c) the aggregate outstanding amount of all indebtedness of the Borrower to either Shareholder or any Related Corporation of the Borrower which are subordinated to the Secured Liabilities,

     as set out in the then Current Financial Report, but less any amount included in the above which is attributable to:

     (i) any debit balance on the profit and loss account as at the date (the "balance sheet date") at which the then Current Financial Report was prepared;

     (ii) goodwill or other intangible assets;

     (iii) amounts set aside for taxation;

     (iv) minority interests in subsidiaries;

     (v) so far as not otherwise excluded as attributable to minority interests, the amount by which the book value of any asset has been written up after the date of this Agreement by way of revaluation. However, no deduction shall be made to the extent that a revaluation is based on, and the written-up value does not exceed the value shown by, a written valuation prepared by a suitable independent professional valuer; and

     (vi) any dividend or other distribution declared, recommended or made by the Borrower out of profits earned up to and including the balance sheet date but not provided for in it;

     "Total Commitments" means, at any time, the aggregate of the Commitments of all the Lenders;

     "Total Indebtedness" means, at any particular time but without double counting, the aggregate outstanding principal, capital or nominal amount of the indebtedness of the Borrower in respect of borrowed money (whether actual or contingent) other than the Contingency Shareholders' Loan and, to the extent not otherwise taken into account, shall in any event include:

     (a)  any indebtedness for moneys borrowed or raised by the Borrower;

     (b) any indebtedness of the Borrower to any bank or other financial institution under any guarantee, indemnity, security or other commitment designed to assure any creditor against loss in respect of any indebtedness of any other person;

     (c) any indebtedness under any acceptance or other credit opened on behalf of the Borrower;

     (d) the principal amount of any factored debts and discounted receivables for which there is recourse to the Borrower;

     (e) any indebtedness under any debenture, note, bill of exchange or commercial paper on which the Borrower is liable as drawer, acceptor, endorser, issuer or otherwise; and

     (f) any amounts payable under any financial lease or agreement entered into by the Borrower primarily for the purposes of raising or obtaining finance whether in respect of land, machinery, equipment or under any hire purchase agreement or any agreement for the conditional sale of goods or equipment on deferred terms (excluding, for the avoidance of doubt, any operating lease in respect of machinery or equipment entered into by the Borrower on normal commercial terms in the ordinary course of business), but less any indebtedness of the Borrower to either Shareholder or any Related Corporation of the Borrower which is subordinated to the Secured Liabilities;

     "Tranche A Commitment" means, in relation to a Tranche A Lender and subject as provided in this Agreement, the Commitment of that Tranche A Lender under the Tranche A Facility set opposite its name in Part A of Schedule 1 and "Tranche A Commitments" means such commitments of all Tranche A Lenders;

     "Tranche A Facility" means the term loan facility extended or to be extended (as the context may require) by the Tranche A Lenders to the Borrower pursuant to Clauses 2.1.1 and 4.1;

     "Tranche A Lenders" means the Lenders set out in Part A of Schedule 1 and their successors, permitted assignees and permitted transferees;

     "Tranche A Outstandings" means the aggregate principal amount advanced by the Tranche A Lenders under the Tranche A Facility as reduced by any repayment or prepayment at that time together with accrued interest and all sums owing under the Tranche A Facility;

     "Tranche B Commitment" means, in relation to a Tranche B Lender and subject as provided in this Agreement, the Commitment of that Tranche B Lender under the Tranche B Facility set opposite its name in Part B of Schedule 1 and "Tranche B Commitments" means such commitments of all Tranche B Lenders;

     "Tranche B Facility" means the Tranche B[G] Facility or, as the case may be, the Tranche B[T] Facility which in the aggregate shall not at any time exceed S$250,000,000 if drawn in Singapore Dollars or US$145,000,000 if drawn in US Dollars;

     "Tranche B Lenders" means the Lenders set out in Part B of Schedule 1 and their successors, permitted assignees and permitted transferees;

     "Tranche B[G] Facility" means the S$ guarantee facility extended or to be extended (as the context may require) by the Tranche B Lenders to the Borrower pursuant to Clauses 2.1.2 and 7;

     "Tranche B[G] Outstandings" means the sum of (i) the aggregate amount of the maximum actual and/or contingent liability of the Tranche B Lenders under or in connection with the EDB Guarantee, (ii) the amounts paid by the Tranche B Lenders under or in connection with the EDB Guarantee and not reimbursed by the Borrower to it under this Agreement at that time and
     (iii) accrued interest and all sums owing under the Tranche B[G] Facility at that time; or

     "Tranche B[T] Facility" means the US$ term loan facility or S$ term loan facility extended or to be extended (as the context may require) by the Tranche B Lenders to the Borrower pursuant to Clauses 2.1.2 and 4.2;

     "Tranche B[T] Outstandings" means the aggregate principal amount advanced by the Tranche B Lenders under the Tranche B[T] Facility as reduced by any repayment or prepayment accrued interest and all sums owing under the Tranche B[T] Facility at that time;

     "Transaction Documents" means the Financing Documents and the Project Documents;

     "Transfer Certificate" means a certificate substantially in the form set out in Appendix A signed by a Lender and a Transferee whereby:

     (a) such Lender seeks to procure the transfer to such Transferee of all or a part of such Lender's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 27.3; and

     (b) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Facility Agent as is contemplated in Clause 27.3;

     "Transfer Date" means in relation to any Transfer Certificate, the date of making of the transfer as specified in such Transfer Certificate;

     "Transferee" means a bank or financial institution to which a Lender seeks to transfer all or part of such Lender's rights and obligations hereunder;

     "Transferor" means a Lender which seeks to transfer all or part of its rights and obligations under the Financing Documents;

     "US Dollars" or "US$" means the lawful currency of the United States of America; and

     "Y2K Program" means a program which, in the Borrower's reasonable opinion (taking into account the practice of comparable companies operating in the same industry), is designed to address adequately and on a timely basis the "Year 2000 Issue" (that is, the risk that material assets, processes and technologies used by the Borrower may be unable to recognise and perform properly date-sensitive functions involving certain dates prior to and any date after 31 December 1999) affecting the material operations of the Borrower in generally the same manner in which the Year 2000 Issue is being so addressed by other comparable companies operating in the same industry as that of the Borrower.

1.2 CONSTRUCTION OF CERTAIN REFERENCES: Except to the extent that the context requires otherwise, any reference in this Agreement to:

     an "agreement" also includes a deed;

     any agreement (including this Agreement), deed, contract, licence, indenture, instrument, or any other document includes such agreement, deed, contract, licence, indenture, instrument or document as from time to time amended, renewed, supplemented, novated or modified;

     the "assets" of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, assets and revenues including rights to receive revenues and uncalled capital from issued but not fully paid up shares;

     any accounting term or expression which is not otherwise defined is to be construed or interpreted in accordance with generally accepted accounting principles in Singapore;

     "borrowed money" includes any indebtedness for or in respect of money borrowed or raised (whether or not for cash), by whatever means (including acceptances, with recourse discounting and factoring, finance leases, hire purchase, sale-and-leaseback, sale-and-repurchase and any form of "off-balance sheet" financing but shall, for the avoidance of doubt, exclude operating leases and credit sales on normal commercial terms in the ordinary course of trading);

     a "consent" also includes an approval, authorisation, exemption, filing, licence, order, permission, recording or registration (and references to obtaining consents shall be construed accordingly);

     "current exchange rate" in relation to any amount denominated in Singapore Dollars, the spot rate of exchange determined by the Facility Agent based on quotes by the Reference Banks at or about 11 a.m. for the purchase of US Dollars with Singapore Dollars for delivery two (2) Business Days thereafter;

     a "directive" includes any present or future directive, regulation or request requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive is addressed);

     the "dissolution" of a person also includes the winding-up or liquidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets;

     a "guarantee" also includes any other obligation (whatever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment of, indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

     "hedging" includes any interest rate swap, currency swap, forward foreign exchange transaction, cap, floor, collar or option transaction or any combination thereof or any other transaction entered into in connection with protection against or benefit from fluctuation in any rate or price;

     "indebtedness" includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety) for the payment or repayment of money;

     "include", "includes", "included" or "including" shall be construed as a reference to "include", "includes", "included" or "including", in each case, without limitation;

     a "law" shall be construed as any law (including common or customary law), statute, constitution, decree, judgement, treaty, regulation, bye-law, order or any other legislative measure in each case of any jurisdiction whatsoever;

     a "person" includes any individual, company, corporation, firm, partnership, joint venture, association, organisation, trust, state or agency of a state (in each case, whether or not having separate legal personality);

     "provision of any statute or any regulation made thereunder" shall be deemed also to refer to any statutory modification or extension or re-enactment thereof or any statutory instrument, order or regulation made under such re-enactment thereto;

     "repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof);

     "security" includes any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance and any other agreement or arrangement having substantially the same economic effect (including any "hold-back" or "flawed asset" arrangement);

     "tax(es)" includes any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever and wherever imposed, levied, collected, withheld or assessed in Singapore;

     "tax on overall net income" of a person shall be construed as a reference to tax imposed by the jurisdiction in which (a) (in the case of a Lender) its Facility Office or (b) (in the case of any other person) its principal office is located on all or part of the net income, profits or gains of that person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise);

     a "time of the day" is to Singapore time unless otherwise stated;

     a "day, month, quarter or year" shall be construed by reference to the Gregorian calendar;

     a "successor" shall be construed so as to include an assignee or successor in title of such party and any person who under the laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under any Transaction Document or to which, under such laws, such rights and obligations have been transferred; and

     the "winding-up", "dissolution" or "administration" of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, judicial management, arrangement, adjustment, protection or relief of debtors.

1.3 HEADINGS: The headings and content pages in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context requires, words denoting the singular number only shall include the plural and vice versa. The words "written" and "in writing" include printing, engraving, lithography or other means of visible reproduction. References to "Clauses", "Schedules" and "Appendices" unless the context requires otherwise, are to be construed as references to Clauses of and schedules and appendices to this Agreement.

1.4 Any reference herein or in any Financing Document to the "relevant Project Account", the "appropriate Project Account" or the "applicable Project Account" shall be construed as a reference to, where the amount to be credited or debited to such Project Account is denominated in US Dollars, the Project Account applicable to such payment which is maintained in US Dollars and, where the amount to be credited or debited to such Project Account is denominated in Singapore Dollars, the Project Account applicable to such payment which is maintained in Singapore Dollars.

1.5 All calculations or determinations to be made under the Financing Documents shall, if such calculation or determination is to be made by reference to Singapore Dollars, be made with amounts in Singapore Dollars expressed in US Dollars and for the purposes of conversion so as to enable calculations to be made in US Dollars, by applying the then prevailing current exchange rate save for the purpose of Clauses 15.8 and 15.9 in relation to which the exchange rate used in Current Financial Report shall apply.


2.      PURPOSE AND USE OF THE FACILITIES

2.1 AVAILABILITY: The Borrower and the Shareholders have requested the Lenders and the Lenders have agreed to make available to the Borrower the following Facilities, for the purposes herein stated upon the terms and subject to the conditions of this Agreement:

        2.1.1 TRANCHE A FACILITY: the Tranche A Lenders have agreed to extend to the Borrower a term loan facility in an aggregate amount not exceeding US$300,000,000;

        2.1.2 TRANCHE B FACILITY: the Tranche B Lenders have agreed to extend to the Borrower at the Borrower's election:

                2.1.2.1 the Tranche B[T] Facility in an amount not exceeding
                        S$240,000,000 or US$145,000,000; or

                2.1.2.2 the Tranche B[G] Facility in an amount not exceeding
                        S$250,000,000 inclusive of interest on the EDB Loan and default interest in aggregate up to S$10,000,000;

        2.1.3 TRANCHE B[T] FACILITY: subject to the terms and conditions of this Agreement and in particular to all the conditions in Clause 3 and Clause 4 being satisfied:

                2.1.3.1 if the Borrower elects during the Availability Period to utilise the Tranche B[T] Facility, it shall in its Notice of Drawing made pursuant to Clause 4.2.1.1 stipulate the currency and amount of the Advance to be drawn. The Tranche B[T] Facility shall be drawn as one Advance and any undrawn amounts shall be cancelled. No cancellation fee will be payable; and/or

                2.1.3.2 the Borrower may after drawing on the Tranche B[T]
                        Facility elect at any time during the Availability Period of the Tranche B Facility, to make one drawdown under the Tranche B[G] Facility (and such drawing may be made up to a maximum of S$250,000,000), upon giving the Facility Agent not less than five (5) Business Days' prior written notice. Such notice shall be accompanied by the executed EDB Financing Document and evidence satisfactory to the Facility Agent that the full amount of the EDB Loan Facility when drawn would be sufficient to repay the Tranche B[T] Outstandings in the currency in which the Advance is made or if insufficient, evidence satisfactory to the Facility Agent that the Borrower has additional funds from the Tranche A Facility, equity or its cashflow to repay such shortfall on the proposed drawdown date;

        2.1.4 TRANCHE B[G] FACILITY: subject to the terms and conditions of this Agreement and in particular to all the conditions in Clause 3 and 7 being satisfied:

                2.1.4.1 if the Borrower elects to utilise the Tranche B[G]
                        Facility, it shall by a Request for Issue of EDB Guarantee accompanied by an executed copy of the EDB Financing Document give the Facility Agent not less than five (5) Business Days' notice of such election and request for the issuance of the EDB Guarantee; or

                2.1.4.2 in the event that the Borrower elects to utilise the
                        Tranche B[G] Facility after it has drawn on the Tranche B[T] Facility under Clause 2.1.3.1, it shall subject to compliance with Clause 2.1.3.2 repay in full the Tranche B[T] Outstandings in the currency in which the Advance is made on the date of issuance of the EDB Guarantee whereupon the Tranche B[T] Facility shall be cancelled. No cancellation fee shall be payable.

2.2     PURPOSE: The Facilities shall be utilised by the Borrower as follows:

        2.2.1 the proceeds of the Tranche A Facility and the Tranche B[T] Facility shall be utilised by the Borrower:

                (a) to be applied towards payment of all outstanding indebtedness of the Borrower, including accrued interest and any fees payable under the Bridge Loan Agreement save that the amount payable towards the principal amount of any such outstanding indebtedness shall not exceed US$150,000,000; and/or

                (b) to pay for Project Costs and working capital requirements of the Borrower; and/or

                (c)     to pay for IDC accrued under the Tranche A Facility;
                        and/or

                (d) to pay for any IDC accrued on the Tranche B[T] facility accrued to the Lenders from the date of first drawdown of the Tranche B[T] Facility up to and including the Conversion Date; and

        2.2.2 the Tranche B[G] Facility shall be utilised for the issuance of the EDB Guarantee as security for the EDB Loan.

2.3 APPLICATION: Without prejudice to the obligations of the Borrower under Clause 2.2, neither the Agents nor any of the Lenders shall be obliged to concern themselves with the application of the amounts raised by the Borrower hereunder.


3.      CONDITIONS PRECEDENT

3.1 TO FIRST ADVANCE: Subject to the terms and conditions herein contained, the Borrower may not deliver the first Notice of Drawing or Request for Issue of EDB Guarantee unless the following conditions have been satisfied:

        3.1.1 the Facility Agent has received all the documents and evidences listed in Schedule 2 in Agreed Form or in form and substance satisfactory to the Facility Agent (acting on the instructions of the Lenders);

        3.1.2 the Borrower has opened the Project Accounts with the Project Account Bank; and

        3.1.3 there being no material adverse change in the assets and financial condition of the Sponsors, since the date of the Sponsor's latest financial statements which will have a material adverse effect on the Borrower's ability to repay the Facilities or the Shareholders' ability to fulfil their respective obligations under the ASAD Agreement.

3.2 TO FIRST AND SUBSEQUENT ADVANCES: The Borrower may not deliver any Notice of Drawing or Request for Issue of EDB Guarantee unless the following conditions have been satisfied:

        3.2.1 no Event of Default or Potential Event of Default has occurred and is continuing;

        3.2.2 all representations and warranties in the Financing Documents are true and correct in all material respects when made or deemed repeated; and

        3.2.3 there being no material adverse change in the assets and financial condition of the Borrower or Shareholders, since the date of the Borrower's Current Financial Report or, as the case may be, the Shareholders' latest financial statement, and no event which has a material adverse effect on the Shareholder affecting the Borrower's ability to repay the Facilities or the Shareholder's ability to fulfil their respective obligations under the ASAD Agreement.


4.      THE FACILITIES

4.1     CONDITIONS OF UTILISATION OF TRANCHE A FACILITY:

        4.1.1 NOTICE OF ADVANCE: Subject to the provisions of this Agreement, Advances under the Tranche A Facility will be made by the Tranche A Lenders to the Borrower if:

                4.1.1.1 not later than 10 a.m. on the fifth Business Day before the proposed Advance date, the Facility Agent has received from the Borrower a Notice of Drawing substantially in the form set out in Schedule 3, specifying:

                        (a) the proposed Advance date, which must be a Business Day falling within the Availability Period relating to the Tranche A Facility and is not less than five (5) Business Days after the date upon which the immediately preceding Tranche A Advance, if any, is made;

                        (b) the proposed amount of that Advance which must be an amount equal to or less than the Available Tranche A Commitment and, if less than the Available Tranche A Commitment, must be US$10,000,000 or a higher whole multiple of US$1,000,000;

                        (c)     the Interest Period relating to that Advance;

                        (d) the manner in which the proceeds of that Advance is to be made available to the Borrower;

                4.1.1.2 not later than 10 a.m. on the proposed Advance date, the
                        Facility Agent has received and found satisfactory such additional information, legal opinions and/or other documents which are in the Borrower's possession or which may be procured by the Borrower and which are relevant in the context of or relating to the Financing Documents, as the Facility Agent may reasonably request in good faith not later than 10 a.m. on the second Business Day before the proposed Advance date as a result of circumstances which have arisen or come to its attention since the date of this Agreement; and

                4.1.1.3 either (a) no Event of Default or Potential Event of
                        Default has occurred and is continuing and (b) all representations and warranties in the Financing Documents are true and correct in all material respects when made or deemed repeated on the date of the proposed Advance by reference to the circumstances then existing or each of the Tranche A Lenders agrees (notwithstanding any matter mentioned at (a) or (b) above that has been disclosed to the Tranche A Lenders in writing prior to the relevant date of the proposed Advance) to participate in the making of such Tranche A Advance.

        4.1.2 RECEIPT OF NOTICE: Subject to Clause 4.1.1 above, when the Facility Agent actually receives a Notice of Drawing it shall notify each of the Tranche A Lenders promptly of the proposed amount and date of the Advance, and each Tranche A Lender will, subject to the provisions hereof participate through its Facility Office in each Advance made pursuant to Clause 4.1.1 above in the proportion borne by its Tranche A Commitment to the Tranche A Facility.

        4.1.3 SUPPORTING DOCUMENTS: Each Notice of Drawing for an Advance to be utilised towards payment of Project Costs pursuant to Clause 4.1.1, shall be supported by, until Commercial Production, a certificate signed by a director or an Authorised Signatory of the Borrower that such drawdown is for the purchase of equipment costing a stated sum.

        4.1.4 LIMIT OF ADVANCE: Each Advance to be utilised for the purchase of equipment under the Tranche A Facility drawn for the purposes stated in Clause 4.1.3 shall not exceed the sum stated in the certificate referred to in Clause 4.1.3.

        4.1.5 EFFECTIVE AND BINDING NOTICE: Every Notice of Drawing shall be irrevocable and effective only upon receipt by the Facility Agent, and the Borrower shall be obliged to borrow in accordance with the terms stated in such notice.

        4.1.6 REDUCTION OF AVAILABLE COMMITMENT: If the Available Commitment is reduced after the Facility Agent receives a Notice of Drawing and such reduction was not taken into account in the calculation of the Available Commitment then the amount of the Advance shall be reduced accordingly.

        4.1.7 CANCELLED FACILITY: Principal amounts of the Tranche A Facility not drawndown by the expiry of the Availability Period of the Tranche A Facility shall be cancelled and shall not be reinstated.

4.2     CONDITIONS OF UTILISATION OF TRANCHE B[T] FACILITY:

        4.2.1 NOTICE OF DRAWING: Subject to the provisions of this Agreement and in particular those of Clause 2 and Clause 3, the Borrower may make one drawdown under the Tranche B[T] Facility if:

                4.2.1.1 not later than 10 a.m. on the fifth Business Day before the proposed Advance date, the Facility Agent has received from the Borrower a Notice of Drawing substantially in the form set out in Schedule 3 specifying:

                        (a) the proposed Advance date, which must be a Business Day falling within the Availability Period relating to the Tranche B Facility;

                        (b)     the Interest Period relating to that Advance;

                        (c) the manner in which the proceeds of that Advance is to be made available to the Borrower;

                4.2.1.2 not later than 10 a.m. on the proposed Advance date, the
                        Facility Agent has received and found satisfactory such additional information, legal opinions and/or other documents which are in the Borrower's possession or which may be procured by the Borrower and which are relevant in the context of or relating to the Financing Documents, as the Facility Agent may reasonably request in good faith not later than 10 a.m. on the second Business Day before the proposed Advance date as a result of circumstances which have arisen or come to its attention since the date of this Agreement; and

                4.2.1.3 either (a) no Event of Default or Potential Event of
                        Default has occurred and is continuing and (b) all representations and warranties made in the Financing Documents are true and correct in all material respects when made or deemed repeated on the proposed Advance date by reference to the circumstances then existing or each of the Tranche B[T] Lenders agrees (notwithstanding any matter mentioned at (a) or (b) above that has been disclosed to the Tranche B[T] Lenders in writing prior to the relevant proposed Advance date) to participate in the making of such Tranche B[T] Advance.

        4.2.2 RECEIPT OF NOTICE: Subject to Clause 4.2.1 above, when the Facility Agent actually receives a Notice of Drawing it shall notify each of the Tranche B Lenders promptly of the proposed amount and date of the Advance, and each Tranche B Lender will, subject to the provisions hereof participate through its Facility Office in each Advance made pursuant to Clause 4.2.1 above in the proportion borne by its Tranche B Commitment to the Tranche B Facility.

        4.2.3 EFFECTIVE AND BINDING NOTICE: Every Notice of Drawing shall be effective only upon receipt by the Facility Agent and be irrevocable and the Borrower shall be obliged to borrow in accordance with the terms stated in such notice.

        4.2.4 CANCELLED FACILITY: Principal amounts of the Tranche B[T] Facility not drawndown by the expiry of Availability Period of the Tranche B Facility or on the Conversion Date whichever is the earlier, shall be deemed to be cancelled.


5.      REPAYMENT, PREPAYMENT AND CANCELLATION

5.1 REPAYMENT OF TRANCHE A FACILITY: The Borrower shall repay the principal amounts under the Tranche A Outstandings in US Dollars in seven (7) equal semi-annual instalments, as set out in Schedule 8. The Facility Agent shall upon the expiry of the Availability Period, provide to the Lenders and the Borrower certificates (which shall become an integral part of this Agreement) setting out the aggregate of Advances made under the Tranche A Facility and a schedule of repayments calculated in accordance with Schedule 8 setting out the amounts repayable on each Repayment Date in accordance with this Clause 5. Any such certificate shall be conclusive and binding on all parties save in the case of manifest error.

5.2 REPAYMENT OF TRANCHE B[T] FACILITY: The Borrower shall repay the Tranche B[T] Outstandings in the currency in which it is outstanding and if in Singapore Dollars, in accordance with the dates specified in Schedule 11A and in the case of US Dollars, in accordance with the dates specified in Schedule 11B Provided that in the event that the Borrower elects to utilise the Tranche B[G] Facility after it has drawn on the Tranche B[T] Facility under Clause 2.1.3.1, it shall subject to compliance with Clause 2.1.3.2 repay in full the Tranche B[T] Outstandings in the currency in which the Advance is made on the date of issuance of the EDB Guarantee whereupon the Tranche B[T] Facility shall be cancelled.

5.3     PREPAYMENT OF FACILITIES:

        5.3.1 The Borrower may, by giving the Facility Agent not less than thirty (30) days' prior written notice (a) prepay any Advance or any part of it on an Interest Payment Date relating to that Advance which is US$10,000,000 or a higher whole multiple of US$5,000,000 or the remaining Advances outstanding under the Tranche A Facility or the Tranche B[T] Facility, as the case may be, or (b) discharge in whole or in part or otherwise reduce the Maximum Amount otherwise than by a repayment of the EDB Loan in accordance with the EDB Loan Repayment Schedule (which for the purposes of this Clause 5.3 shall be deemed a prepayment of the Tranche B[G] Facility) together in each case, with the prepayment fee referred to in Clause 5.3.6, and accrued interest on the amounts prepaid, and if the EDB Guarantee is to be discharged in whole, written confirmation from EDB that the EDB Guarantee will be so discharged on the date specified in such notice. If a partial prepayment is to be made during the Availability Period, the Borrower shall furnish together with the notice of prepayment evidence reasonably satisfactory to the Lenders that the Borrower has sufficient funds to complete the Project.

        5.3.2 If (a) the Borrower becomes obliged to pay any tax or other amount for the account of any Lender under Clause 11.2 or 12.2 or the Facility Agent gives a notification on behalf of any Lender under Clause 11.4, and (b) the Borrower gives to that Lender not less than ten (10) days' notice of the date of prepayment, the Borrower may prepay all (but not part only) of that Lender's share of the Advances without premium or prepayment fee. Upon the Facility Agent receiving that notice, that Lender's Commitment (if any) shall be cancelled. Any such prepayment must be accompanied by accrued interest on that Lender's share of the Advances and by any other sum then due to that Lender under Clause 21.1 or any other provision of this Agreement.

        5.3.3 All Insurance Proceeds in respect of total loss of a substantial portion of the Project, declared by the insurers, required to be paid into the Project Accounts pursuant to Clause 16.2.7 shall be applied immediately towards prepayment of the Outstandings.

        5.3.4 Any prepayments made pursuant to Clause 5.3.1 above shall be applied towards reduction of the Tranche A Outstandings or Tranche B[T] Outstandings, as the case may be, in the inverse order of maturity. Any prepayments made pursuant to Clause 5.3.2 shall be applied to reduce the Tranche A Outstandings and Tranche B Outstandings in respect of Tranche B[T] Facility owed to the relevant Lender. Any prepayments made pursuant to Clause
                5.3.3 and prepayments not otherwise specified for Tranche A Outstandings or Tranche B[T] Outstandings shall be applied so as to reduce the Tranche A Outstandings and Tranche B[T] Outstandings rateably.

        5.3.5 Any notice of prepayment given by the Borrower under this Agreement will oblige the Borrower to prepay in accordance with that notice. The Borrower cannot prepay all or any part of the Outstandings except as expressly provided in this Agreement, and amounts prepaid may not be re-borrowed; any amount prepaid as aforesaid shall cause the Tranche A Commitments or the Tranche B Commitments (as the case may be) or both to be accordingly reduced.

        5.3.6 The Borrower shall in respect of amounts prepaid pursuant to Clause 5.3.1 within (a) the first two (2) years of the date of this Agreement, and (b) the third and fourth year of the date of this Agreement, pay a prepayment fee of 1% and 0.5% respectively on such sums prepaid during the said period. No prepayment fee will be levied in respect of sums prepaid after the fourth year of this Agreement.

        5.3.7 No partial payment of the Outstandings or any part thereof shall relieve the Borrower of its obligation under the Financing Documents except to the extent of the amount prepaid (plus the amount of all previous prepayments, if any).

5.4     CANCELLATION OF FACILITIES:

        5.4.1 The Borrower may, by giving the Facility Agent not less than thirty (30) days' prior written notice, cancel any undrawn or unutilised portion of the Tranche A Facility, Tranche B[T] Facility and Tranche B[G] or any of them Provided Always that in relation to a cancellation of the Tranche B Facility, the Borrower shall submit together with the notice of cancellation evidence reasonably satisfactory to the Lenders that it has sufficient funds to complete the Project.

        5.4.2 If the Borrower becomes obliged to pay any tax or other amount for the account of any Lender under Clause 11.2 or 12.2 or the Facility Agent gives a notification on behalf of any Lender under Clause 11.4, the Borrower may cancel all (but not part only) of that Lender's Commitment without premium penalty or cancellation fee at any time within the

                Availability Period by giving to that Lender not less than ten
                (10) days' notice of the date of the cancellation.

        5.4.3 Any notice of cancellation given by the Borrower shall be irrevocable and effective only upon receipt by the Facility Agent, and will oblige the Borrower to cancel the Facilities or any part thereof in accordance with that notice, except in the instance where the evidence provided to the Lenders pursuant to Clause 5.4.1 is not reasonably satisfactory to them.

        5.4.4 The Borrower shall, in respect of amounts cancelled, under Clause 5.4.1 within (a) the first two (2) years of this Agreement, and (b) the third and fourth year of this Agreement, pay a cancellation fee of 1% and 0.5% respectively on the amounts cancelled. No cancellation fee will be levied in respect of sums cancelled after the fourth year of this Agreement. The Borrower shall pay such cancellation fee on the expiry of the notice referred to in Clause 5.4.1.

        5.4.5 The Borrower may not cancel all or any part of the Facilities except as expressly provided in this Agreement, and amounts cancelled may not be reinstated, re-borrowed or re-drawn hereunder.


6.      INTEREST

6.1 INTEREST PERIODS: The Borrower shall in a notice to be received by the Facility Agent not later than 11 a.m. (Singapore time) on the fourth Business Day before the first day of the relevant Interest Period opt for an interest period of one (1), three (3) or six (6) months' duration save that prior to 30th November 1999 the Borrower may opt for an interest period of one (1) week, unless such option shall have been made by the Borrower in the Notice of Drawing. The first Interest Period relating to an Advance shall begin on the date of drawdown of that Advance and each subsequent Interest Period of that Advance shall begin on the last day of the previous Interest Period except that:

        6.1.1 in the case of each Advance other than the first Advance, the first Interest Period in respect of each such subsequent Advance shall commence on the drawdown date of that Advance and end on the same day as the expiry date of the then current Interest Period in respect of any previous Advance, so that each such subsequent Advance shall be consolidated with the previous Advance and dealt with as a single Advance for the purpose of selecting an Interest Period;

        6.1.2 an Interest Period which would otherwise extend beyond the applicable Final Repayment Date shall instead end on that Final Repayment Date; and

        6.1.3 subject to the above exception, any Interest Period for which no such selection notice is received by the Facility Agent shall be of three (3) months' duration.

6.2     INTEREST RATES:

        6.2.1 The rate of interest applicable to an Advance for a particular Interest Period shall be the rate per annum (as determined by the Facility Agent on the Quotation Date) equal to the sum of the applicable Margin and (i) LIBOR, in the case of Tranche A Facility or in the case where Tranche B[T] Facility is drawn in US Dollars or (ii) Swap Rate, in the case of Tranche B[T] Facility drawn in Singapore Dollars. Interest at the rate aforesaid shall be calculated and based on a 360 day year for US$ Advances and a 365-day year for S$ Advances under the Tranche B[T] Facility.

        6.2.2 The Facility Agent shall promptly notify the Borrower of each rate of interest determined in accordance with Clause 6.2.1 above.

6.3 NO QUOTATION: If the Facility Agent does not receive a quotation of the relevant rate from the Reference Banks, in order for the Facility Agent to determine the applicable LIBOR or Swap Rate in relation to any Interest Period, Clause 11.3 shall apply.

6.4 PAYMENT OF INTEREST: The Borrower shall pay the unpaid interest accrued during that Interest Period on the Advance to which it relates at the rate applicable to that Interest Period, and subject as otherwise provided in this Agreement, on the last day of each Interest Period.


7.      ISSUE OF EDB GUARANTEE UNDER TRANCHE B[G] FACILITY

7.1 UTILISATION OF THE TRANCHE B[G] FACILITY: Subject to the terms and conditions of this Agreement and in particular to all the conditions in Clauses 2, 3 and 7 being satisfied, the Tranche B Lenders will during the Availability Period of the Tranche B Facility issue the EDB Guarantee if:

        7.1.1 not less than five (5) Business Days before the proposed date for the issue of the EDB Guarantee, the Facility Agent has received a request from the Borrower in the form of Schedule 4, which shall be irrevocable together with the evidence as set out in Clause 2.1.3.2;

        7.1.2 the proposed date for the issue of the EDB Guarantee is a Business Day falling within the Availability Period of the Tranche B Facility;

        7.1.3 the proposed date for the expiry of the EDB Guarantee is a Business Day falling on or before the Final Repayment Date of the Tranche B Facility;

        7.1.4 the Maximum Amount requested for the EDB Guarantee must be less than or equal to the aggregate of all the Available Tranche B Commitments;

        7.1.5 the Facility Agent is satisfied that the issue of the EDB Guarantee shall be against repayment of all Outstandings under the Tranche B[T] Facility together with accrued interest thereon on or prior to the Conversion Date;

        7.1.6 not later than 10 a.m. on the proposed date of issue of the EDB Guarantee, the Facility Agent and/or Lenders have received and found satisfactory such other additional information and/or other documents which are in the Borrower's possession or which may be procured by the Borrower and which are relevant in the context of or relating to the Financing Documents as the Facility Agent may reasonably request in good faith, not later than 10 a.m. on the second Business Day before the proposed date of issue of the EDB Guarantee as a result of circumstance which have arisen or come to its attention since the date of this Agreement; and

        7.1.7 on and as of the proposed date for the issue of the EDB Guarantee, (a) no Event of Default or Potential Event of Default is continuing and (b) the representations and warranties are true and correct in all material respects and not misleading.

7.2.    ISSUE OF THE GUARANTEE:

        7.2.1 The EDB Guarantee to be issued by the Tranche B Lenders under the Tranche B[G] Facility shall be (a) in the form set out in
                Schedule 10; (b) denominated in Singapore Dollars; (c) for a Maximum Amount equal to or less than the Tranche B Commitments on the date of the issue of the EDB Guarantee; and (d) of such nature that no claim or demand may be made on or against the Tranche B Lenders under or in connection with the EDB Guarantee after the Final Repayment Date of the Tranche B Facility.

        7.2.2 The Facility Agent shall prepare the execution copies of the EDB Guarantee and subject to the provisions of this Clause, on the proposed date for the issue of the EDB Guarantee, the Tranche B Lenders shall execute the EDB Guarantee and shall deliver the same to the Facility Agent for onward transmission to EDB on the proposed date for the issue of the EDB Guarantee.

        7.2.3 The Tranche B Lenders agree not to amend the EDB Guarantee without the prior consent in writing by the Borrower. Notwithstanding the foregoing provision of this Clause 7.2.3, nothing in this Clause shall affect or prejudice the obligations of the Borrower under or in connection with this Agreement or release the Borrower from any of its obligations under or in connection with this Agreement notwithstanding any amendment made to the EDB Guarantee without the prior consent in writing of the Borrower.

7.3 GUARANTEE LIMIT: The Tranche B Lenders' Commitments in relation to the Tranche B[G] Facility shall proportionately be reduced in accordance with the EDB Loan Repayment Schedule such that the Maximum Amount of the EDB Guarantee shall at all times correspond or be equal to the aggregate of the principal amount up to an amount not exceeding S$240,000,000, interest on such principal amount for a six month period and default interest in an aggregate amount of up to S$10,000,000.

7.4 GUARANTEE FEE: The Borrower shall pay to the Facility Agent for the account of the Tranche B Lenders, on each Guarantee Fee Payment Date, the Guarantee Fee.

7.5     ADJUSTMENT OF GUARANTEE FEE:

        7.5.1 The Borrower shall pay to the Facility Agent on each date (other than a Guarantee Fee Payment Date) on which the principal amount of the EDB Loan is increased (each an "Increased Date"), a guarantee fee calculated at the applicable rate per annum as set out in the definition of "Guarantee Fee" on the amount by which the Maximum Amount has increased on that Increase Date and for the period commencing on that Increase Date and ending on the next Guarantee Fee Payment Date or, if earlier, the Expiry Date (such guarantee fee to be calculated on the basis of a 365 day year); and

        7.5.2 Where the Guarantee Fee has been paid and the Maximum Amount on which such Guarantee Fee was calculated and paid is subsequently reduced prior to the next Guarantee Fee Payment Date, such part of the Guarantee Fee paid in respect of the reduced amount for the period from the date of the reduction to the next Guarantee Fee Payment Date shall be refunded to the Borrower.

7.6 OBLIGATION SEVERAL: No Tranche B Lender shall be liable for the failure of any other Tranche B Lender to fulfil its obligations under, or in respect of, the EDB Guarantee and the Borrower shall not be released from its obligations towards the other Tranche B Lenders in case of such failure.


8.      DEMANDS UNDER THE EDB GUARANTEE

8.1 NOTIFICATION OF DEMANDS: If, at any time, a demand for payment is made under the EDB Guarantee to a Tranche B Lender:

        8.1.1 that Tranche B Lender shall notify the Facility Agent and the other Tranche B Lenders of such demand; and

        8.1.2 the Facility Agent shall on behalf of the Tranche B Lenders make a demand to the Borrower under Clause 9 for an amount equal to the claims of EDB.

8.2 RIGHT TO MAKE PAYMENTS UNDER EDB GUARANTEE: The Tranche B Lenders and the Facility Agent on their behalf shall at all times be entitled to make any payment under the EDB Guarantee for which a demand has been made under the EDB Guarantee and without any reference to or further authority from the Borrower and/or any other investigation or enquiry and need not concern themselves or itself with the propriety of any claim made or purported to be made under and in the manner required by the terms of the EDB Guarantee and shall be entitled to assume that EDB is entitled to make demands or receive payments under the EDB Guarantee. Accordingly, it shall not be a defence to any demand made of the Borrower hereunder, nor shall the Borrower's obligations hereunder be impaired by the fact (if it be the case), that the Tranche B Lenders were or might have been justified in refusing payment, in whole or in part, of the amounts so claimed or demanded.


9.      BORROWER'S LIABILITIES IN RELATION TO THE EDB GUARANTEE

9.1 BORROWER'S INDEMNITY TO TRANCHE B LENDERS: The Borrower irrevocably and unconditionally at all times undertakes as a primary obligation to indemnify on demand of the Facility Agent or any Tranche B Lender, from and against any and all actions, proceedings, liabilities, claims, demands, losses, damages, charges, costs and expenses of whatever nature which any Agent and Tranche B Lender or any or all of them, may at any time and from time to time directly or indirectly sustain, incur or suffer arising out of or in connection with the EDB Guarantee or under this Agreement excluding any actions, proceedings, liabilities, claims, demands, losses, damages, charges, costs and expenses incurred by either such Agent or Tranche B Lender by reason of its gross negligence or wilful misconduct or those of its officers, employees or agents.

9.2 PAYMENT OF GUARANTEED SUM BY BORROWER: Without prejudice to the generality of the provisions of Clause 9.1, the Borrower covenants and undertakes to pay to each of the Tranche B Lenders by way of indemnity at any time and from time to time immediately upon demand by the Facility Agent or such Tranche B Lender all moneys and liabilities whatsoever which may from time to time be claimed or demanded from such Tranche B Lender or which such Tranche B Lender may pay or become liable to pay or sustain, incur or suffer under or by reason of or in connection with the EDB Guarantee excluding any moneys or liabilities sustained, incurred or suffered by either such Agent or Tranche B Lender by reason of its gross negligence or wilful misconduct or those of its officers, employees or agents. The Borrower shall make payment to the Facility Agent or such Tranche B Lender following any claim or demand against that Tranche B Lender notwithstanding that the demand is subsequently withdrawn or that at the time of the claim or demand such Tranche B Lender is not liable under or required by law to make any payment under or in connection with its EDB Guarantee and notwithstanding any other fact or circumstance which may constitute a defence or discharge to such Tranche B Lender in respect of the claim or demand made against it under or in connection with its EDB Guarantee.

9.3 PRESERVATION OF RIGHTS: Neither the obligations of the Borrower set out in this Clause 9 nor the rights, powers and remedies conferred on any Tranche B Lender by this Agreement or by law shall be discharged, impaired or otherwise affected by:

        9.3.1 the winding-up, dissolution, judicial management or reorganisation of such Tranche B Lender, the Borrower or any other person or any change in its status, function, control or ownership;

        9.3.2 any of the obligations of any Tranche B Lender, the other Lenders, the Borrower, or any other person hereunder or under the EDB Guarantee or under any other security taken in respect of the Borrower's obligations hereunder or otherwise in connection with the EDB Guarantee being or becoming illegal, invalid, unenforceable or ineffective in any respect;

        9.3.3 time or other indulgence being granted or agreed to be granted to any Tranche B Lender, the other Lenders, the Borrower or any other person in respect of its obligations hereunder or under or in connection with the EDB Guarantee or under any such other security;

        9.3.4 the making or absence of any demand on the Borrower or any other person for payment;

        9.3.5 the enforcement or absence of enforcement of this Agreement, the other Financing Documents or any other security, guarantee, indemnity, right, remedy or lien;

        9.3.6 the release of any security constituted by any of the Security Documents or any other security, guarantee, indemnity, right, remedy or lien;

        9.3.7 any amendment to, or any variation, waiver or release of, any obligation of any Tranche B Lender, the other Lenders or any other person under the EDB Guarantee or this Agreement; and

        9.3.8 any other act, event or omission which, but for this Clause 9, might operate to discharge, impair or otherwise affect any of the obligations of the Borrower set out in this Clause 9 or any of the rights, powers or remedies conferred upon any Lender by this Agreement or by law.

         The obligations of the Borrower set out in this Clause 9 shall be in addition to and independent of every other security which any Lender may at any time hold in respect of the Borrower's obligations hereunder.

9.4 GOOD FAITH: The Borrower further agrees that any action or step taken by any of the Tranche B Lenders or the Facility Agent in good faith under or in connection with the EDB Guarantee shall be binding on it and shall not place any of the Tranche B Lenders or the Facility Agent under any liability to it.


10.     FEES

10.1    COMMITMENT FEE:

        10.1.1 The Borrower shall pay to the Facility Agent for account of the Tranche A Lenders, a commitment fee at the rate of 0.375% per annum on the daily amount of the Available Tranche A Commitment during the period beginning on the date of this Agreement and ending on the expiry of the Availability Period in relation to the Tranche A Facility. The commitment fee shall be payable in arrear quarterly for the period from the date of this Agreement and on the expiry of the Availability Period in relation to the Tranche A Facility or any earlier date on which the Available Tranche A Commitment equals zero.

        10.1.2 The Borrower shall pay to the Facility Agent for account of the Tranche B Lenders, a commitment fee at the rate of 0.375% per annum on the daily amount of the Available Tranche B Commitment during the period beginning on the date of this Agreement and ending on the expiry of the Availability Period in relation to the Tranche B Facility. The commitment fee shall be payable in arrear quarterly for the period from the date of this Agreement and on the expiry of the Availability Period in relation to the Tranche B Facility or any earlier date on which the Available Tranche B Commitment equals zero.

10.2 FACILITY ARRANGEMENT FEE: The Borrower shall pay to the Lead Arrangers a non-refundable facility arrangement fee at the times and in the amounts and on the terms specified in a Fee Letter between the Borrower and the Lead Arrangers dated on or prior to the date of this Agreement.

10.3 AGENCY FEE: The Borrower shall pay to the Agents annually in advance on the date of signing of this Agreement and on each anniversary thereof until the Borrower has fully discharged its obligations hereunder, the agency fee in the amount at the time and in the manner (if prescribed) specified in a letter dated the same day as this Agreement from the Facility Agent to the Borrower and countersigned by the Borrower.

11.     CHANGE IN CIRCUMSTANCES

11.1 ILLEGALITY: If at any time a Lender reasonably determines that it is or will become unlawful or contrary to any directive of any agency of any state for it to allow all or any part of the Facilities to remain outstanding, to make, fund or allow to remain outstanding all or any part of the Outstandings or to carry out all or any of its other obligations under any of the Financing Documents, upon that Lender notifying the Borrower through the Facility Agent:

        11.1.1  its Commitment shall be cancelled; and

        11.1.2 its portion of the Outstandings shall become due and payable on such date ("Relevant Date") as that Lender shall certify to be necessary to comply with the relevant law or directive, the Borrower shall prepay that Lender's share of the Advances (without premium or penalty) with all unpaid accrued interest thereon, all unpaid fees accrued to that Lender and any other sum then due to that Lender under Clause 21 and in respect of a Tranche B Lender, procure the release by EDB of all of the obligations of that Tranche B Lender under the EDB Guarantee on or prior to the Relevant Date but if the Borrower is unable for any reason to procure the release by EDB of all of the obligations of that Tranche B Lender's share under the EDB Guarantee by the Relevant Date, the Borrower shall pay to the Security Agent for the account of that Tranche B Lender on the Relevant Date an amount equal to that Tranche B Lender's share of the Tranche B[G] Outstandings (which shall be held by the Security Agent for the account of that Tranche B Lender and applied towards the discharge of the obligations of the Borrower to that Tranche B Lender under or in connection with this Agreement and shall only be released to the Borrower as and to the extent that the maximum contingent liability of the Borrower to that Tranche B Lender under this Agreement is reduced) and shall pay, on the date of payment of such amount, any sum then due from the Borrower to that Tranche B Lender under this Agreement.

        Without prejudice to the other provisions of this Clause 11.1 and any rights to which that Tranche B Lender may be entitled, in the event that the Borrower is unable for any reason to procure the release by EDB of all of the obligations of that Tranche B Lender under the EDB Guarantee by the Relevant Date, that Tranche B Lender may:

        (a) prepay on behalf of the Borrower or purchase itself or procure the purchase by a nominee of all or any of the obligations of that Tranche B Lender under the EDB Guarantee, and any such prepayment or purchase shall be treated as a payment made pursuant to a demand by EDB under the EDB Guarantee and the provisions of Clause 9 shall apply to such prepayment or purchase;

        (b) negotiate any compromise, release, discharge, reduction or retirement of all or any of the obligations of that Tranche B Lender under the EDB Guarantee and any payment made pursuant to the same shall be treated as a payment made pursuant to a demand by EDB under the EDB Guarantee and the provisions of Clause 9 shall apply to such payment; and

        (c) pay any amount received by it under Clause 11.1.2 above to EDB in exchange for such payment of a release by EDB, to the extent of such payment, of the obligations of that Tranche B Lender under the EDB Guarantee, and the provisions of Clause 9 shall apply to such payment by the Tranche B Lenders as if such payment had been made pursuant to a demand by EDB under the EDB Guarantee.

11.2 INCREASED COSTS: If any Lender or Agent reasonably determines that, as a result of (a) the introduction of or any change in, or in the interpretation or application of, any law which shall for this purpose include any removal or modification of any exemption currently in force in favour of the Borrower or (b) compliance by that Agent or that Lender or its Holding Company with any directive coming into effect after the date of this Agreement including without limitation, a directive which affects the manner in which that Lender allocates capital resources to its obligations under this Agreement:

        11.2.1 the cost to that Lender or any Holding Company of such Lender of maintaining all or any part of the Commitment and/or of making, maintaining or funding all or any part of any Outstandings or any overdue sum is increased; and/or

        11.2.2 any sum received or receivable by that Agent or that Lender or its Holding Company (as the case may be) under the Financing Documents or the effective return to it under the Financing Documents or the overall return on its capital is reduced (except on account of tax on its overall net income); and/or

        11.2.3 that Agent or that Lender (as the case may be) makes any payment (except on account of tax on its overall net income) or foregoes any interest or other return calculated by reference to the amount of any sum received or receivable by it under the Financing Documents, that Agent or the relevant Lender shall as soon as reasonably practicable notify the Borrower.

        The Borrower shall indemnify that Agent or that Lender against that increased cost, reduction, payment or foregone interest or other return (except to the extent that it results from a deduction or withholding of tax) and, accordingly, shall from time to time on demand pay to that Agent for the account of itself and/or that Lender the amount certified by it (together with, to the extent practicable and reasonable, a statement of the reason(s) without disclosure of confidential or proprietary information) to be necessary so to indemnify it.

        The indemnity given to that Agent or Lender by the Borrower in this Clause 11.2 shall not apply to or in respect of any increased cost, reduction, payment or foregone interest or other return to the extent that it is attributable solely to the requirement of any central bank or other fiscal, monetary or other authority which regulates an Agent or Lender which is imposed on that Agent or Lender by reason of that Agent's or Lender's misconduct and not generally imposed by that central bank or other fiscal, monetary or other authority on banks of the same or similar kind or class regulated by that central bank or other fiscal, monetary or other authority.

11.3    CHANGE IN MARKET CONDITIONS:

        11.3.1  If, in relation to any Interest Period:

                11.3.1.1 the Facility Agent is notified by the Lenders to whom more than 662/3% of the Advance(s) to which that Interest Period relates is (or, if made, would be) owing that adequate and fair means do not or will not exist in the Singapore inter-bank market or the London inter-bank market (as the case may be) for determining the rate of interest applicable for that Interest Period; or

                11.3.1.2 the Facility Agent is notified by the Lenders to whom more than 662/3% of the Advance(s) to which that Interest Period relates is (or, if made, would be) owing that LIBOR or Swap Rate, as the case may be, does not reflect the cost to those Lenders of obtaining such deposits, the Facility Agent shall promptly notify the Borrower and the Lenders of such event (a "Suspension Notice").

        11.3.2 The Facility Agent (on behalf of and after consultation with the Lenders) shall then negotiate in good faith with the Borrower with a view to agreeing an alternative basis for calculating the interest payable on and/or for making, maintaining and/or funding the Advances. Any alternative basis agreed in writing by the Facility Agent (on behalf of and with the consent of all the Lenders) and the Borrower within twenty-five (25) days of the Suspension Notice shall take effect in accordance with its terms. If an alternative basis is not so agreed, each Lender's share of that Advance shall during that Interest Period bear interest at the rate per annum equal to the aggregate of the applicable Margin and the cost to it (expressed as a rate per annum) of funding its share of that Advance for such Interest Period by whatever means it determines to be appropriate (including the cost to it occasioned by or attributable to complying with reserves, liquidity, deposit or other requirements for the time being imposed on it by the relevant authority or authorities). Each Lender shall certify that cost to the Borrower (together with, to the extent practicable and reasonable, a statement of the reasons(s) without disclosure of confidential or proprietary information) as soon as practicable after the end of that twenty-five (25) day period (but in any event at least two (2) Business Days before the end of that Interest Period).

11.4    INDIVIDUAL NON-AVAILABILITY:

        11.4.1 If, in relation to any Interest Period commencing after the period of twelve (12) months from the date of this Agreement, any Lender notifies the Facility Agent within the two (2) Business Days before the first day of that Interest Period that by reason of circumstances affecting the London inter-bank market or Singapore inter-bank market as the case may be or a particular category (which includes that Lender) of banks dealing in that market, LIBOR or Swap Rate, as the case may be, does not reflect the cost to it of obtaining such deposits, the Facility Agent shall promptly notify the Borrower accordingly unless it has already given a notification to the Borrower in relation to that Interest Period under Clause 11.3.1.

        11.4.2 The Borrower, the Facility Agent and that Lender shall then negotiate in good faith (unless and until Clause 11.3.2 comes into operation in relation to that Interest Period) with a view to agreeing an alternative basis for calculating the interest payable on and/or for making, maintaining and/or funding that Lender's share of such Advance(s) for that Interest Period as notified to the Borrower pursuant to Clause 11.4.1. Any alternative basis agreed in writing by the Borrower, the Facility Agent and that Lender within twenty-five (25) days of the Facility Agent's notification under Clause 11.4.1 shall take effect in accordance with its terms. If an alternative basis is not so agreed and Clause 11.3.2 has not come into operation in relation to that Interest Period, that Lender's share of such Advance(s) shall during that Interest Period bear interest at the rate per annum equal to the sum of the applicable Margin and the cost to it (expressed as a rate per annum) of funding its share (including, without limitation, the cost to it occasioned by or attributable to complying with reserves, liquidity, deposit or other requirements imposed on it by any relevant authority or authorities) during that Interest Period by whatever means it determines to be appropriate provided that the increase, as determined above, in the rate of such cost to such Lender over LIBOR or Swap Rate, as the case may be, shall not exceed twenty-five (25) basis points. That Lender shall certify that cost to the Borrower (together with, to the extent practicable and reasonable, a statement of the reason(s) without disclosure of confidential or proprietary information) as soon as practicable after the end of that 25 day period (but in any event at least two Business Days before the end of that Interest Period).

11.5 MITIGATION: If any circumstances arise which result, or would on the giving of notice (or the like) result, in the Commitment being cancelled under Clause 11.1 or in the Borrower having to make a payment to or for account of a Lender under Clause 11.2 or Clause 12.2, then without in any way limiting, reducing or otherwise qualifying any of the obligations of the Borrower under Clauses 11.1,
        11.2 or 12.2, such Lender shall use its reasonable efforts (for a period not exceeding thirty (30) days) to mitigate the effect of those circumstances (such as changing its Facility Office, restructuring its participation in the Facilities or any part thereof and/or novating some or all of its rights or obligations under this Agreement and/or the Security Documents to another person acceptable to the Borrower and willing to take that novation). However, such Lender shall not be obliged to take such steps which would or might in its opinion result in it suffering any economic, legal, regulatory or other disadvantage or cause its business, operations or financial condition to be prejudiced.


12.     TAXES

12.1 PAYMENTS TO BE FREE AND CLEAR: All sums payable by the Borrower under the Financing Documents shall be paid (a) free of any restriction or condition, (b) free and clear of and (except to the extent required by law) without any deduction or withholding for or on account of any tax and (c) without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off or otherwise.

12.2    GROSSING-UP OF PAYMENTS:

        12.2.1 If the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time deduct or withhold any tax or other amount from any sum paid or payable by, or received or receivable from, the Borrower under this Agreement, the Borrower shall pay such additional amount as is necessary to ensure that the Agent or, as the case may be, the Lender to which that sum is due receives on the due date and retains (free from any liability other than tax on its own overall net income) a net sum equal to what it would have received and so retained had no such deduction or withholding been required or made;

        12.2.2 If the Borrower or any other person (whether or not a party to, or on behalf of a party to, this Agreement) must at any time pay any tax or other amount on, or calculated by reference to, any sum received or receivable by any Agent or, as the case may be, any Lender under this Agreement (except for a payment by the Agent or a Lender of tax on its own overall net income), the Borrower shall pay or procure the payment of that tax or other amount before any interest or penalty becomes payable or, if that tax or other amount is payable and paid by the Agent or any Lender, shall reimburse such Agent or such Lender on demand for the amount paid by it;

        12.2.3 Within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax or other amount which it is required by Clause 12.2.2 to pay, the Borrower shall deliver to the Facility Agent evidence satisfactory to the Facility Agent or, as the case may be, the relevant Lender of that deduction, withholding or payment and (where remittance is required) of the remittance thereof to the relevant taxing or other authority; and

        12.2.4 As soon as the Borrower is aware that any such deduction, withholding or payment is required (or of any change in any such requirement), it shall notify the Facility Agent.

12.3 GOODS AND SERVICES TAX: The Borrower shall also pay to the Lenders and the Agents on demand, in addition to any amount payable by the Borrower to the Lenders and the Agents under any of the Financing Documents, any goods and services, value added or other similar tax payable in respect of that amount (and references in the Financing Documents to that amount shall be deemed to include any such taxes payable in addition to it or in place thereof).

12.4    REFUND OF TAX CREDITS: If:

        12.4.1 the Borrower makes a payment under Clause 12.2.1 or 12.2.2 (a "Tax Payment") in respect of a payment to a Lender under this Agreement; and

        12.4.2 that Lender determines in its absolute discretion that it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which the Lender in its absolute discretion is able to identify as attributable to that Tax Payment, then, if in its absolute discretion it can do so without any adverse consequences for that Lender, that Lender shall reimburse the Borrower such amount as that Lender in its absolute discretion determines to be such proportion of that Tax Credit as will leave that Lender (after that reimbursement) in no better or worse position in respect of its worldwide tax liabilities than it would have been in if no Tax Payment had been required. A Lender shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent, order and manner in which it does so) and whether any amount is due from it under this Clause 12.4 (and, if so, what amount and when). No Lender shall be obliged to disclose any information regarding its tax affairs and computations.

13.     PAYMENTS

13.1 PAYMENTS BY BORROWER: On each date on which any sum is due from the Borrower it shall make that sum available to the Facility Agent, by payment, if in Singapore Dollars, in Singapore Dollars and in immediately available and freely transferable funds, so as to be received before 11 a.m. Singapore time to such account of the Facility Agent as may be designated by the Facility Agent to the Borrower, and will at the same time notify the Facility Agent of such payment; and if in US Dollars, in US Dollars and in funds which are for the same day settlement in the New York Clearing House Interbank Payments System (or, if such funds cease to exist or, in the Facility Agent's opinion, cease to be customary for the settlement in New York City of international banking transactions in US Dollars, such other US Dollar funds as the Facility Agent may from time to time determine to be customary for that purpose), so as to be received before 11 a.m. local time in New York City to such account of the Facility Agent and/or such other bank in New York City as the Facility Agent shall have designated to it for that purpose.

13.2    PAYMENTS BY LENDERS:

        13.2.1 On each date on which an Advance is to be made, each Trache A Lender or Tranche B Lender, as the case may be, shall make available to the Facility Agent its share (if any) of that Advance by payment in US Dollars in respect of the Tranche A Facility and Singapore Dollars in respect of the Tranche B[T] Facility.

        13.2.2 Payments shall be made (a) if that sum is due in Singapore Dollars, by payment in Singapore Dollars and in immediately available and freely transferable funds, so as to be received before 11 a.m., to such account of the Facility Agent with such bank in Singapore as the Facility Agent may from time to time designate, and (b) if that sum is due in US Dollars, by payment in US Dollars and in funds which are for same day settlement in the New York Clearing House Interbank Payment Scheme (or, if such funds cease to exist or, in the Facility Agent's opinion, cease to be customary for the settlement in New York City of international banking transactions in US Dollars, such other US Dollar funds as the Facility Agent may from time to time determine to be customary for that purpose), so as to be received before 11 a.m. (local time in New York City) to such account of the Facility Agent with such bank in New York City as the Facility Agent may from time to time designate; and

        13.2.3 The Facility Agent shall make the amounts so received by it from the Lenders available to the Borrower before close of business in the relevant Centre on that date by payment in the same currency and funds as received by the Facility Agent to such account of the Borrower with a bank in that Centre as the Borrower shall have specified in the request for that Advance. If any Lender makes its share of an Advance available to the Facility Agent later than required by Clause 13.2.1, the Facility Agent shall make that share available to the Borrower as soon as practicable thereafter.

13.3 DISTRIBUTION TO LENDERS: The Facility Agent shall make available to each Lender, before close of business in Singapore or New York City as the case may be on that day Pro Rata any sum (if any) so received by the Facility Agent in the same currency and funds as received by the Facility Agent to such account of that Lender and/or such bank in Singapore or New York City as the case may be as it shall have specified to the Facility Agent. If any sum is made available to the Facility Agent later than required by Clause 13.1 above, the Facility Agent shall make each Lender's share (if any) available to it as soon as practicable thereafter.

13.4 REFUNDING OF PAYMENTS: If and to the extent or for any reason that the Facility Agent makes funds available to the Borrower or any person pursuant to Clause 13.1 and Clause 13.2 and it transpires that the Facility Agent had not then received or does not receive the sum which it paid out:

        13.4.1 the Borrower or that person shall on demand refund such sum to the Facility Agent; and

        13.4.2 the person by whom that sum should have been made available shall on request pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent (as the case may be) against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of paying out that sum before receiving it or does not receive the sum for which it had paid out.

13.5    NON-BUSINESS DAYS:

        13.5.1 If at 11 a.m. on the Quotation Date for any Interest Period it is apparent to the Facility Agent that the Interest Period would otherwise end on a non-Business Day, it shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) and in the instance where the Final Repayment Date falls on a non-Business Day. All calculations of interest shall be adjusted accordingly.

        13.5.2 Any payment to be made by the Borrower and the Lenders on a day which is not a Business Day shall instead be due on the next Business Day in the same calendar month (if there is one) or on the preceding Business Day (if there is not) and all calculations of interest (if any) shall be adjusted accordingly.

14.     REPRESENTATIONS AND WARRANTIES

14.1 BENEFIT OF WARRANTY: The Borrower hereby represents and warrants to and for the benefit of the Lenders as follows and acknowledges that the Lenders have entered into the Financing Documents in reliance on these representations and warranties:

        14.1.1 STATUS OF BORROWER: it is a company with limited liability duly incorporated and validly existing under the laws of Singapore and has the power and authority to own assets and to conduct the business which it conducts and/or proposes to conduct;

        14.1.2 POWERS: it has the power to enter into, exercise its rights and perform and comply with its obligations under Transaction Documents, to undertake the Project and to operate the Plant;

        14.1.3 OBLIGATIONS: its obligations under the Transaction Documents are legal, valid, binding and enforceable in accordance with their respective terms;

        14.1.4 AUTHORISATIONS AND CONSENTS: all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (i) to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under the Transaction Documents,
                (ii) to ensure that those obligations are valid, legally binding and enforceable, (iii) to make such Transaction Documents admissible in evidence other than stamping in the courts of Singapore and (iv) to undertake the Project and to operate the Plant, have been taken, fulfilled and done (except for registration of the Security Documents which shall be fulfilled and done within the required statutory period);

        14.1.5 NON-VIOLATION OF LAWS ETC.: its entry into, exercise of its rights and/or performance of or compliance with its obligations under the Transaction Documents do not and will not violate (i) any law to which it is subject or (ii) any of the documents constituting the Borrower or (iii) any agreement to which it is a party or which is binding on it or its assets to an extent or in a manner which has or will have a Material Adverse Effect on it, and do not and will not result in the existence of, or oblige it to create, any security over those assets;

        14.1.6 TAXES: it has filed or caused to be filed all tax returns which are required to be filed by it and has paid all taxes due and payable by it or affecting its assets or the Project (insofar as they are due and payable) except to the extent that any such taxes or assessments are being contested in good faith and by appropriate proceedings (provided that it has established (in the reasonable opinion of the Facility Agent) prudent reserves against such liability);

        14.1.7 LITIGATION: no litigation, arbitration or administrative proceeding is current or pending against the Borrower including any Environmental Claim which will have a Material Adverse Effect;

        14.1.8 EVENT OF DEFAULT: no Event of Default or Potential Event of Default has occurred and is continuing (other than any waived in accordance with Clause 28.2) or, will occur as a result of the making any Advance or the issuance of the EDB Guarantee and it is not in breach of or default under any agreement to an extent or in a manner which has or would have a Material Adverse Effect;

        14.1.9 MATERIAL ADVERSE CHANGE: there is no material adverse change in the assets, financial condition, operations or management of the Borrower;

        14.1.10 WINDING-UP: no meeting has been convened for its winding-up or for the appointment of a receiver, trustee, judicial manager or similar officer of it, its assets or any of them, no such step is intended by it and so far as it is aware no petition, application or the like is outstanding for its winding-up or for the appointment of a receiver, trustee, judicial manager or similar officer of it, its assets or any of them;

        14.1.11 APPROVALS RELATING TO PROJECT: all approvals as may be necessary
                (a) for its lease of such part of the premises comprised in the Property the absence of which would otherwise lead to a forfeiture of such lease, and (b) for the Borrower to undertake the Project other than any which will not have a Material Adverse Effect on the Project, have been obtained or will be obtained from the competent authorities and are or will be in full force and effect and all conditions specified therein have been or will be complied with, and in respect of the approvals which are to be obtained hereafter, they will be obtained and when obtained all the conditions specified therein will be complied with;

        14.1.12 COMPLIANCE WITH PROJECT DOCUMENTS: there is no breach by it of
                (a) any of the terms and conditions of any of the Project Documents save as notified to the Lenders or (b) any of the Property Leases which would lead to a forfeiture of such lease;

        14.1.13 COMPLIANCE WITH LAWS: it is in compliance in all material respect with all applicable laws and regulations including but not limited to environmental law relating to the Project or the operation of the Plant;

        14.1.14 INTELLECTUAL PROPERTY: it has or will have available to it all intellectual property of every description (including, without limitation, licenses, copyrights, design registrations and know-how) necessary for the implementation of the Project and the operation of the Plant;

        14.1.15 MOVABLE ASSETS: the moveable Assets including the assets identified in Schedule 2 of the Debenture are not affixed to the Property in such a manner as that their removal may cause structural damage to the Property;

        14.1.16 OWNERSHIP OF ASSETS: save for Permitted Encumbrances, no Encumbrance exists over all or any of the present or future revenues or assets of the Borrower, and the Borrower is or will be the sole legal and beneficial owner of the properties and interest charged and/or assigned in the Security Documents to which it is a party as therein set out;

        14.1.17 NO MISSTATEMENT: on the date upon which the Information Memorandum was published, the information contained therein and in the exhibits referred to therein and on the date hereof was and is true, complete and accurate in all material respects (or, in the case of any assumption upon which the financial projections contained in the Information Memorandum or any other written information supplied by any person or any agent or advisor of the Borrower to the Agents and the Lenders or any of them in connection with the Project were made, such assumption was reasonable when made) and the Borrower is not aware of any material facts or circumstances that have not been disclosed to the Lenders which would render the information contained in the Information Memorandum or otherwise supplied to the Agents and the Lenders or any of them misleading in any material respect;

        14.1.18 YEAR 2000 READINESS: the Y2K Program has been implemented and will be completed in time in relation to material assets, processes and technologies used in the Project;

        14.1.19 AMENDMENTS TO PROJECT DOCUMENTS: it has not agreed to any amendment, modification, variation, supplement, assignment, novation or substitution of or to any Project Document referred to in Schedule 5 other than as permitted hereunder or which does not have a Material Adverse Effect and all amendments to any such Project Document which would have a Material Adverse Effect have been approved by the Lenders;

        14.1.20 LIABILITIES: it has no material liabilities (actual or contingent) in excess of an aggregate amount of S$10,000,000 other than those contemplated for the Original Scope of the Project and those liabilities as set out in the Borrower's latest financial statements or as separately notified to the Secured Creditors prior to the date hereof;

        14.1.21 AUDITED FINANCIAL STATEMENTS: the most recent audited financial statements of the Borrower:

                14.1.21.1 were prepared in accordance with accounting principles generally accepted in Singapore and consistently applied;

                14.1.21.2 to the extent required by accounting principles, standards and practices generally accepted in Singapore, disclose or reserve against all material liabilities (contingent or otherwise) and all material unrealised or anticipated losses of the Borrower; and

                14.1.21.3 save as disclosed therein, give a true and fair view of the financial condition and operations of the Borrower during the relevant financial year;

        14.1.22 INSURANCES: the Insurances referred to in Clause 17.20 are in full force and effect and the Borrower is not aware of any facts or circumstances that have not been disclosed to the Borrower's insurers and which might reasonably be expected, if so disclosed in the opinion of the Independent Insurance Consultant, to affect materially and adversely the nature or extent of the cover to be provided under such Insurances;

        14.1.23 PROJECT AGREEMENTS: as at Financial Close, there is no other material agreement, other than the Transaction Documents, necessary or anticipated to be necessary in connection with the Project; and

        14.1.24 REPETITION: each of the above representations and warranties will be correct and complied with on the date of each request for an Advance or the EDB Guarantee, on the date on which each Advance or EDB Guarantee is to be made or issued respectively, and on each day which is an Interest Payment Date and after the expiry of the Tranche A Facility on each Guarantee Fee Payment Date and the Expiry Date as if repeated then by reference to the then existing circumstances except for Clause 14.1.17 (mis-statements) which shall be repeated only on the date of the request for the first Advance or the EDB Guarantee (as the case may be).


15.     FINANCIAL COVENANTS

The Borrower undertakes to the Agents and the Lenders that, so long as the Secured Liabilities are outstanding under this Agreement:

15.1 PREPARATION OF ACCOUNTS: it will ensure that all accounts to be delivered by it under this Agreement are prepared in such manner that they will:

        15.1.1 include such financial statements as are required by the laws of Singapore and, save as stated in the notes thereto, were prepared, audited, examined, reported on and approved in accordance with accounting principles and practices generally accepted in Singapore and consistently applied and in accordance with the laws of Singapore and its Memorandum and Articles of Association;

        15.1.2 together with those notes, give a true and fair view of its state of affairs and financial condition and operations as at that date and for the financial year then ended; and

        15.1.3 together with those notes and to the extent required by accounting principles, standards and practices generally accepted in Singapore, disclose or reserve against all liabilities (contingent or otherwise) of it as at that date and all material unrealised or anticipated losses from any commitment entered into by it and which existed on that date;

15.2 AUDITED ACCOUNTS: as soon as reasonably practicable after the same are available and in any event within 120 days after the end of each of its financial years (beginning with the current one), it will deliver to the Facility Agent, with sufficient copies for all the Lenders, copies of its audited accounts as at the end of and for that financial year, together with copies of the related reports and approvals referred to in Clause 15.1 above;

15.3 MANAGEMENT ACCOUNTS: as soon as reasonably practicable after the same are available and in any event within forty-five (45) days after the end of the first six months of each of its financial years (beginning with the current one), it will deliver to the Facility Agent, with sufficient copies for all the Lenders, copies of its unaudited management accounts as at the end of and for that six month period;

15.4 AUDITOR'S REPORT: as soon as reasonably practicable after any request made by the Facility Agent from time to time, it will deliver to the Facility Agent a report or such certificates signed by the Borrower's auditor with sufficient copies for all Lenders for that purpose concerning such matters relating to its books of account and records as the Facility Agent may reasonably request in its notice provided that where there is no Event of Default or Potential Event of Default which is continuing, the Facility Agent may not make more than one such request per calendar year;

15.5 OTHER INFORMATION: it will as soon as reasonably practicable deliver to the Facility Agent (a) such other information relating to its financial condition or business as the Facility Agent or any Lender through the Facility Agent may from time to time reasonably require, and (b) all financial, technical and other information as the Facility Agent may from time to time reasonably require in relation to the Project or the Plant (except for such information of a proprietary nature or as is reasonably regarded by the Borrower as confidential including commercially sensitive information);

15.6 PREPAYMENT OF EDB LOAN: it shall two (2) days prior to the giving any notice of prepayment or cancellation of the EDB Loan or any part thereof to EDB, notify the Facility Agent of its intention of giving such notice to the EDB;

15.7 COMPLIANCE WITH FINANCIAL RATIOS: at the end of each semi-annual period of each of its financial years (and within fourteen (14) days after any request made by the Facility Agent from time to time), it will deliver to the Facility Agent within forty-five (45) days from the end of that semi-annual period a certificate by the Authorised Signatory of the
        Borrower:

        15.7.1 confirming compliance with Clause 15.8 as at the end of the relevant semi-annual period (or, as the case may be, as at the date specified in the Facility Agent's request, which date must be not less than seven (7) nor more than fourteen (14) days before the date of the request); and

        15.7.2 setting out in reasonable detail and in a form mutually agreed between the Borrower and the Facility Agent the computations necessary to demonstrate such compliance;

15.8    DEBT SERVICE COVERAGE RATIO:

        15.8.1 it will with effect from the first Repayment Date, maintain a Debt Service Coverage Ratio of not less than 1.1:1, and the Facility Agent may on a semi-annual basis based on the Current Financial Report (based on US Dollars denominated accounts) determine that such ratio has been maintained; and in the event of a breach of the provisions hereof, the Borrower shall ensure that the Shareholders shall upon the occurrence of such event or upon notification by the Facility Agent, within fourteen (14) days, inject funds in the Borrower either by way of Contingency Shareholders Loan or Equity Contribution in accordance with the provisions of the Shareholders Undertaking or otherwise as approved by the Facility Agent, to rectify the shortfall and the Available Cashflow used for the calculation of that Debt Service Coverage Ratio shall be revised to include such funds injected;

        15.8.2 the Agents and the Lenders agree and acknowledge that a breach of the Debt Service Coverage Ratio itself will not constitute an Event of Default unless and until the Shareholders fail to rectify the shortfall in accordance with Clause 15.8.1.

15.9 FINANCIAL RATIOS: it will ensure that the D/E Ratio will not exceed the following levels on the specified dates:

                        DATE                          MAXIMUM DEBT TO EQUITY
                  31 December 2001                            2.0x
                  31 December 2002                            1.5x
                  31 December 2003                            1.5x
                  31 December 2004                            1.5x
                  31 December 2005                            1.5x


        For the period from 31st December 2001 to 30th June 2002, D/E Ratio will not exceed 2.0x. From 30th June 2002 onwards, the Borrower's D/E Ratio will not exceed 1.5x at any time. The Facility Agent will monitor the D/E Ratio and it will be tested on a semi-annual basis calculated based on the Current Financial Report for the period ending on that date.


16.     COVENANTS RELATING TO THE PROJECT ACCOUNTS

The Borrower undertakes to the Facility Agent and the Lenders that, so long as the Secured Liabilities are outstanding under this Agreement:

16.1 OPENING OF ACCOUNTS: it will establish and maintain the Project Accounts with the Project Account Bank until the Final Repayment Date;

16.2    PAYMENTS INTO ACCOUNTS: it will ensure that:

        16.2.1 the gross sale proceeds derived from the ASAD Agreement and direct sales of wafers produced within the Original Scope of Project to third parties requested or initiated by CSM;

        16.2.2  the proceeds from all Advances and Equity Contribution;

        16.2.3  the proceeds of each Advance made by EDB as part of the EDB
                Loan;

        16.2.4 all payments and/or advances made to the Borrower as Equity Contribution and Contingency Shareholders Loan;

        16.2.5 any capital amount, interest or income received from any Permitted Investment made pursuant to Clause 16.5;

        16.2.6 all amounts paid to it under any completion guarantee, performance bond, advance payment guarantee or any retention monies or liquidated damages in relation to or in connection with the Original Scope of the Project; and

        16.2.7 aggregate Insurance Proceeds exceeding US$5,000,000 from any one incident,

        are credited in full to the relevant Project Accounts;

16.3    AMOUNTS IN PROJECT ACCOUNTS:

        16.3.1 no amount standing to the credit of any Project Account shall be applied other than in accordance with the terms of and subject to the conditions of the Financing Documents; and

        16.3.2 all amounts withdrawn from any Project Account by the Borrower for application in or towards making a specific payment or meeting a specific liability shall be applied in or towards making that payment or meeting that liability and shall not be applied in or towards any other purpose;

16.4 it will ensure that withdrawals are made from the Project Accounts only for the following applications (save for payment pursuant to Clause 5.3.3) and in the following order of priority:

        16.4.1 Operating Costs and administration expenses (including inter-company billings), all capital expenditure of the Original Scope of Project and pre-operating costs due and payable;

        16.4.2  taxes due and payable;

        16.4.3 Lenders' fees and interest (including those under the EDB Loan) which have fallen due and payable;

        16.4.4 repayment of the principal amount of the Facilities which have fallen due and payable;

        16.4.5 payments of all other amounts due and payable by the Borrower under the Financing Documents;

        16.4.6 on a Repayment Date, the balance remaining after payments pursuant to Clauses 16.4.1 to 16.4.5, shall be used for repayment of advances from Shareholders under the Contingency Shareholders Loan (subject to Clause 18.2); and

        16.4.7 on a Repayment Date, the balance remaining after payments pursuant to Clauses 16.4.1 to 16.4.6, may be utilised for dividends or any other payments or distributions (subject to the conditions in Clause 18.1) and/or for any other purpose as the Borrower may think fit; and

        16.5 PERMITTED INVESTMENTS: without limiting the Borrower's obligations under this Clause 16, and in particular Clause 16.4, amounts credited to the Project Accounts may be invested in Permitted Investments.


17.     POSITIVE COVENANTS

The Borrower undertakes to the Secured Creditors that, so long as the Secured Liabilities are outstanding, it shall:

17.1 AUTHORISATION AND CONSENTS: from time to time, obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents (and all terms and conditions imposed thereby) necessary or advisable to enable it lawfully to enter into and perform its obligations under the Transaction Documents other than licences, approvals and consents, in relation to which the failure to comply with or obtain the same would not materially and adversely affect the financial condition of the Borrower or its ability to perform its obligations under the Transaction Documents or to ensure the legality, validity, enforceability or admissibility in evidence in Singapore of the Transaction Documents;

17.2 REPRESENTATIONS: after the delivery of any Notice of Drawdown and before the proposed making of the Advance requested therein, notify the Facility Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations contained herein being untrue in any material respect at or before the time of the proposed making of such Advance;

17.3 NOTIFICATION: promptly upon it becoming aware of the same, inform the Facility Agent of the occurrence of any of the following:

        17.3.1 an Event of Default or Potential Event of Default which is continuing together with details of remedial action it proposes to take;

        17.3.2 an event of Force Majeure occurring in connection with the Project;

        17.3.3 any dispute to which it is a party under any of the Project Documents and any other document which, if determined against it, would have a Material Adverse Effect;

        17.3.4 any litigation, arbitration or other proceeding that is threatened against the Borrower or its assets which would have a Material Adverse Effect;

        17.3.5 stoppage or suspension (for continuous period of more than fourteen (14) days) of construction works (if any), equipment installation or operation of the Project other than routine stoppage of operations in the normal course of operation and maintenance activities, material loss or damage to the Plant; and

        17.3.6 default, non-availability, termination or non-renewal of, or imposition of onerous conditions upon, any consent or authorisation referred to in Clause 17.1 having a Material Adverse Effect;

17.4 CLAIM PARI PASSU: ensure that at all times the claims of the Agents and the Lenders against the Borrower under this Agreement and each of the Financing Documents will rank at least pari passu with the claims of all creditors that are both unsecured and unsubordinated except indebtedness preferred solely by laws of general application;

17.5 UTILISATION OF PLANT: unless otherwise agreed by the Majority Lenders, utilise the Plant to produce semi conductor integrated circuit wafers/products at technology levels contemplated under the ASAD Agreement or the Joint Venture Agreement;

17.6    PROJECT IMPLEMENTATION:

        17.6.1 ensure that at all times it complies with in all material respect, and that the Project is constructed and operated and the Plant maintained in compliance with in all material respect, all applicable laws including environmental laws; and

        17.6.2 all contractors and suppliers complete the Project in accordance with generally accepted engineering practice and generally accepted construction procedures and that the Plant is installed and operated in accordance with good industry practice and keep and maintain the Plant in good working order and condition subject to normal wear and tear;

17.7 TRANSACTION WITH AFFILIATES: enter into any material transactions with the Shareholders or any of their affiliates or subsidiaries only on an arm's length commercial terms or terms which are no less favourable to it than on arm's length commercial terms;

17.8 SECURITY INTERESTS: as long as any Secured Liabilities remain unpaid, maintain the security granted pursuant to the Security Documents;

17.9 DISPUTES UNDER PROJECT DOCUMENTS: (a) notify the Facility Agent in writing within thirty (30) days of becoming aware of the institution of any suit or proceeding as referred to in Clause 19(F)(ii) of the Joint Venture Agreement or Article 6.10(b) of the License and Technology Transfer Agreement and (b) give the Facility Agent not less than thirty
        (30) days prior notice in writing of the termination of the Joint Venture Agreement and (c) as soon as practicable after becoming aware give notice in writing of any material breach by any party of its obligations under the Joint Venture Agreement;

17.10 TRANSACTION DOCUMENTS: (i) observe, comply with and perform all of its obligations and otherwise comply with all the provisions under each of the Transaction Documents to which it is expressed to be a party and
        (ii) maintain and exercise and enforce all of its rights and remedies under each of the Transaction Documents to which it is expressed to be a party in each case where the failure to do so would have a Material Adverse Effect;

17.11 NOTIFICATION: as soon as reasonably practicable notify or deliver to the Facility Agent:

        17.11.1 copies of any additional Project Documents, details of any amendments or variations to any of the Project Documents and any other material agreement relating to the Project;

        17.11.2 confirmations from the Borrower that by the respective dates as specified in the Shareholders Undertaking, the share capital of the Borrower would be not less than the required Equity Contribution;

        17.11.3 notice of any material adverse change since the latest financial statements in the Borrower's businesses or financial, operations or management condition;

17.12 PROCEEDS OF ADVANCE: utilise the proceeds of each Advance in accordance with the provisions of Clause 2.2;

17.13 INSPECTION OF PLANT: provide reasonable access by permitting each of the Lenders or the Agents and any representative appointed by the Lenders or any Agent, (a) to carry out an inspection of the Plant subject to (unless an Event of Default has occurred or the relevant Lender or Agent is of the reasonable opinion that the Plant is in jeopardy) (i) practicality and the giving of reasonable notice, and (ii) inspection being at reasonable times and with reasonable frequency and in compliance with any applicable procedures of the Borrower; and (b) upon the occurrence of an Event of Default which is continuing, and subject to practicality and the giving of reasonable notice, to carry out an inspection of the Borrower's financial books and records, and, in either case, for this purpose provide or procure the provision to any such person or representative of reasonable access and cause its agents and employees to co-operate on the occasion of any such inspection;

17.14 IMPLEMENTATION REPORTS: until Commercial Production, submit quarterly reports (in such form and substance as agreed by the Borrower and the Facility Agent), such reports to indicate that the expected depreciation plus the then available Contingency Shareholders Loan will exceed the Outstandings under Tranche A Facility and Tranche B(T) Facility expected to be repaid under Clause 5.1 and Clause 5.2 and the outstandings of EDB loan guaranteed under Tranche B[G] Facility expected to be repaid on each Repayment Date falling after the date of such report; and in the event the expected depreciation plus the then available Contingency Shareholders Loan is less than the Outstandings under Tranche A Facility and Tranche B(T) Facility expected to be repaid under Clause 5.1 and Clause 5.2 and the outstandings of EDB loan granted under Tranche B[G] Facility expected to be repaid on each Repayment Date falling after the date of such report, and the projected Available Cashflow will not be sufficient to cover the shortfall, the Borrower will within fourteen
        (14) days of notification by the Facility

        Agent, produce to it a remedial action plan acceptable to the Facility Agent (such acceptance not to be unreasonably withheld), and to implement such plan in accordance with the terms thereof forthwith upon the Facility Agent's confirmation that such plan is acceptable. The first implementation report shall be submitted within thirty (30) days from Financial Close and the Borrower acknowledges that there shall be no grace period for remedy of any failure to deliver any implementation report within the time stipulated above;

17.15 AMENDMENTS TO BUSINESS PLAN: notify the Facility Agent of any material amendments to the Business Plan as approved by the board of directors of the Borrower and confirm to the Facility Agent that such amendments are of no Material Adverse Effect;

17.16 STAMP DUTY AND TAXES: (a) within such period allowed by law, pay or cause to be paid all stamp duties or similar taxes payable in respect of the Transaction Documents; (b) from time to time pay all taxes payable by it as and when the same fall due except to the extent that any such taxes or assessments are being contested in good faith and by appropriate proceedings (provided that it has established (in the reasonable opinion of the Facility Agent) prudent reserves against such Liability);

17.17 INDEPENDENT INSURANCE CONSULTANT: afford to the Independent Insurance Consultant all assistance reasonably requested by the Independent Insurance Consultant;

17.18 INFORMATION: ensure that all factual written information provided by it is at all times true, complete and accurate in all material respects when delivered and that all projections, forecasts and opinions provided are arrived at after due and careful consideration and enquiry and genuinely represent its view;

17.19 PERMITTED INVESTMENT CREDIT RISK: ensure that if the Facility Agent notifies it that in the Facility Agent's opinion, any entity with which a Permitted Investment is made pursuant to Clause 16.5, ceases to be of sound financial health, the Borrower shall refrain from making any Permitted Investments pursuant to Clause 16.5 with such entity and the Borrower shall withdraw any existing investments with such entity provided that it shall not be obliged to do so if it is prejudicial to the Borrower taking into account all circumstances including the costs involved;

17.20   INSURANCES:

        17.20.1 effect and maintain or procure that there shall be effected and maintained, in accordance with good insurance practice all policies specified in Schedule 9 in such manner and on such terms (including level of cover) as the Facility Agent may reasonably require (following consultation with the Independent Insurance Consultant and the Borrower) in the joint names of the Borrower and the Security Agent (for and on behalf of the Lenders and naming the Security Agent as loss payee) for their respective interests with reputable insurers and underwriters;

        17.20.2 from time to time upon reasonable request supply the Facility Agent with a certificate provided by Lucent Technologies Inc., CSM and/or STPL certifying that the insurances for the Project set out in Clause 17.20.1 above are (i) in full force and effect and (ii) included within the main insurance policy maintained by Lucent Technologies Inc., CSM or, as the case may be, STPL and the Borrower shall pay all premium, calls contributions and other sums due under such insurance policies within applicable grace periods. To the extent that the Borrower fails to do so, the Facility Agent shall be entitled (but not obliged) to pay any premiums or other amounts payable by the Borrower, in respect of such insurance policies and the Borrower shall forthwith upon demand reimburse the Facility Agent for all such amounts paid together with interest under Clause 20.1 on such amount for the period beginning on the date on which the Facility Agent made payment up to the date of receipt of the amount of such payment from the Borrower at the rate equal to the sum of the Margin and the cost to the Facility Agent and the relevant Lender (as certified by it to the Borrower) of funding that amount;

        17.20.3 allow and facilitate the Independent Insurance Consultant appointed by the Facility Agent (which shall initially be Alexander Forbes or such other insurance expert as shall be acceptable to the Borrower and the Lenders) to advise the Agents and the Lenders on all insurance matters and the Borrower shall make available to the Independent Insurance Consultant all such information on the insurance policies and the Project as the Independent Insurance Consultant may reasonably require provided that a report from such Independent Insurance Consultant may be required where the Independent Insurance Consultant is unable to certify that the coverage of any policy from time to time renewed is less wide than prior to renewal;

        17.20.4 enforce the interests and rights of the Borrower and the Security Agent in the insurance policies and will permit the Borrower's name to be used as and when required by the Security Agent for this purpose;

        17.20.5 in the event that the Facility Agent requires a claim under the policies to be made or considered and the Borrower does not or is unable to make or consider such claim, make available to the Security Agent upon request certified copies of all policies, contracts, binders, insurance slips and cover notes relating to the Project, or any part of the Project and the benefits thereof to the order of the Security Agent;

        17.20.6 on or prior to the expiration of any policy evidencing the insurance policies or within any grace period, deliver to the Security Agent certificates of insurance policies issued by the insurers under the policies required pursuant to this Agreement or by an insurance broker authorised

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                                       58


                to bind such insurers evidencing the insurance policies and the renewal of such insurance policies;

        17.20.7 ensure that no reductions in limits of coverage or increases in deductibles, exclusions or exceptions shall be made to any insurance effected pursuant to this Agreement without the prior consent of the Majority Lenders (such consent not to be unreasonably delayed or withheld after consultation with the Independent Insurance Consultant); and

        17.20.8 promptly notify the Security Agent of any circumstances of which it is aware which may give rise to an insurance claim or related claims exceeding in aggregate US$5,000,000 or the equivalent thereof in any other currency during a policy year;

17.21 NEW DEBT: subject to Clause 17.23, where it proposes to incur a New Debt, (i) during its fund raising exercise, approach the Secured Creditors, in addition to other banks or financial institutions, if it is deemed desirable by the Borrower, for providing such New Debt and
        (ii) give to the Lenders an opportunity to match the best terms offered by the other financial institutions to the Borrower to fund such New Debt;

17.22 TERMS AND CONDITIONS OF NEW DEBT: unless the Secured Liabilities are fully repaid or will be fully repaid by the proceeds of the New Debt:

        17.22.1 ensure that the terms and conditions of the New Debt shall include but not be limited to the following:

                17.22.1.1 the lender of the New Debt may not object to the
                          Majority Lenders putting the Borrower into judicial management or having a receiver and manager appointed over the Borrower and its assets;

                17.22.1.2 the lenders of the New Debt shall not wind up the
                          Borrower without the prior consent of the Majority Lenders, such consent shall not be unreasonably withheld or delayed;

                17.22.1.3 the lenders of the New Debt may not prevent the
                          Majority Lenders or the Facility Agent from selling the Project as a going concern;

                17.22.1.4 the repayment schedule of and any prepayment mechanism for the New Debt shall not be structured in a manner such that the repayment to the lenders of the New Debt ranks ahead of the repayment to the Secured Creditors;

        17.22.2 any New Debt incurred by the Borrower shall not be for the acquisition of the Original Scope Assets and the Borrower shall be entitled to incur New Debt (and any hedging in respect of such New Debt):

                (a) to acquire assets apart from the Original Scope Assets provided that (1) the Lenders shall have received legal opinions reasonably satisfactory to them confirming inter alia that the security interests are not and will not be affected by such debt and (2) the Borrower shall not incur New Debt for the purpose under this sub-Clause
                        (a) until the Borrower's financial covenants under Clauses 15.8 and 15.9 can be tested and have been achieved and, such covenants will not be breached as a result (for the avoidance of doubt, there is no limit on the amount of New Debt incurred under this sub-Clause
                        (a)); and

                (b) to fund the working capital and general funding requirements of the Borrower (excluding the acquisition of assets), provided that the aggregate New Debt incurred under this sub-Clause (b) shall not exceed US$20,000,000; and

                (c) an inter-creditor agreement shall be entered into between the Secured Creditors and New Debt lenders on terms reasonably acceptable to the Secured Creditors;

17.23 NEW DEBT AND EVENT OF DEFAULT: ensure that no New Debt shall be incurred if an Event of Default or Potential Event of Default is continuing or if the incurring of the New Debt results in the occurrence of an Event of Default or Potential Event of Default;

17.24 YEAR 2000 READINESS: ensure that the Y2K Program is implemented and completed in time in relation to material assets, processes and technologies used in the Project;

17.25 EDB LOAN: (a) not make or agree to any amendment to the EDB Financing Document without the prior consent in writing of all the Tranche B Lenders and will notify the Facility Agent of the occurrence of any Event of Default (as defined in the EDB Financing Document) by it under the EDB Financing Document, (b) duly perform and comply with its obligations under the EDB Financing Document (including, without limitation, its obligation to repay the EDB Loan in accordance with the repayment schedule as set out in the EDB Financing Document, and (c) as soon as reasonably practicable and in any event within three (3) Business Days of the same, notify the Agent of the principal amount and date of each advance and any repayment or prepayment of the EDB Loan under the EDB Financing Document together with a certified copy of the notice of drawdown, repayment or prepayment as the case may be;

17.26 CHANGE OF BUSINESS: save with the prior consent in writing of the Majority Lenders (such consent not to be unreasonably withheld or delayed) ensure that there is no material change in the nature of its business taken as a whole (whether by a single transaction or

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                                       60


        a number of related or unrelated transactions, whether at one time or over a period of time and whether by disposal, acquisition or otherwise) and shall carry on the business of ownership and operation of wafer fabrication plant; and

17.27 NOTIFICATION OF HEDGE: notify the Facility Agent within thirty (30) days of entering into any hedging agreement where such hedging agreement entered into by the Borrower is for a nominal amount exceeding US$50 million or the equivalent thereof in any other currency and covering a period exceeding twelve (12) months.

18.     NEGATIVE COVENANTS

The Borrower undertakes to the Secured Creditors that so long as the Secured Liabilities are outstanding under the Financing Documents, it shall not, without the prior written consent of the Majority Lenders:

18.1 DIVIDEND: pay, make or declare any dividend or other distribution or repurchase or redeem equity (under Clause 16.4.7) Provided that the Borrower shall be entitled to declare a dividend and make payment of the same to the extent that:

        18.1.1  Commercial Production has been achieved;

        18.1.2 such dividend, other distribution or other payment is permitted by applicable law and will not result in the Borrower failing to satisfy the Debt Service Coverage Ratio;

        18.1.3 no Event of Default or Potential Event of Default is continuing or would occur after giving effect to such payment, dividend, other distribution or redemption; and

        18.1.4 no event of Force Majeure exists which is not cured or any other event entitling any party to a Project Document to suspend performance of its obligations under any Project Document has occurred and is continuing;

18.2 CONTINGENCY SHAREHOLDERS LOAN: repay the Contingency Shareholders Loan, except only on a Repayment Date after all payment of Debt Service which is due and payable on that Repayment Date has been made to the Facility Agent, and there being no Event of Default or Potential Event of Default or an event of Force Majeure either of which is continuing;

18.3 LOANS AND GUARANTEES: make, or permit to exist, any loans, grant any credit (save in the ordinary course of business) or give any guarantee, bond or indemnity (save in the ordinary course of business) to or for the benefit of any person (save for such loans, indemnities or undertakings to be given in respect of or for the benefit of any employee or director of the Borrower) or otherwise voluntarily assume, or permit to exist, any liability, whether actual or contingent, in respect of any obligation of any other person or incur, or permit to exist, any indebtedness for borrowed money other than New Debt,

        Shareholders Loans, any indebtedness of the type described in paragraphs
        (c) and (d) of the definition of "Permitted Encumbrances" and any indebtedness incurred pursuant to this Agreement;

18.4 EQUITY INJECTION: save for the purposes of effecting any equity injections by the Shareholders as contemplated by the Financing Documents and the Shareholders' Undertaking and then only to such extent as shall not affect the proportional interests of the Shareholders in the voting capital of the Borrower, issue any further shares or alter any rights attaching to its issued shares in existence at the date hereof;

18.5 DISPOSALS: save for disposal in the ordinary course of business or as the Majority Lenders may consent (such consent not to be unreasonably withheld) (whether by a single transaction or a number of related or unrelated transactions and whether at one time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of (whether outright, by a sale-and-repurchase or sale-and-leaseback arrange, or otherwise) all or any part of its assets the aggregate net book value of which either alone or when aggregated with all other disposals required to be taken into account under this Clause 18.5 exceeds 5% of its total assets in accordance with the Current Financial Report) and for the avoidance of doubt such limit applies to total assets disposed in aggregate over the duration of the Facilities, not individual years or, merge or enter into any business unrelated to the Project;

18.6 NO SUBSIDIARIES: establish, incorporate or acquire any subsidiary or subsidiaries without the prior consent in writing of the Facility Agent acting on the instructions of the Majority Lenders;

18.7 RECONSTRUCTION, AMALGAMATION, ETC.: undertake or permit any merger, reconstruction, amalgamation, reorganisation, merger, takeover, substantial change of shareholders or any other schemes of compromise or arrangement affecting its present constitution;

18.8 TERMINATION OF PROJECT DOCUMENTS: (i) terminate, or (ii) waive or amend any of the Project Documents in any way that would have a Material Adverse Effect;

18.9 COMPROMISE: accept liability in respect of, or compromise any, claim by any third party that the Borrower has infringed any third party intellectual property rights in the course of manufacturing products, in the operation of the Plant or otherwise, where to do so would result in any liability or require the Borrower to make any payment either of which would reasonably be expected to have a Material Adverse Effect;

18.10 OPERATING LEASES: enter into any operating lease in the capacity of a lessee except for any such lease entered into on commercial arm's length terms in the ordinary course of its operations and so long as the value, as reasonably determined by the Facility Agent, of the assets which are the subject of such lease (when aggregated with the value of the assets which are the subject of other leases required to be taken into account under this Clause 18.10) does not exceed the limits specified in the definition of "Permitted Encumbrance";

18.11 ASSIGNMENT OF PROJECT DOCUMENTS: (other than as contemplated in the Project Documents in particular, the assignment of monies due or to become due to the Borrower to the Security Agent in accordance with the Assignment of Contract Proceeds) assign or transfer any of its rights and obligations under the Project Documents;

18.12 DEPRECIATION POLICY: effect any change to its depreciation policy without the prior written consent of the Majority Lenders such consent not to be unreasonably withheld;

18.13 NEGATIVE PLEDGE: create or have outstanding any Encumbrance on or over any of the Assets, except for Permitted Encumbrance; and

18.14 HEDGING: without limiting the rights of the Borrower to enter into hedging agreements in respect of New Debt in accordance with Clause 17.22, enter into any secured hedging transactions with any counterparty save for an Approved Hedging Counterparty, or enter into any hedging transactions with any counterparty unless (a) such counterparty (if not an Approved Hedging Counterparty) has a long term credit rating of not less than A by Standard and Poor's Corporation or A2 by Moody's Investor Services Inc, (b) the hedging transactions are on terms at least as favourable to the Borrower as those available to the Borrower in the market based on quotes from two leading banks which generally operate in the swap market, and (c) such hedging transactions are unsecured.


19.     EVENTS OF DEFAULT

19.1    EVENTS OF DEFAULT: It shall be an Event of Default if:

        19.1.1 NON-PAYMENT: the Borrower or any Shareholder does not pay in the manner and in the currency provided in any Financing Document or the Shareholders Undertaking respectively any sum payable thereunder when due unless such default is due solely to technical reasons affecting the banking system unrelated to the Borrower's ability to pay, and, such default is remedied within three (3) Business Days of its occurrence;

        19.1.2 BREACH OF OTHER OBLIGATIONS: the Borrower or any Obligor does not perform or comply with any one or more of its obligations (other than the payment obligation of the Borrower referred to in Clause 19.1.1) under the Financing Documents, and, if in the reasonable opinion of the Majority Lenders that default is capable of remedy, it is not in the reasonable opinion of the Majority Lenders remedied within fourteen (14) days of its occurrence;

        19.1.3 BREACH OF WARRANTY: any representation, warranty or statement by the Borrower or any Obligor in the Financing Documents or in any document

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                                       63


                delivered by them thereunder proves to have been incorrect, untrue or misleading in any material respect when made or deemed repeated and such default is not remedied within fourteen (14) days of written notice to the Borrower or (as the case may be) such Obligor;

        19.1.4 CROSS DEFAULT: any indebtedness of the Borrower or any Obligor in respect of borrowed money or any hedging transaction is or is declared to be due and payable before its normal maturity by reason of any default, event of default or the like (however described) or is not paid when due or, as a result of any default, event of default or the like (however described) any facility relating to any such indebtedness is or is declared to be or is capable of being cancelled or terminated before its normal expiry date or any person otherwise entitled to use any such facility is not so entitled. However, no Event of Default will occur under this Clause 19.1.4 unless and until the aggregate amount of the indebtedness in respect of which one or more of the events mentioned above in this Clause 19.1.4 has/have occurred equals or exceeds US$7,500,000 in the case of the Borrower or US$20,000,000 in the case of each of the Obligors or its equivalent in other currencies (as determined by the Facility Agent) and in this regard, reference to indebtedness in relation to any hedging transaction shall be the net amount payable to the hedging counterparty in accordance with the terms of the hedging agreement;

        19.1.5 INSOLVENCY: the Borrower or any Obligor is (or is, or could be, deemed by law or a court to be) insolvent or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of its indebtedness (other than the stopping or suspension of payment of any part of its indebtedness if such indebtedness is being contested by it in good faith and by appropriate means), begins negotiations or takes any other step with a view to the deferral, rescheduling or other readjustment of all or a material part of its indebtedness (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors or a moratorium is agreed or declared in respect of or affecting all or a material part of the indebtedness of the Borrower or that Obligor;

        19.1.6 ENFORCEMENT PROCEEDINGS: a distress, attachment, execution or other legal process is levied, enforced or sued out on or against the assets of the Borrower or any Obligor and is not discharged or stayed within fourteen (14) days;

        19.1.7 SECURITY ENFORCEABLE: any security on or over the assets of the Borrower or any Obligor becomes enforceable;

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                                       64


        19.1.8 WINDING-UP: any step is taken by any person with a view to the winding-up of the Borrower or any Obligor (except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved by the Majority Lenders before that step is taken) or for the appointment of a liquidator (including a provisional liquidator), receiver, judicial manager, trustee, administrator, agent or similar officer of the Borrower or any Obligor or over any part of the assets of the Borrower or that Obligor;

        19.1.9 CESSATION OF BUSINESS: the Borrower or any Obligor ceases or threatens to cease to carry on all or a substantial part of its business;

        19.1.10 NATIONALISATION: any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a material part of the assets of the Borrower or any Obligor;

        19.1.11 CONSENTS: any action, condition or thing (including the obtaining of any necessary consent) at any time required to be taken, fulfilled or done for any of the purposes stated in Clause 14.1.4 is not taken, fulfilled or done, or any such consent ceases to be in full force and effect without modification or any condition in or relating to any such consent is not complied with (unless that consent or condition is no longer required or applicable);

        19.1.12 ILLEGALITY: (a) it is or will become unlawful for the Borrower or any Obligor to perform or comply with any one or more of its obligations under (i) the Project Documents such as to adversely affect the operation of the Project and/or repayment ability of the Borrower or (ii) the Financing Documents, or (b) the Security interest or any part thereof fail or fails to constitute a valid and perfect first priority Encumbrance;

        19.1.13 CESSATION: any of the Transaction Documents ceases for any reason (or is claimed by the Borrower or any Obligor not) to be the legal and valid obligations of the Borrower or that Obligor, binding upon it in accordance with its terms provided that in the case of a Project Document such cessation would adversely affect the operation of the Project and/or repayment ability of the Borrower;

        19.1.14 LITIGATION: any litigation, arbitration or administrative proceeding (other than any reasonably determined by the Majority Lenders to be of a frivolous or vexatious nature) is current or pending (a) to restrain the exercise of any of the rights and/or the performance or enforcement of or compliance with any of the obligations of the Borrower or any Obligor under the Transaction Documents provided that in the case of a Project Document such proceeding would adversely affect the operation of the

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                                       65


                Project and/or repayment ability of the Borrower, or (b) which has or will have a Material Adverse Effect on the Borrower or that Obligor;

        19.1.15 PLANT: the Plant or any part thereof is compulsorily acquired, confiscated, nationalised, expropriated or damaged to an extent which, in the reasonable opinion of the Majority Lenders, renders it impossible or impracticable to reinstate it within any reasonable period specified by the Majority Lenders, or if any of the landlords under the Property Leases determines the lease(s) thereunder or if there is a breach of any of the terms of the Property Leases which would result in the termination of the Lease;

        19.1.16 PROJECT: the whole of the Project or any part of the Project which, in the reasonable opinion of the Majority Lenders, is material, is cancelled or abandoned;

        19.1.17 DECLARED COMPANY: the Borrower or any Obligor is declared by the Minister for Finance to be a company to which Part IX of the Companies Act, Chapter 50, applies;

        19.1.18 SHAREHOLDING:

                19.1.18.1 (a) LTM ceases at any time to own, legally and
                          beneficially, at least 51% of the Shares or (b) CSM ceases at any time to own, legally and beneficially, at least 49% of the Shares;

                19.1.18.2 (a) Lucent Technologies International Inc. shall cease to hold directly or indirectly, a majority shareholding in LTM or (b) STPL shall cease to hold directly or indirectly a majority shareholding in CSM;

        19.1.19 TOTAL LOSS: the declaration is made by the insurers of an actual or constructive loss of a substantial portion of the Plant; or any Force Majeure event or any other uninsurable event which has a Material Adverse Effect occurs;

        19.1.20 INFRINGEMENT OF RIGHTS: at any time after any person commences a law suit or other legal proceedings against the Borrower (whether as sole defendant or jointly with one or more other persons) alleging that the Borrower or that Obligor has infringed any third party intellectual property rights in the course of manufacturing products in Singapore, in the operation of the Plant in Singapore or otherwise, the Facility Agent reasonably determines that the potential or actual liability of the Borrower or that Obligor in respect of such law suit or other legal proceedings would reasonably be likely to result in the Borrower being unable to perform or comply with any obligation under the Financing Documents;

        19.1.21 FINAL JUDGMENT OR COURT ORDER: the Borrower or any Obligor does not pay under or pursuant to any final judgment or court order entered against it within ten (10) days of such final judgment or court order, whether or not any enforcement proceedings have commenced against the assets of the Borrower or that Obligor;

        19.1.22 CHANGE IN CIRCUMSTANCES: any event occurs or circumstances arise which in the reasonable opinion of the Majority Lenders will affect the ability of the Borrower or any Obligor to perform or comply with their respective obligations (a) under any Project Documents (and in the case of the Obligor, which would have a material adverse effect on the Borrower's ability to perform its obligations under the Financing Documents), or (b) under any of the Financing Documents;

        19.1.23 BREACH OF PROJECT DOCUMENTS: (a) any breach of the ASAD Agreement or the Licence and Technology Transfer Agreement by any Shareholder which would have a Material Adverse Effect on the Borrower occurs or (b) any material breach of any of the Project Documents by any of the parties to that Project Document occurs and if in the reasonable opinion of the Majority Lenders that default is capable of remedy, it is not in the reasonable opinion of the Majority Lenders remedied within ten (10) days of its occurrence;

        19.1.24 PAYMENT INTO PROJECT ACCOUNTS: the Borrower is in breach of its obligations under Clause 16.2.1;

        19.1.25 PRIVILEGES: the Borrower ceases to receive all or any of the promotional privileges granted by the Singapore government and referred to in item 17 in Schedule 2 save for the expiry of such privileges or where loss of the same would not, in the opinion of the Majority Lenders, result in a Material Adverse Effect; and

        19.1.26 ANALOGOUS EVENT: any event occurs which, under the law of any relevant jurisdiction, has an analogous or equivalent effect to any of the events mentioned in Clauses 19.1.5, 19.1.6, 19.1.8 and 19.1.10.

19.2 ACCELERATION AND CANCELLATION: Upon the occurrence of an Event of Default and unless the Borrower provides evidence reasonably satisfactory to the Facility Agent that such Event of Default is no longer continuing, the Facility Agent may (and, if so instructed by the Majority Lenders, shall) by notice to the Borrower:

        19.2.1 declare all or any part of the Advances to be immediately due and payable (whereupon the same shall become so payable together with

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                                       67


                accrued interest thereon and any other sums then owed by the Borrower hereunder) or declare all or any part of the Advances to be due and payable on demand of the Facility Agent; and/or

        19.2.2 require the Borrower to either procure that the liabilities of each of the Tranche B[G] Lenders under the EDB Guarantee is promptly reduced to zero or provide EDB Cash Cover for the EDB Guarantee in an amount specified by the Facility Agent, whereupon the Borrower shall pay to the Facility Agent such amount ("EDB Cash Cover"), which shall be deposited in the EDB Cash Cover Account and applied towards the discharge of the obligations of the Borrower to the Tranche B Lenders under or in connection with this Agreement. Without prejudice to the other provisions of this Clause 19.2.2 and any rights to which the Facility Agent or any Tranche B Lender may be entitled, the Facility Agent may:

                (a) prepay on behalf of the Borrower or purchase itself or procure the purchase by a nominee of all or any of the obligations of the Tranche B Lenders under the EDB Guarantee, and any such prepayment or purchase shall be treated as a payment made pursuant to a demand by EDB under the EDB Guarantee and the provisions of Clause 9 shall apply to such prepayment or purchase;

                (b) negotiate any compromise, release, discharge, reduction or retirement of all or any of the obligations of the Tranche B Lenders under the EDB Guarantee and any payment made pursuant to the same shall be treated as a payment made pursuant to a demand by EDB under the EDB Guarantee and the provisions of Clause 9 shall apply to such payment; and

                (c) pay any amount received by it under Clause 19.2.2 above to EDB in exchange for such payment of a release by EDB, to the extent of such payment, of the obligations of the Tranche B Lenders under the EDB Guarantee, and the provisions of Clause 9 shall apply to such payment by the Tranche B Lenders as if such payment had been made pursuant to a demand by EDB under the EDB Guarantee; and/or

        19.2.3 declare that any unutilised portion of the Facilities shall be cancelled, whereupon the same shall be cancelled and the Available Commitment of each Lender shall be reduced to zero;

        19.2.4 without prejudice to any of the obligations of the Borrower under this Agreement (including, without limitation, the obligation of the Borrower to make any payment to the Facility Agent and/or any of the Lenders under this Clause 19.2, the Facility Agent shall, within three (3) Business Days after any request from the Borrower made at any time after the making of a declaration by the Facility Agent under Clause 19.2.1 above by reason of the occurrence of an event referred to in Clause
        19.1.22 above, notify the Borrower of the grounds for the determination made by the Majority Lenders referred to in that Clause 19.1.22.

19.3 ADVANCES DUE ON DEMAND: If, pursuant to Clause 19.2, the Facility Agent declares all or any part of the Advances to be due and payable on demand of the Facility Agent, then, and at any time thereafter, the Facility Agent may (and, if so instructed by the Majority Lenders, shall) by notice to the Borrower:

        19.3.1 where Advances have been made require repayment of all or such part of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on the date specified together with accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw its declaration with effect from such date as it may specify; and/or

        19.3.2 where the EDB Guarantee has been issued, procure the cancellation of the EDB Guarantee or provide EDB Cash Cover in an amount equal to the Maximum Amount to the Security Agent; and/or

        19.3.3 select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less.


20.     DEFAULT INTEREST

20.1 INTEREST ON OVERDUE SUMS: If the Borrower does not pay any sum payable under this Agreement (including, without limitation, any sum payable under this Clause and Clause 9.2) when due or demanded, as the case may be, it shall pay interest on the amount from time to time outstanding in respect of that overdue sum for the period beginning on its due date and ending on the date of its receipt by the Facility Agent (both before and after judgment) in accordance with this Clause. For the purpose of this Clause, if any payment is received by the Facility Agent on the due date, but after the time required by Clause 13.1 and too late to be made available by the Facility Agent on that due date to the person(s) entitled to it under Clause 13.4, that payment shall be deemed to be received on the next Business Day.

20.2 DEFAULT INTEREST PERIODS AND RATES: Interest under this Clause shall be calculated by reference to successive Interest Periods, each of which (other than the first, which shall begin on the due date) shall begin on the last day of the previous one. Each such Interest Period shall be of one month or such other period as the Facility Agent may from time to time select and the rate of interest applicable for all or any part of a particular Interest Period shall be the rate per annum equal to the sum of 2% and the rate which would be applicable to that overdue sum for (or, as the case may be, for that part of) that Interest Period under Clauses 6.1 and 6.4 if that overdue sum were a non-overdue Advance, except as follows:

        20.2.1 subject to the following exceptions, until the third Business Day after the Facility Agent becomes aware of the relevant default, each Interest Period relating to the relevant overdue sum shall be an "overnight" period beginning on one (1) Business Day and ending on the next and the rate of interest for a particular "overnight" period shall be the rate per annum equal to the sum of 2%, the Margin and the rate at which the Lender is offering "overnight" deposits in US Dollars or Singapore Dollars (as the case may be), for that period in amounts comparable to that overdue sum;

        20.2.2 if the overdue sum is the principal portion of an Advance or the Outstandings and becomes due otherwise than on an Interest Payment Date relating to that Advance or the Outstandings, the first default Interest Period applicable to that overdue sum shall end on that Interest Payment Date and the rate of interest applicable to that sum for that Interest Period shall be the rate per annum equal to the sum of 2% and the rate applicable to it immediately before it became due; and

        20.2.3 if any event equivalent to that mentioned in Clause 11.3 occurs in relation to any Interest Period applicable to an overdue sum, the rate of interest payable on that sum for all or any part of that Interest Period shall be the sum of 2%, the Margin and the cost to the Lender (as certified by it to the Facility Agent and expressed as a rate per annum) of funding that sum during that Interest Period by whatever means it determines to be appropriate (including the cost occasioned by or attributable to complying with reserves, liquidity, deposit or other requirements for the time being imposed on it by the relevant authority or authorities).

20.3 NOTIFICATION OF INTEREST RATES: The Facility Agent shall promptly notify the Borrower of each rate of interest determined in accordance with Clause 20.2.

20.4    PAYMENT AND COMPOUNDING OF DEFAULT INTEREST:

        20.4.1 On the last day of each Interest Period, the Borrower shall pay the unpaid interest accrued during that Interest Period on the overdue sum to which it relates at the rate applicable for that Interest Period.

        20.4.2 Interest accrued under this Clause on an overdue sum shall be due on demand by the Facility Agent but, if not previously demanded, shall be paid when due in accordance with Clause 20.1. If not paid when due,

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                                       70


                the interest shall be added to that overdue sum and itself bear interest accordingly.


21.     INDEMNITIES

21.1 MISCELLANEOUS INDEMNITIES: The Borrower shall on demand indemnify each Secured Creditor against any funding or other cost, loss, expense or liability sustained or incurred by it as a result of:

        21.1.1 an Advance not being made or any EDB Guarantee not being issued, as the case may be, by reason of non-fulfilment of any of the conditions in Clauses 3 and 4 or the Borrower purporting to revoke a notice requesting an Advance or issuance of the EDB Guarantee;

        21.1.2 the occurrence or continuance of any Event of Default or Potential Event of Default; or

        21.1.3 the receipt or recovery by any party (or the Facility Agent on its behalf) of all or any part of an Advance or an overdue sum otherwise than on the last day of an Interest Period relating to that Advance or overdue sum.

21.2 BROKEN FUNDING COSTS: In the case of Clauses 21.1.1 and 21.1.3 above, the amount payable shall in any event include the amount (if any) by which:

        21.2.1 the amount of interest which the relevant person is able to obtain by placing an amount equal to its share of the relevant Advance or overdue sum on deposit in the London or, as the case may be, Singapore, inter-bank market, for the remainder of the relevant Interest Period, as soon as reasonably practicable after it becomes aware that the relevant Advance is not being made or (as the case may be) of the relevant receipt or recovery, is less than:

        21.2.2 the amount of interest which, in accordance with the expressed terms of this Agreement, would otherwise be payable to that party on its share of relevant Advance for its first Interest Period or (as the case may be) on the relevant amount so received or recovered for the remainder of the relevant Interest Period.

21.3    CURRENCY INDEMNITY:

        21.3.1 The currency of account of the Tranche A Outstandings is US Dollars, and the Tranche B[T] Outstandings is US Dollars where the Tranche

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                                       71


                B[T] Facility is drawn in US Dollars and, Singapore Dollars where the Tranche B[T] Facility is drawn in Singapore Dollars; in respect of liabilities under the EDB Guarantee, the currency of account is Singapore Dollars.

        21.3.2 Any payment or payments made to or for the account of any Arranger, Agent or Lender (that Arranger, Agent or such Lender, as the case may be, being hereinafter in this Clause 21.3 referred to as the "Creditor") in a currency (the currency in which the relevant payment is made being hereinafter referred to as the "Relevant Currency") other than the currency in which such payment or payments are expressed to be payable under the Financing Documents (the currency in which the relevant payment is expressed to be payable being hereinafter referred to as the "Currency of Account") (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up of the Borrower or otherwise) shall only constitute a discharge to the Borrower to the extent of the Currency of Account which the Creditor is able, in accordance with its usual practice, to purchase with the amount so received or recovered in the Relevant Currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the amount of the Currency of Account is less than the amount expressed to be due to the Creditor under the Financing Documents, the Borrower shall indemnify it against any loss sustained by it as a result. In any event, the Borrower shall indemnify the Creditor against the cost of making any such purchase. For the purpose of this Clause 21.3, it shall be sufficient for the relevant Arranger, Agent or Lender, as the case may be, to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

21.4 INDEMNITIES SEPARATE: Each of the above indemnities constitutes a separate and independent obligation from the other obligations in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Agent and/or any Lender and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Financing Documents or any judgment or other order.


22.     APPLICATION OF PROCEEDS

All and any moneys received from the Borrower or recovered or realised in whatsoever manner from all or any of the securities created under or pursuant to the Financing Documents shall be applied towards payment of the following sums in the following order:

22.1 first, in or towards payment of costs, charges and expenses of and incidental to the enforcement and/or realisation of the Financing Documents including but not limited to the remuneration of any receiver or receiver and manager and all fees (including but not limited to the agency fee), costs, charges and expenses whatsoever owing to or incurred or paid by the Agents;

22.2 secondly, in or towards payment of all interest, fees and commissions outstanding and owing to the Secured Creditors (on a pro-rata basis in proportion to each Secured Creditor's share of the Secured Liabilities) and the Agents under the Financing Documents or any secured Approved Hedges;

22.3 thirdly, in or towards repayment of all principal amounts at that time outstanding and owing to the Secured Creditors (on a pro-rata basis in proportion to each Secured Creditor's share of the Secured Liabilities) and the Agents under the Financing Documents or any secured Approved Hedges;

22.4 fourthly, in or towards payment of all other moneys at that time owing and outstanding to the Secured Creditors (on a pro-rata basis in proportion to each Secured Creditor's share of the Secured Liabilities) and the Agents under this Agreement; and

22.5    fifthly, in payment to the Borrower or other person entitled thereto.

23.     THE AGENTS

23.1 APPOINTMENT OF AGENTS: Each Lender irrevocably appoints the Facility Agent to act as its facility agent for the purpose of this Agreement, and irrevocably appoints the Security Agent to act as its security agent and security trustee for the purpose of the Security Documents and for the benefit of the Secured Creditors, and authorises the Facility Agent and the Security Agent to take such action and exercise such rights, powers and discretions as are specifically delegated to each of them by the Financing Documents and such other action, rights, powers and discretions as are incidental thereto. However, neither the Facility Agent nor the Security Agent may begin any legal action or proceeding in the name of a Lender without its consent. The relationship between the Facility Agent and the Security Agent and the Lenders is of agent and principal only. The Facility Agent shall not be a trustee for any Lender, nor an agent or trustee for the Borrower, under or in relation to the Financing Documents.

23.2    AGENTS' DUTIES: The Agents shall:

        23.2.1 promptly send to each Lender details of each communication received by them from the Borrower under the Financing Documents except that details of any communication relating to a particular Lender shall be sent to that Lender only;

        23.2.2 promptly send to each Lender any document or information received by them under this Agreement;

        23.2.3 not exercise any right, power, authority, privilege, discretion or remedy vested in it under the Financing Documents unless and until instructed by the Majority Lenders as to whether or not such right, power, authority, privilege, discretion or remedy is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised whereupon the Agents shall act according to such instructions, save for those decisions which require the instruction, consent or approval by all Lenders and correction of manifest errors;

        23.2.4 have only those duties, obligations and responsibilities expressly specified in the Financing Documents; and

        23.2.5 promptly notify the Lenders of the expiry of the Availability Periods and any reduction in the Tranche B Outstandings.

23.3    AGENTS' RIGHTS: The Agents may:

        23.3.1 perform any of their duties, obligations and responsibilities under the Financing Documents by or through their personnel or agents;

        23.3.2 refrain from exercising any right, power or discretion vested in them under the Financing Documents until they have received instructions from the Majority Lenders as to whether (and, if it is to be, the way in which) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with instructions from the Majority Lenders;

        23.3.3 treat (i) the Lender which makes available any portion of the Facilities as the person entitled to repayment in respect of that portion unless the Facility Agent has received a notice of the assignment of all or part of it in accordance with Clause 27 and (ii) the office set under a Lender's name at the end of this Agreement as its Facility Office unless the Facility Agent has received from that Lender a notice of change of Facility Office in accordance with Clause 27, and may act on any such notice until it is superseded by a further such notice;

        23.3.4 refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive of any agency of any state or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law or directive;

        23.3.5 assume that no Event of Default or Potential Event of Default has occurred and that all representations and warranties are true when given unless an officer of that Agent, while active on the account of the Borrower, acquires actual knowledge to the contrary;

        23.3.6 refrain from taking any step (or further step) to protect or enforce the rights of any Lender under the Financing Documents until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result; and

        23.3.7 without prejudice to the generality of the foregoing the Security Agent may:

                23.3.7.1 hold all title deeds or other Transaction Documents relating to the property and assets of the Borrower to which the Security Documents relate as agent of and for the benefit of the Lenders in accordance with their respective rights and interests under this Agreement and under the relevant Security Documents and, upon request by any of the Lenders, shall produce the same for inspection by that Lender and upon being reimbursed for its costs, to provide copies to that Lender;

                23.3.7.2 be named as loss payee in all insurances to be taken out by the Borrower pursuant to the Financing Documents and to receive all receipts in respect of the payment of premium thereof as agent of and for the benefit of the Lenders;

                23.3.7.3 execute all such documents and do all such things as it is by the terms of the Financing Documents, or as it may consider necessary for the purposes of or in connection with the Financing Documents and required or entitled to do;

                23.3.7.4 execute and deliver on the Lenders' behalf all and any such other documents or instruments as the Majority Lenders may specifically approve in writing relating to the Security Documents or the creation, maintenance or protection of any security therefor; and

                23.3.7.5 pay any monies received by it and/or the realisation of the assets and property from and to which the Financing Documents relate to the Facility Agent for application in accordance with the provisions of Clause 22.


23.4    RIGHTS OF AGENTS: Each Agent may:

                23.4.1 rely on any communication or document believed by it to be genuine;

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                                       75


                23.4.2 rely as to any matter of fact which might be expected to be within the knowledge of any Obligor on a statement by or on behalf of such Obligor;

                23.4.3 obtain and pay for such legal or other expert advice or services as may to it seem necessary or desirable and rely on any such advice;

                23.4.4 retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account; and

                23.4.5 accept deposits from, lend money to or engage in any kind of banking or other business with any party to any Transaction Document or any subsidiary or associated company of any such party (and, in each case, may do so without liability to account).

23.5 EXONERATION OF AGENTS AND LEAD ARRANGERS: Neither Agent nor any of its respective personnel or agents nor any of the Lead Arrangers shall be:

        23.5.1 responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Financing Documents or any notice or other document delivered under the Financing Documents;

        23.5.2 responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of the Financing Documents, any such notice or other document;

        23.5.3 obliged to enquire as to the occurrence or continuance of an Event of Default; or

        23.5.4 liable for anything done or not done by it or any of them under or in connection with the Financing Documents.

        Accordingly, none of the Agents and the Lead Arrangers shall be under any liability (whether in negligence or otherwise) in respect of such matters, save in the case of gross negligence or wilful misconduct.

        Each of the Lenders agrees that it will not assert or seek to assert against any director, officer or employee of the Agents or any Lead Arranger any claim it might have against any of them in respect of the matters referred to in this Clause 23.5.

23.6 AGENTS AS LENDERS: Each Agent shall have the same rights and powers with respect to its Available Commitment (if any), and Outstandings (if any) as any other Lender and may exercise those rights and powers as if it were not also acting as Agent.

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                                       76


23.7 NON-RELIANCE ON AGENTS AND LEAD ARRANGERS: Each Lender confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, financial condition, creditworthiness, status and affairs of the Borrower and of the adequacy and enforceability of any security Provided pursuant to this Agreement, and has not relied, and will not at any time rely, on any Lead Arranger, Agent and/or any other
        Lender:

        23.7.1 to provide it with any information relating to the business, financial condition, creditworthiness, status or affairs of the Borrower or any other person, whether coming into its possession before or after the drawing down or utilisation of any part of the Facilities (except, in the case of the Agents, as stated in Clause 23.2 above);

        23.7.2 to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information at any time provided by or on behalf of the Borrower or any other person under or in connection with the Financing Documents (whether or not such information has been or is at any time circulated to it by the Lead Arrangers or Facility Agent); or

        23.7.3 to assess or keep under review the business, financial condition, prospects, creditworthiness, status or affairs of the Borrower or any other person.

23.8    NO DUTY TO KEEP INFORMED:

        23.8.1 None of the Agents or the Lead Arrangers has any duty or responsibility, either initially or on a continuing basis to keep itself informed about the performance by the Borrower or Shareholders of their respective obligations under the Financing Documents or to provide any of the Lenders with credit or other information with respect to the Borrower or Shareholders (whether coming into its possession either before or after accommodation is provided under the Financing Documents) except as provided for in this Agreement.

        23.8.2 Nothing in this Agreement obliges any of the Agents or the Lead Arrangers to disclose information relating to the Borrower or any other person if the disclosure would or, in the opinion of the relevant Agent or the relevant Lead Arranger could constitute a breach of law or duty of secrecy or confidentiality.

23.9 INDEMNITY TO AGENTS: To the extent that the Borrower does not do so on demand or is not obliged to do so, each Lender shall on demand indemnify each Agent on a Pro Rata basis (or, if there are then no Outstandings, in the proportion borne by its Available Commitment to the Available Commitment of all the Lenders) against any cost, expense or liability mentioned in Clause 25 or sustained or incurred by that Agent in complying

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                                       77


        with any instructions from the Majority Lenders or otherwise sustained or incurred by it in connection with this Agreement or its duties, obligations and responsibilities under the Financing Documents except the routine administrative costs and expenses of that Agent and provided always that this indemnity shall not extend to any cost, expense or liability sustained or incurred as a result of or in connection with gross negligence or wilful default of that Agent.

23.10 RESIGNATION OF AGENT: Notwithstanding the irrevocable appointments in Clause 23.1, an Agent may resign at any time (after consultation with the Borrower) if it gives at least thirty (30) days' notice to the Borrower and the Lenders. However, no resignation shall be effective until the successor has been appointed and accepted its appointment in accordance with this Clause 23.10. The Majority Lenders may appoint a successor to the resigning Agent that is a reputable bank with an office in Singapore but, if a successor has not been so appointed and accepted its appointment within fifteen (15) days after the date of the notice of resignation, the resigning Agent may appoint a successor Agent, which must be a reputable and experienced bank with an office in Singapore. Any appointment of a successor must be in writing, signed by the person(s) appointing that successor and delivered to that successor. Any acceptance of such appointment must be in writing, signed by the person appointed and delivered to the person(s) appointing that successor. The other parties to this Agreement shall be promptly informed of the acceptance by a successor Agent. Upon the successor accepting its appointment, the resigning Agent shall be automatically discharged from any further obligation under the Financing Documents and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if the successor had been the original Agent party to this Agreement. The resigning Agent shall provide its successor with (or with copies of) such records as its successor requires to carry out its duties under the Financing Documents.


24.     SET-OFF AND PRO-RATA SHARING

24.1 SET-OFF: The Borrower further authorises any other party to this Agreement to apply (without prior notice) any credit balance (whether or not then due) to which it is at any time beneficially entitled on any account any sum held to its order by and/or any liability of, at any office of that party in or towards satisfaction of any sum then due from it to that or any other party under the Financing Documents and unpaid and notice of such application shall be given to the Borrower as soon as practicable after such application. Such parties shall not be obliged to exercise any of their rights under this Clause, which shall be without prejudice to and in addition to any right of set-off, combination of accounts, lien or other right to which they are at any time otherwise entitled (whether by operation of law, contract or otherwise).

24.2 PRO RATA SHARING: If at any time the proportion received or recovered (whether by direct payment, by exercise of any right of debit, set-off, combination of accounts or lien, or otherwise) by any Lender or Agent in respect of the total sum which has become due to

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                                       78


        it from the Borrower under the Financing Documents before that time exceeds the proportion received or recovered by the Lender(s) receiving or recovering the smallest proportion:

24.2.1 that Lender shall pay to the Facility Agent an amount equal to the excess;

24.2.2 the Facility Agent shall distribute that payment as if it were paid by the Borrower; and

24.2.3 as between the Borrower and the Lenders, that excess amount shall be treated as having been paid to the Lenders to which (and in the proportions in which) it is distributed under Clause 24.2.2 above, rather than as having been paid to that Lender.

        Within two (2) Business Days after any Lender receives or recovers any such sum otherwise than by payment through the Facility Agent, that Lender shall notify the Facility Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums. If all or part of any amount so received or recovered by that Lender has to be refunded by it (with or without interest), each Lender to whom any part of that amount has been distributed shall (within two (2) Business Days after receiving a request from that Lender) in turn pay to that Lender its proportionate share of the amount to be refunded and of any interest required to be paid by that Lender on that amount, in respect of all or any part of the period from the date of the relevant distribution to the date of that payment to that Lender.

        Any amount received or recovered by a Lender under a novation, assignment, sub-participation (or the like) shall be ignored for the purpose of this Clause 24.2.

24.3 RECOVERY BY LEGAL ACTIONS: Any amount which a Lender has received or recovered as a result of taking legal proceedings for the enforcement of the Financing Documents, in which any other Lender had an opportunity to participate but did not so do nor take separate legal proceedings, shall nonetheless be applied in accordance with the terms of Clause 24.2 but each Lender shall indemnify the Lender(s) which take such legal proceedings for all costs and expenses in connection with such legal proceedings on a Pro Rata basis. No Lender shall be obliged to share any amount received or recovered by it as a result of taking legal proceedings in relation to the enforcement of security given to it other than the Financing Documents.


25.     EXPENSES AND STAMP DUTY

Whether or not any Advance is made or the EDB Guarantee issued under this Agreement, the Borrower shall pay:

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                                       79


25.1 on demand, all costs and expenses (including legal fees and all goods and services, value added and other duties or taxes payable on such costs and expenses) reasonably incurred by the Lead Arrangers, the Agents and the Lenders in connection with the preparation, negotiation or entry into of the Financing Documents and/or any amendment of, supplement to or waiver in respect of any Financing Document, such cost to be in an amount mutually agreed to by the Borrower and the Lead Arrangers;

25.2 on demand, all costs and expenses (including legal fees and all goods and services, value added and other duties or taxes payable on such costs and expenses) reasonably incurred by the Agents and/or the Lenders in preserving, protecting or enforcing any rights of the Agents and/or the Lenders under the Financing Documents and/or any such amendment, supplement or waiver after the occurrence of an Event of Default; and

25.3 promptly, and in any event before any interest or penalty becomes payable, any goods and services, value added, stamp, documentary, registration or similar duty or tax payable in connection with the entry into, performance, enforcement or admissibility in evidence of the Financing Documents and/or any such amendment, supplement or waiver, and shall indemnify the Agents and the Lenders against any liability with respect to or resulting from any delay in paying or omission to pay any such duty or tax,

Provided Always that such costs and expenses shall, in each case, be substantiated by the production of documentary evidence.


26.     CALCULATIONS AND EVIDENCE

26.1 BASIS OF CALCULATION: All interest and commitment fee shall accrue from day to day and shall be calculated on the basis of a year of 365 or 360 days as the case may be.

26.2 ACCOUNTS: The entries made in the accounts by each Lender and Agent in accordance with its usual practice shall be prima facie evidence of the existence and amounts of the obligations of the Borrower recorded in them.

26.3 CERTIFICATE CONCLUSIVE: A certificate by any Lead Arranger, Agent or any Lender as to any sum payable to it under the Financing Documents and any other certificate, determination, notification or opinion of any Lead Arranger, Agent or Lender or the Majority Lenders provided for in this Agreement, shall be conclusive save for manifest error.

26.4 CONTINUATION OF CERTAIN OBLIGATIONS: The obligations of any party under or in respect of Clauses 11.2, 12, 20, 21, 23.9, 24 and 25 shall continue even after the Facilities have been cancelled or terminated or all the Outstandings have been repaid or prepaid.

27.     SUCCESSORS AND ASSIGNS

27.1 BENEFIT AND BURDEN OF THIS AGREEMENT: This Agreement and the Security Documents shall benefit and be binding on the parties hereto, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under the Financing Documents. Any reference in the Financing Documents to any party shall be construed accordingly.

27.2 BORROWER: The Borrower may not assign or transfer all or any part of its rights or obligations under the Financing Documents.

27.3    LENDERS:

        27.3.1 Subject to Clause 27.4, any Lender may assign all or part of its rights and/or transfer all or part of its obligations under the Financing Documents provided it remains as Lender on record, otherwise it will, except for an assignment or transfer by reason of circumstances within Clause 11.4, obtain the Borrower's consent (which consent shall not be unreasonably withheld or delayed) prior to such assignment or transfer.

        27.3.2 The assignment and/or transfer by a Lender may be effected by the delivery to the Facility Agent of a Transfer Certificate executed by the Transferor and the Transferee (and in respect of a transfer of a Tranche B Outstandings under the Tranche B[G] Facility, together with the EDB Guarantee executed by the Transferee and EDB's written confirmation that the Transferor will be released from its EDB Guarantee subject to receipt of the Transferee's EDB Guarantee). On the later of the Transfer Date specified in a Transfer Certificate and the Business Day after the date of receipt of such Transfer Certificate by the
                Borrower:

                27.3.2.1 to the extent that in such Transfer Certificate the
                         Transferor seeks to transfer its rights and novate its obligations under the Financing Documents, the Borrower and the Transferor shall each be released from further obligations to the other under the Financing Documents and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 27 as "cancelled rights and obligations");

                27.3.2.2 the Borrower and the Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from such cancelled rights and obligations only insofar as the Borrower and the Transferee have assumed and/or acquired the same in place of the Borrower and the Transferor; and

                27.3.2.3 all parties shall acquire the same rights and assume the same obligations with the Transferee between themselves as they would have acquired and assumed had the Transferee been an original party to each of the Financing Documents instead of the Transferor with the rights and/or obligations acquired or assumed by it as a result of such transfer.

        27.3.3 Any costs (including legal fees and stamp duty) incurred by the Transferor or the Transferee in connection with the preparation of the Transfer Certificate and/or otherwise in connection with such transfer assignment or sub-participation shall be borne by the Transferor or Transferee as may be agreed between themselves.

        27.3.4 On the date upon which a transfer takes effect pursuant to Clause 27.3.2, the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of S$1,000. If any Transferee fails to pay any transfer fee payable by it hereunder on the due date thereof, the Facility Agent may at any time deduct an amount equal to such fee from any moneys from time to time held by the Facility Agent for account of such Transferee.

        27.3.5 Upon receipt of a Transfer Certificate the Facility Agent shall forthwith deliver to the Security Agent, the Borrower and the other Lenders a copy of the Transfer Certificate.

        27.3.6 Any such assignee or transferee shall be and be treated as the Lender and beneficiary for all purposes of the Financing Documents and shall be entitled to the full benefit of the Financing Documents, to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

27.4 TRANSFER OF OBLIGATIONS: Where a Lender transfers its obligations or any part thereof under Clause 27.3, the Borrower shall execute such documents as are necessary to release that Lender to the extent of the transfer and join the transferee as a party to this Agreement and any document related hereto or in connection with this Agreement.

27.5 DISCLOSURE OF INFORMATION: Each Agent or any Lender may disclose on a confidential basis to any other party to the Financing Documents or any of its other branches or its headquarters or to an actual or potential Transferee, assignee, sub-participant or the like such information about the Borrower or any other person as it may think fit and disclose to any other person such information about the Borrower with the prior consent in writing of the Borrower (Provided that at any time and from time to time after the making of a declaration under Clause 19.2, (1) no such consent will be required for any such disclosure and (2) each Agent or the relevant Lender making any such disclosure shall, if practicable, consult with the Borrower prior to making such disclosure and shall consider in good faith any request from the Borrower to such Agent or such Lender not to make such disclosure or to delay making any such disclosure).

27.6 FACILITY OFFICE: The initial Facility Office of each Lender is set out under its name at the end of this Agreement. Each Lender may at any time change its Facility Office in relation to all or a specified part of its Commitment and/or Outstandings by notifying the Borrower of the fax number, telex number and address of its new Facility Office. Each Lender agrees that it will, in so far as it is reasonably practicable and to the extent permitted by any applicable laws, ensure (except where such change arises by reason of circumstances within Clause 11.1 otherwise than by the Lender's default) that the Borrower will not be obliged, as a result of any such change, to pay to that Lender under Clause 11.2 or
        12.2 any sum in excess of the sum (if any) which it would have been obliged to pay to the Lenders under the relevant Clause if such change in the Facility Office had not taken place.

27.7 LIMITATION ON CERTAIN OBLIGATIONS OF BORROWER: If, at the time of any assignment or transfer by a Transferor, circumstances exist which would oblige the Borrower to pay to the Transferee under Clause 11.2 or 12.2 any sum in excess of the sum (if any) which it would have been obliged to pay to that Transferor under the relevant Clause in the absence of that assignment or transfer, the Borrower shall not be obliged to pay that excess.


28.     REMEDIES, WAIVERS, AMENDMENTS AND CONSENTS

28.1 NO IMPLIED WAIVERS, REMEDIES CUMULATIVE: No failure on the part of any Agent or any Lender to exercise, and no delay on its part in exercising, any right or remedy under any Financing Document will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in the Financing Documents are cumulative and not exclusive of any rights or remedies provided by law.

28.2    AMENDMENTS, WAIVERS AND CONSENTS:

        28.2.1 The prior written consent of the Majority Lenders is required for any waiver (which for the avoidance of doubt, shall not amount to an amendment for purpose of Clause 28.2.2) of (a) any Event of Default or any event which with the giving of notice and/or lapse of time and/or upon the Majority Lenders making any necessary determination under Clause 19 would constitute an Event of Default and (b) any breach of any provision of the Financing Documents.

        28.2.2 The prior written consent of the Majority Lenders and the Borrower is required for any amendment of this Agreement except that an amendment which changes or relates to (a) the amount or currency of the Available Facilities or any Lender's Commitment,
                (b) the period during which any of
                the Facilities are available, (c) the amount or date of any repayment, (d) the rate of interest, Guarantee Fee or other fees or amounts payable, (e) the definitions of "Majority Lenders", "Event of Default", "Potential Event of Default", "Permitted Encumbrance", "Encumbrance", "indebtedness", "Pro-Rata" or "Total Indebtedness", (f) the discharge of all or any of the Security Documents, (g) the release of any Obligor from any of its liabilities or obligations under the Financing Documents,
                (h) the creation of any Encumbrance on any of the property and assets charged or assigned to the Security Agent or the Lenders,
                (i) any act or omission by the Borrower which would result in the alteration or impairment of any of the Security Documents or any of the rights created thereunder, (j) Final Repayment Dates, the Repayment Dates, any provision which requires the consent of all Lenders or all Secured Creditors or (k) this Clause 28.2 shall require the consent of all the Lenders and the Borrower Provided always that any matter relating only to Tranche A Facility shall be decided by the Majority Tranche A Lenders or all of the Tranche A Lenders as the case may be, and any matter relating only to Tranche B Facility shall be decided by the Majority Tranche B Lenders or all of the Trache B Lenders, as the case may be.

        28.2.3 Notwithstanding any other provisions hereof, the relevant Agents and the Lead Arrangers (as the case may be) shall not be obliged to agree to any such amendment or waiver if the same would:

                28.2.3.1 amend or waive this Clause 28, Clause 25 or Clause 23;
                         or

                28.2.3.2 otherwise amend or waive any of the Agents' rights hereunder or subject the Agents or the Lead Arrangers to any additional obligations hereunder.

        Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.


29.     COMMUNICATIONS

29.1 ADDRESSES: Each communication under this Agreement shall be made in writing but, unless otherwise stated, may be made by telefax or letter. Each communication or document to be delivered to any party under this Agreement shall be sent to that party at the telefax or address, and marked for the attention of the person (if any), from time to time designated by that party to the Facility Agent (or, in the case of the Facility Agent, by it to each other party) for the purpose of this Agreement. The initial telefax, address and person (if any) so designated by each party are set out under its name at the end of this Agreement. Any communication or document from or to the Borrower shall be sent to, by or through the Facility Agent.

29.2 DEEMED DELIVERY: Any communication from the Borrower shall be irrevocable, and shall not be effective until received by the Agents and the Lenders or any of them (as the case may be). Any communication to any person under this Agreement shall be deemed to have been received by that person (if sent by telefax) on the day of dispatch or (in any other case) when left at the address required by Clause 29.1 above or two (2) days after being sent by prepaid post addressed to it at that address provided always that in the case of communication by fax, the faxes must be received by that person to whom it is addressed in a complete and legible form.


30.     SEVERABILITY

30.1 If any one or more of the provisions contained in this Agreement shall be deemed invalid, unlawful or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

30.2 The illegality, invalidity or unenforceability of any provision of this Agreement under any law of any jurisdiction shall not affect its legality, validity or enforceability under any other jurisdiction nor the legality, validity or enforceability of any other provision.


31.     COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together and when delivered to the Facility Agent shall constitute one and the same instrument. Any party may enter into this Agreement by signing any such counterpart.


32.     NATURE OF RIGHTS AND OBLIGATIONS

32.1 LIABILITY SEVERAL: The liability of the Lenders are several. No party to this Agreement shall be responsible for the obligations of any other party. The failure of a Lender to perform its obligations shall not release any other party from its obligations.

32.2 RIGHTS SEVERAL: The rights of the Lenders are also several. The amount at any time owing by the Borrower to any party under this Agreement shall be a separate and independent debt from the amount owing to any other party. Each party shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any Lead Arranger, any Agent or any Lender to be joined as an additional party in any proceedings for this purpose.

33.     GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of Singapore and the parties hereto hereby submit to the non-exclusive jurisdiction of the Singapore Courts.

                                   SCHEDULE 1

                              LENDERS' COMMITMENTS

                                                           PART A                                PART B
                                               ------------------------------        -------------------------------
                                                Tranche A        Tranche B[G]
             Lenders                           Commitments       Commitments         Tranche B[T]        Commitments
             -------                           -----------       ------------        -----------         -----------
                                                  (US$)              (S$)               (S$)                (US$)
                                               -----------       ------------        -----------         -----------
 1. ABN AMRO Bank N.V., Singapore               46,000,000         40,000,000         36,660,000         24,000,000
    Branch

 2. Citibank, N.A., Singapore Branch            46,000,000         40,000,000         36,670,000         24,000,000

 3. Overseas Union Bank Limited                 46,000,000         40,000,000         36,670,000         24,000,000

 4. Banque Nationale de Paris                   32,000,000         27,000,000         27,000,000         15,000,000

 5. Commerzbank Aktiengesellschaft,             32,000,000         27,000,000         27,000,000         15,000,000
    Singapore Branch

 6. Den Danske Bank Aktieselskab,               32,000,000         27,000,000         27,000,000         15,000,000
    Singapore Branch

 7. ING Bank N.V., Singapore Branch             15,000,000         11,000,000         11,000,000          6,000,000

 8. The Bank of Tokyo-Mitsubishi, Ltd.,         15,000,000         10,000,000         10,000,000          6,000,000
    Singapore Branch

 9. KBC Bank N.V., Singapore Branch              9,000,000          7,000,000          7,000,000          4,000,000

10. NATEXIS Banque, Singapore                    9,000,000          7,000,000          7,000,000          4,000,000
    Branch

11. The Norinchukin Bank, Singapore              9,000,000          7,000,000          7,000,000          4,000,000
    Branch

12. UniCredito Italiano SpA, Singapore           9,000,000          7,000,000          7,000,000          4,000,000
    Branch
                                               -----------        -----------        -----------        -----------
    Total                                      300,000,000        250,000,000        240,000,000        145,000,000
                                               ===========        ===========        ===========        ===========

*Assumption: US$/S$ Exchange Rate = 1.67

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT


1. a copy of each of the Certificate of Incorporation and Memorandum and Articles of Association of the Borrower and each Shareholder certified by an Authorised Signatory;

2. a copy of the resolution of the Board of Directors of the Borrower in the Agreed Form certified by an Authorised Signatory duly authorising:

     2.1 the obtaining of the Facilities on the terms and conditions herein contained;

     2.2 the person(s) to sign the Notice of Drawing and all other notices referred to in Clauses 7 and 29 and all documents related hereto and the transaction herein with specimen signatures;

     2.3  the execution of the Financing Documents;

     2.4 the affixing of the Common Seal of the Borrower to the Financing Documents which are to be executed under seal;

3. a set of specimen signatures of the Authorised Signatories referred to in paragraph 2.2 above duly authenticated by the Secretary or Director of the Borrower;

4. a certificate by a director of the Borrower in the terms prescribed by the Facility Agent certifying, inter alia, that on the date thereof (a) the documents referred to in items 1 (in relation to the Borrower), 2 and 3 above are in full force and effect, (b) all consents required for its entry into and performance of its obligations under the Financing Documents have been obtained or that such consents are not required, (c) it is not under receivership or judicial management; (d) there are no liquidation or dissolution proceedings commenced against it; and (e) no notice under
     Section 254(2)(a) or Section 344(1) of the Companies Act (Cap. 50) has been received by it;

5. a duly certified copy of the resolution of the Board of Directors of each of the Shareholders in respect of its execution of (a) the Shareholders Undertaking, and (b) an agreement supplemental to the ASAD Agreement (the "Supplemental ASAD Agreement");

6. a certificate by a director of each of the Shareholders in the terms prescribed by the Facility Agent certifying, inter alia, that on the date thereof (a) the resolution passed by it, referred to in item 5 above, is in full force and effect, (b) all consents required for its entry into and performance of its obligations under the Shareholders Undertaking and the Supplemental ASAD Agreement have been obtained or that such consents are not required, (c) it is not under receivership or judicial management; (d) there are no liquidation or dissolution proceedings commence against it; and (e) no notice under

     Section 254(2)(a) or Section 344(1) of the Companies Act (Cap. 50) has been received by it;

7. a certified true copy of each of the Project Documents (including the Supplemental ASAD Agreement);

8. a certified true copy of the Certificate of Statutory Completion in respect of the Property;

9. the written consent of JTC in respect of the Sub-Lease and a certificate from a director of the Borrower confirming that all the conditions set out therein have been complied with;

10.  the written consent of STPL in respect of the Sub-Lease;

11.  the Business Plan containing the Base Case;

12.  a certified true copy of the latest draft EDB Financing Document;

13. the Debenture duly executed by the Borrower together with duly executed Forms 33 and 34;

14. the Assignment of Contract Proceeds duly executed by the Borrower together with duly executed Forms 33 and 34;

15.  the Shareholders Undertaking duly executed by the Shareholders;

16. evidence satisfactory to the Security Agent that certified copies of all insurance policies referred to in Clause 17.20 with the Security Agent's interest as trustee for the Lenders duly endorsed in such policies have been delivered to and received by (a) Messrs Allen & Gledhill in respect of certain policies and (b) J&H Marsh & McLennan Singapore Pte Ltd in respect of certain other policies together with written confirmation that Security Agent is granted free access thereto for as long as any Secured Liabilities remain outstanding;

17. certified copy of the report by an Independent Insurance Consultant acceptable to the Facility Agent confirming inter alia the adequacy of all insurance coverage in respect of the Project and operation of the Plant, and that such insurance policies are in full force and effect;

18.  a copy of the letter of offer of the ten-year pioneer certificate; and

19. legal opinion issued by Messrs Thio Su Mien & Partners, relating to the Financing Documents and legal opinion issued by Messrs Allen & Gledhill, relating to the Project Documents in the Agreed Form.

                                   SCHEDULE 3

                 NAME, ADDRESS AND TELEPHONE NUMBER OF BORROWER

                                NOTICE OF DRAWING

[Facility Agent]

Dear Sirs,

Pursuant to Clause 4 of the Facility Agreement dated [     ] 1999 (the "Facility
Agreement") in respect of Tranche A Facility/Tranche B[T] Facility* we hereby give you notice for the following drawdown:

Facility          :        Tranche A Facility/Tranche B[T] Facility*

Amount of Advance :        Dollars                  ($                ) for our
                           working capital/payment of the Project Costs stated in the bills and/or invoices attached/repayment of Bridge Loan
                           (first drawing only)* Date of Drawdown :

*Interest Period  :        1, 3 or 6* months

Payee(s)          :


We confirm:

(1) that the Conditions Precedent under Clause 3 of the Facility Agreement have been complied with;

(2) that each of the Representations and Warranties contained in Clause 14 of the Facility Agreement are true and accurate in all material respects;

(3) that as at the date hereof, no Event of Default or Potential Event of Default has occurred and is continuing. We further represent warrant and undertake that no Event of Default or Potential Event of Default will exist at the date of the intended drawdown;

[(4) that Commercial Production is or will occur prior to the first Repayment
     Date;](1) and

Please  credit to our Account [    ] with the Project  Account  Bank the
proceeds of the Advance herein requested.

All capitalised terms herein shall have the meanings ascribed to them in the Facility Agreement.

                                        Yours faithfully,


Company Stamp                            ___________________________________
                                         (Name and Signature of Director)

 *  Delete as applicable

(1) Required only until Commercial Production

                                   SCHEDULE 4

                       REQUEST FOR ISSUE OF EDB GUARANTEE

[Facility Agent]


Dear Sirs,

Pursuant to Clause 7 of the Facility Agreement dated [] 1999 (the "Facility Agreement") in respect of Tranche B[G] Facility we hereby request for the issuance of the EDB Guarantee:

Amount                            :       Singapore Dollars
                                          (S$                     )

Date of Issuance of EDB Guarantee :

Beneficiary                       :       Economic Development Board


We confirm:

(1) that the Conditions Precedent under Clause 3 of the Facility Agreement have been complied with;

(2) that each of the Representations and Warranties contained in Clause 14 of the Facility Agreement are true and accurate in all material respects;

(3) that as at the date hereof, no Event of Default or Potential Event of Default has occurred. We further represent warrant and undertake that no Event of Default or Potential Event of Default will exist at the date of the intended drawdown;

(4)  that Commercial Production is or will occur prior to the first Repayment
     Date;

*(5) we are drawing on the EDB Loan on [].

All capitalised terms herein shall the meanings ascribed to them in the Facility Agreement.


                                        Yours faithfully,



Company Stamp                           ___________________________________
                                        (Name and Signature of Director)


*Delete as applicable

                                   SCHEDULE 5


                                PROJECT DOCUMENTS



1.   the Joint Venture Agreement;


2.   the ASAD Agreement and the Supplemental ASAD Agreement (as defined in
     Schedule 2);


3.   the License and Technology Transfer Agreement;


4 the CSM-SMP Cost Sharing Agreement dated 17th February 1998 and made between CSM and SMP;


5    the sub-lease dated 17 February 1998 made between CSM and the Borrower;


6. any document designated by the Agents and the Borrower in writing as a Project Document.

                                   SCHEDULE 6


                           LIST OF SECURITY DOCUMENTS



1.   Debenture


2.   Assignment of Contract Proceeds (ASADA)


3.   Shareholders Undertaking


4. Any other document as may be agreed to in writing between the Agents and the Borrower

                                   SCHEDULE 7

                                    SWAP RATE


"Swap Rate" means, in relation to an Interest Period relating to an Advance or overdue sum, the rate per annum (as determined by the Facility Agent) appearing as of 11 a.m. on the second Business Day before the first day of that Interest Period relating to that Advance or, as the case may be, that overdue sum under the caption "ASIAN CURRENCY SWAP OFFER RATE FIXING AT 11 A.M. SINGAPORE TIME" on Telerate page 44178 (or such other page as may replace Telerate Page 44178 for the purpose of displaying the swap rate of leading reference banks) for the same period as that Interest Period (or, if the periods are not the same, such period as the Facility Agent determines to be substantially the same), but if no such quotation appears, the Swap Rate shall be the rate per annum (expressed as a percentage) determined by the Facility Agent equal to the arithmetic mean (rounded up, if necessary, to the next 1/16 per cent) of the respective rates per annum determined by each of the Reference Banks and quoted by such Reference Bank to the Facility Agent to be in relation to the Interest Period relating to that Advance or, as the case may be, that overdue sum equal to Y (which shall be calculated to the nearest four decimal places) calculated in accordance with the following formula:

                          365       F   36500     F       365
                Y = ( R x ---)  +  (- x -----) + (- x R x ---)
                          360       S     N       S       360

where:

F = the premium (being a positive number) or the discount (being a negative number), as the case may be, which would have been paid or received by such Reference Bank in offering to sell US Dollars forward in exchange for Singapore Dollars on the last day of that Interest Period relating to that Advance or, as the case may be, that overdue sum in the Singapore inter-bank market at or about 11 a.m. on the second Business Day before the first day of that Interest Period relating to that Advance or, as the case may be, that overdue sum;

S = the exchange rate at which such Reference Bank sells US Dollars spot in exchange for Singapore Dollars in the Singapore foreign exchange market, as quoted by such Reference Bank at or about 11 a.m. on the second Business Day before the first day of that Interest Period relating to that Advance or, as the case may be, that overdue sum;

R = the rate at which such Reference Bank is offering US Dollar deposits for that Interest Period relating to that Advance or, as the case may be, that overdue sum in an amount comparable to the US Dollar equivalent of that Advance or, as the case may be, that overdue sum (such US Dollar equivalent to be determined by such Reference Bank at such rate or rates as such Reference Bank determines to be most appropriate) to prime banks in the Singapore inter-bank market at or about 11 a.m. on the second Business Day before the first day of that Interest Period relating to that Advance or, as the case may be, that overdue sum; and

N = the actual number of days in that Interest Period relating to that Advance or, as the case may be, that overdue sum.

                                   SCHEDULE 8


                  REPAYMENT SCHEDULE OF TRANCHE A OUTSTANDINGS


   REPAYMENT DATE                                                               INSTALMENT AMOUNT
   --------------                                                               -----------------
1. Date falling on the expiry of the Availability Period                        US$42,857,142.86
   ("1st Instalment Date")

2. Date falling 6 months from the expiry of the 1st                             US$42,857,142.86
   Instalment Date ("2nd Instalment Date")

3. Date falling 6 months from the expiry of the 2nd                             US$42,857,142.86
   Instalment Date ("3rd Instalment Date")

4. Date falling 6 months from the expiry of the 3rd                             US$42,857,142.86
   Instalment Date ("4th Instalment Date")

5. Date falling 6 months from the expiry of the 4th                             US$42,857,142.86
   Instalment Date ("5th Instalment Date")

6. Date falling 6 months from the expiry of the 5th                             US$42,857,142.86
   Instalment Date ("6th Instalment Date")

7. Date falling 6 months from the expiry of the 6th                             US$42,857,142.84
   Instalment Date

                                   SCHEDULE 9


                                    INSURANCE



1.       Prior to Completion of the Plant:

         (a)      statutory workmen's compensation insurance;

         (b)      third party liability insurance;

         (c)      marine cargo insurance; and


2.       After Completion of the Plant:

         (a)      statutory workmen's compensation insurance;

         (b)      third party liability insurance;

         (c)      marine cargo insurance;

         (d)      property damage insurance; and

         (e)      business interruption insurance.

                                   SCHEDULE 10

                              FORM OF EDB GUARANTEE


[To: Economic Development Board


1. We refer to an EDB Loan Agreement (the "EDB Loan Agreement") dated [] 1999 made between yourselves and Silicon Manufacturing Partners Pte Ltd (the "Borrower") pursuant to which you have agreed to make available to the Borrower a loan facility in an aggregate amount not exceeding S$240,000,000.

2. In consideration of your agreeing subject, inter alia, to the delivery of this Guarantee to enter into and accept liabilities under the EDB Loan Agreement and subject to the due observance of the provisions of Clause 5 of the EDB Loan Agreement, we, the Guarantor Banks whose names appear in the signature pages hereto unconditionally and irrevocably:

     (1) guarantee the payment by the Borrower of each amount which may from time to time fall due to yourselves from the Borrower in respect of:

          (a) payments of principal advanced under the EDB Loan Agreement up to a maximum aggregate amount at any time equal to the Maximum Principal Liability (as defined below) at that time;

          (b) payments of interest under Clause 7.2 of the EDB Loan Agreement but not including default interest under Clause 7.5 of the EDB Loan Agreement, up to a maximum aggregate amount at any time being the lesser of six months interest and the Maximum Interest Liability (as defined below) at that time; and

          (c) payments of default interest under Clause 7.5 of the EDB Loan Agreement, up to a maximum aggregate amount at any time equal to the Maximum Default Interest Liability (as defined below) at that time, and agree to pay to yourselves, within three (3) Business Days (as such term is defined in the EDB Loan Agreement) of demand by yourselves, unless such demand is made on a day which is not a business day or after 12.00 noon on any Business Day, in which event payment shall be made within three (3) Business Days from the next immediately succeeding Business Day:

          (i) any and every sum or sums of money which the Borrower shall at any time be liable to pay to yourselves under or pursuant to the EDB Loan

               Agreement by way of principal and shall fail to pay on the due date therein provided up to the Maximum Principal Liability at that time;

          (ii) any and every sum or sums which the Borrower shall at any time be liable to pay to yourselves under or pursuant to Clause 7.2 of the EDB Loan Agreement by way of interest (but excluding default interest under Clause 7.5 thereof), and shall fail to pay on the due date therein provided up to the lesser of six months interest and the Maximum Interest Liability at that time; and

          (iii) any and every sum or sums which the Borrower shall at any time be liable to pay to yourselves under or pursuant to the EDB Loan Agreement by way of default interest under Clause 7.5 thereof, and shall fail to pay on the due date therein provided up to the Maximum Default Interest Liability at that time; and

     (2) agree as a primary obligation to indemnify yourselves on demand from and against any loss, cost or expense incurred by yourselves as a result of the obligations guaranteed pursuant hereto being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to yourselves, the amount of such loss being the amount which you would otherwise have been entitled to recover from ourselves.

3. The liability of each of us in respect of any sum at any time due to you hereunder is several and shall be limited to the fraction of such sum which appears opposite our respective names in Schedule A hereto.

4. The total amount at any time payable by us hereunder shall not exceed the Maximum Aggregate Liability (as defined below) at that time. Notwithstanding the foregoing, the total amount at any time payable by us hereunder in respect of interest under Clause 7.2 of the EDB Loan Agreement shall not exceed the lesser of six months interest and the Maximum Interest Liability at that time, the total amount at any time payable by us hereunder in respect of default interest under Clause 7.5 of the EDB Loan Agreement shall not exceed the Maximum Default Interest Liability at that time and the total amount at any time payable by us hereunder in respect of principal shall not exceed the Maximum Principal Liability at that time, Provided that this Guarantee shall not extend to any advances made by yourselves to the Borrower at any time after you have received notice from Citicorp Investment Bank (Singapore) Limited (the "Agent") of the occurrence of an Event of Default (as defined in the Syndicated Credit
     Facilities Agreement dated [     ] made between (1) the Borrower, as
     borrower, (2) the Lead Arrangers named therein, as lead arrangers, (3) the Lenders named therein, as lending banks, (4) Citicorp Investment Bank (Singapore) Limited as facility agent and (5) Citicorp Investment Bank (Singapore) Limited as security agent.

5.   In this Guarantee:

     "Maximum Aggregate Liability" means, at any time during a Relevant Period, the amount specified against that Relevant Period in column (2) of Schedule B hereto;

     "Maximum Interest Liability" means, at any time during a Relevant Period, the amount specified against that Relevant Period in column (3) of Schedule B hereto;

     "Maximum Default Interest Liability" means, at any time during a Relevant Period, the amount specified against that Relevant Period in column (4) of Schedule B hereto;

     "Maximum Principal Liability" means, at any time during a Relevant Period, the amount specified against that Relevant Period in column (5) of Schedule B hereto; and

     "Relevant Periods" means each of the periods specified as a Relevant Period in column (1) of Schedule B hereto.

6. We each represent and warrant that we have full power to enter into this Guarantee and have taken all necessary steps to authorise its execution on our behalf and have obtained all necessary governmental and other consents required to enable us each to perform our obligations hereunder and that this Guarantee is legal, valid and binding on each of us.

7. This Guarantee shall be a continuing security and accordingly (1) shall extend to cover the balance of principal due at any time from the Borrower to you and (2) shall not be discharged by any intermediate payment or settlement of account between the Borrower and yourselves.

8. (1) If any sum due and payable by any of us hereunder or under any order or judgment given or made in relation hereto has to be converted from the currency (the "First Currency") in which the same is payable hereunder or under such order or judgment into another currency (the "Second Currency") for the purpose of (a) making or filing a claim or proof against us whether in our liquidation or otherwise, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation hereto, that such of us that is so obliged to pay such sum shall indemnify and hold harmless each of the persons to whom such sum is due and payable from and against any loss suffered as a result of any discrepancy between
          (i) the rate of exchange used for such purpose to convert the sum in question from the First Currency into the Second Currency and (ii) the rate or rates of exchange at which such person may in the ordinary course of business purchase the First Currency with the Second Currency upon receipt by it of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

     (2) The foregoing indemnity shall constitute a separate obligation distinct from our other respective obligations hereunder and shall survive the giving or making of any order or judgment in relation to all or any of such other obligations.

9. Each time you make an advance to the Borrower pursuant to the provisions of the EDB Loan Agreement or receive a repayment or prepayment of principal thereunder, upon request by the Borrower, you shall notify us in writing of the principal amount and date of such advance or, as the case may be, repayment or prepayment, and of the then revised outstanding balance of principal. We hereby agree that a certificate from yourselves as to the amount due from the Borrower by way of principal or interest under the EDB Loan Agreement at the date of such certificate shall, in the absence of manifest error, be conclusive and binding on us for all purposes and we further agree to cause the Agent to promptly notify you of the occurrence of any Event of Default under the Syndicated Credit Facilities Agreement whereby the Advances made thereunder are declared immediately due and payable.

10. Any demand to be made on us hereunder shall be made by telex or letter to our Facility Agent at 5 Shenton Way #37-03/04 UIC Building Singapore 068808, and shall specify whether such demand is made in respect of principal or interest and, if both, the respective amounts of such claim and, where such demand is made in respect of interest, the period in respect of which such claim is made. Such demand shall also specify, if relevant, the provision of Clause 15.2 pursuant to which indebtedness under the EDB Loan Agreement was accelerated. You shall be entitled to make any number of demands on us hereunder.

11.  This Guarantee shall remain in full force and effect until the earlier of
     (1) the date on which you certify that there is no amount owing, due or payable by the Borrower to yourselves by way of principal under the EDB Loan Agreement and no amounts of interest accrued but unpaid, a copy of which certification shall be sent to the Agent, and (2) 30th November 2005 ("the Expiry Date") or, if such day is not a Business Day, the immediately preceding Business Day.

12. This Guarantee may be executed by each party hereto on separate counterparts, each of which shall be binding on such party and all of which shall constitute one and the same document.

13. This Guarantee shall be governed by, and construed in accordance with, the laws of Singapore.]

                                   SCHEDULE A


     GUARANTOR BANK                                                        FRACTION
1.   ABN AMRO Bank N.V., Singapore Branch                                   40/250

2.   Citibank, N.A., Singapore Branch                                       40/250

3.   Overseas Union Bank Limited                                            40/250

4.   Banque Nationale de Paris                                              27/250

5.   Commerzbank Aktiengesellschaft, Singapore Branch                       27/250

6.   Den Danske Bank Aktieselskab, Singapore Branch                         27/250

7.   ING Bank N.V., Singapore Branch                                        11/250

8.   The Bank of Tokyo-Mitsubishi, Ltd., Singapore Branch                   10/250

9.   KBC Bank N.V., Singapore Branch                                        7/250

10.  NATEXIS Banque, Singapore Branch                                       7/250

11.  The Norinchukin Bank, Singapore Branch                                 7/250

12.  UniCredito Italiano SpA, Singapore Branch                              7/250

                                   SCHEDULE B


                                                     Maximum Interest
                                                      Liability and                           Principal Amount
                               Maximum Aggregate     Default Interest     Maximum Principal       Paid Per
      Date of Payment              Liability            Liability             Liability          Instalment
      ---------------          -----------------     -----------------    -----------------   ----------------
                                 250,000,000            10,000,000          240,000,000                  0

1st September 2002               215,714,286            10,000,000          205,714,286         34,285,714

1st March 2003                   179,923,016            10,000,000          171,428,572         34,285,714

1st September 2003               143,938,413            10,000,000          137,142,858         34,285,714

1st March 2004                   107,953,810            10,000,000          102,857,144         34,285,714

1st September 2004                71,969,207            10,000,000           68,571,430         34,285,714

1st March 2005                    35,984,604            10,000,000           34,285,716         34,285,714

1st September 2005                         0                     0                    0         34,285,716

IN WITNESS WHEREOF this Guarantee has been entered into on                 1999.




[     ]



By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________



[     ]



By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________



[     ]



By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________

[     ]



By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________



[     ]



By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________



[     ]



By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________



[     ]



By:    _____________________________________

Name:  _____________________________________

Title: _____________________________________

                                  SCHEDULE 11A


                               REPAYMENT SCHEDULE


                           TRANCHE B[T] FACILITY (S$)


                                                                    Principal Amount Paid
  Date of Payment               Maximum Aggregate Liability           Per Instalment
  ---------------               ---------------------------         ---------------------
                                       240,000,000                                 0

1st September 2002                     215,714,286                        34,285,714

1st March 2003                         179,923,016                        34,285,714

1st September 2003                     143,938,413                        34,285,714

1st March 2004                         107,953,810                        34,285,714

1st September 2004                      71,969,207                        34,285,714

1st March 2005                          35,984,604                        34,285,714

1st September 2005                               0                        34,285,716

                                  SCHEDULE 11B


                               REPAYMENT SCHEDULE


                           TRANCHE B[T] FACILITY (US$)


                                                                    Principal Amount Paid
  Date of Payment               Maximum Aggregate Liability           Per Instalment
  ---------------               ---------------------------         ---------------------
                                         145,000,000

1st September 2002                    124,285,714.30                    20,714,285.70

1st March 2003                        103,571,428.60                    20,714,285.70

1st September 2003                     82,857,142.90                    20,714,285.70

1st March 2004                         62,142,857.20                    20,714,285.70

1st September 2004                     41,428,571.50                    20,714,285.70

1st March 2005                         20,714,285.80                    20,714,285.70

1st September 2005                                                      20,714,285.80

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.




THE BORROWER


SILICON MANUFACTURING PARTNERS PTE LTD
60 Woodlands Industrial Park D Street 2
Singapore 738406

Fax Number: 362 2909



By:     /s/ Chia Song Hwee
        ---------------------------------------

Name:   Chia Song Hwee
        ---------------------------------------

Title:  Chief Financial Officer
        ---------------------------------------



THE LEAD ARRANGERS


ABN AMRO BANK N.V., SINGAPORE BRANCH
63 Chulia Street, Level 5
Singapore 049514

Fax Number: 231 8477



By:    /s/ Rajan Ray                    By:    /s/ Michiel Kerbert
       --------------------------------        ---------------------------------

Name:  Rajan Ray                        Name:  Michiel Kerbert
       --------------------------------        ---------------------------------

Title: Country Manager                  Title:  Senior Vice President, Head
       --------------------------------        ---------------------------------
                                                of Structured Finance Asia

CITIBANK, N.A., SINGAPORE BRANCH
5 Shenton Way #37-03, UIC Building
Singapore 068808

Fax Number: 227 8768



By:       /s/ SUNIL SNEENIVASAN
        ---------------------------------------

Name:     Sunil Sneenivasan
        ---------------------------------------

Title:    Chief Executive Officer
        ---------------------------------------



OVERSEAS UNION BANK LIMITED
1 Raffles Place, OUB Centre
Singapore 048616

Fax Number: 532 2686



By:       /s/ PETER SEAH
        ---------------------------------------

Name:     Peter Seah
        ---------------------------------------

Title:    President and Chief Executive Officer
        ---------------------------------------

THE LENDERS


ABN AMRO BANK N.V., SINGAPORE BRANCH
63 Chulia Street, Level 5
Singapore 049514

Fax Number: 231 8477



By:      /s/ RAJAN RAY                  By:      /s/ MICHIEL KERBERT
       --------------------------------        ---------------------------------

Name:    Rajan Ray                      Name:    Michiel Kerbert
       --------------------------------        ---------------------------------

Title:   Country Manager                Title:   Senior Vice President, Head of
       --------------------------------        ---------------------------------
                                                 Structured Finance Asia
                                               ---------------------------------

CITIBANK, N.A., SINGAPORE BRANCH
5 Shenton Way #37-03, UIC Building
Singapore 068808

Fax Number: 227 8768



By:       /s/ SUNIL SREENIVASAN
        ---------------------------------------

Name:     Sunil Sreenivasan
        ---------------------------------------

Title:    Chief Executive Officer
        ---------------------------------------

OVERSEAS UNION BANK LIMITED
1 Raffles Place, OUB Centre
Singapore 048616

Fax Number: 532 2686



By:     /s/ PETER SEAH
        ---------------------------------------

Name:   Peter Seah
        ---------------------------------------

Title:  President and Chief Executive Officer
        ---------------------------------------



BANQUE NATIONALE DE PARIS
20 Collyer Quay #01-01, Tung Centre
Singapore 049319

Fax Number: 532 7905



By:     /s/ VIJAY CHOPRA
        ---------------------------------------

Name:   Vijay Chopra
        ---------------------------------------

Title:  Director, Project Finance and
        Structured Debt, Asia
        ---------------------------------------



COMMERZBANK AKTIENGESELLSCHAFT, SINGAPORE BRANCH
8 Shenton Way #42-01, Temasek Tower
Singapore 068811

Fax Number:       226 2792



By:    /s/ B. LABER                     By:    /s/ A.R. WITHERS
       --------------------------------        ---------------------------------

Name:  B. Laber                         Name:  A.R. Withers
       --------------------------------        ---------------------------------

Title: Manager                          Title: AGM
       --------------------------------        ---------------------------------

DEN DANSKE BANK AKTIESELSKAB, SINGAPORE BRANCH
50 Raffles Place #24-01 Singapore Land Tower
Singapore 048623

Fax Number: 224 3320



By:    /s/ MOGENS SONDERGAARD           By:    /s/  EUNICE WARREN
       --------------------------------        ---------------------------------


Name:      Mogens Sondergaard           Name:       Eunice Warren
       --------------------------------        ---------------------------------

Title:     General Manager              Title:   Assistant General Manager
       --------------------------------        ---------------------------------



ING BANK N.V., SINGAPORE BRANCH
9 Raffles Place #19-02 Republic Plaza
Singapore 048619

Fax Number: 534 1672



By:     /s/  HAROLD QUAY KOK WEE        By:    /s/  TON KAI LEONG
       --------------------------------        ---------------------------------

Name:        Harold Quay Kok Wee         Name:       Ton Kai Leong
      -- -------------------------------       ---------------------------------

Title:  Senior Vice President            Title:   Senior Vice President
       --------------------------------        ---------------------------------

THE BANK OF TOKYO-MITSUBISHI, LTD., SINGAPORE BRANCH
9 Raffles Place #01-01 Republic Plaza
Singapore 048619

Fax Number: 538 8083



By:     /s/ KAZUAKI IWAMOTO
        ---------------------------------------

Name:       Kazuaki Iwamoto
        ---------------------------------------

Title:
        ---------------------------------------



KBC BANK N.V., SINGAPORE BRANCH
30 Cecil Street #12-01, Prudential Tower
Singapore 049712

Fax Number: 395 2829



By:    /s/ YONG YIN MIN                 By:    /s/ YUEN CHEE OUN
       --------------------------------        ---------------------------------

Name:      Yong Yin Min                 Name:      Yuen Chee Oun
       --------------------------------        ---------------------------------

Title:    Head, Corporate Banking       Title:    Head, Local Corporates
       --------------------------------        ---------------------------------

NATEXIS BANQUE, SINGAPORE BRANCH
50 Raffles Place #41-01 Singapore Land Tower
Singapore 048623

Fax Number: 224 8651



By:    /s/  PHILIPPE SIRAND             By:    /s/  CLARA HANG
       --------------------------------        ---------------------------------

Name:       Philippe Sirand             Name:       Clara Hang
       --------------------------------        ---------------------------------

Title:      General Manager             Title: First Vice President, Head of
       --------------------------------        ---------------------------------
                                               Corporate & Institutional Banking


THE NORINCHUKIN BANK, SINGAPORE BRANCH
80 Raffles Place #53-01 UOB Plaza 1
Singapore 048624

Fax Number: 536 3009



By:    /s/ MINORU OASHI
       ---------------------------------------

Name:      Minoru Oashi
       ---------------------------------------

Title:     Manager, Corporate Finance
       ---------------------------------------



UNICREDITO ITALIANO SPA, SINGAPORE BRANCH
80 Raffles Place #51-01 UOB Plaza 1
Singapore 048624

Fax Number: 534 4300



By:    /s/  FEDERICO GHIZZONI           By:    /s/   GIANNI FRANCO PAPA
       --------------------------------        ---------------------------------

Name:       Federico Ghizzoni           Name:         Gianni Franco Papa
       --------------------------------        ---------------------------------

Title:     General Manager              Title:        Deputy General Manager
       --------------------------------        ---------------------------------

THE FACILITY AGENT


CITICORP INVESTMENT BANK (SINGAPORE) LIMITED
300 Tampines Avenue 5 #07-00, Tampines Junction
Singapore 529653

Fax Number: 426 8056



By:    /s/  LAWRENCE YEO
       --------------------------------

Name:       Lawrence Yeo
       --------------------------------

Title:      Managing Director
       --------------------------------




THE SECURITY AGENT


CITICORP INVESTMENT BANK (SINGAPORE) LIMITED
300 Tampines Avenue 5 #07-00, Tampines Junction
Singapore 529653

Fax Number: 426 8056



By:    /s/  LAWRENCE YEO
       --------------------------------

Name:       Lawrence Yeo
       --------------------------------

Title:      Managing Director
       --------------------------------

                                   APPENDIX A

                          FORM OF TRANSFER CERTIFICATE


To: The Facility Agent
    as agent for the Lenders referred to below

                                                             [ Date ]

                              TRANSFER CERTIFICATE


relating to the agreement (as from time to time amended, varied, novated or
supplemented, the "Agreement") dated [     ] whereby inter alia facilities
totalling [US$300,000,000] was made available to SILICON MANUFACTURING PARTNERS PTE LTD as Borrower by the Lenders on whose behalf Citicorp Investment Bank (Singapore) Limited acted as Facility Agent in connection therewith.

1. Terms defined in the Agreement shall, subject to any contrary indication, have the same meaning herein. The terms Transferor, Transferee and Participation are defined in the schedule hereto.

2. The Transferor confirms that the Participation is an accurate summary of its participation in the Agreement and requests the Transferee to accept and procure the transfer to the Transferee by way of novation of the portion transferred as specified below by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the purpose of Clause 27 of the Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 27 of the Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee warrants that it has received a copy of each of the Financing Documents executed for the benefit of the Transferor together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Transferor to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Transferor to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower.

5. The Transferee hereby undertakes with the Transferor and each of the other parties to the Financing Documents that it will perform in accordance with their terms all those obligations which by the terms of the Financing Documents will be assumed by it after delivery of this Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Transferor makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Financing Documents or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or the performance and observance by the Borrower of any of its obligations under the Financing Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Transferor hereby gives notice that nothing herein or in the Financing Documents (or any document relating thereto) shall oblige the Transferor to
     (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Financing Documents transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower or any other party to the Financing Documents or any of them (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with Singapore law.

                                  THE SCHEDULE

1.   Transferor:

2.   Transferee:

3.   Transfer Date:

4.                                           Participation     Portion Transferred
                                             -------------     -------------------
   (i)    Available Tranche A Commitment:    US$               US$
   (ii)   Tranche A Outstandings:            US$               US$
   (iii)  Tranche B [T] Outstanding          US$/S$            US$/S$
   (iv)   Tranche B [G] Outstanding           S$                S$


[Transferor]                                 [Transferee]


By:__________________________________   By: ____________________________________
Date:                                   Date:
Address:                                Address: